UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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C.H. Robinson Worldwide, Inc.
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Building tomorrow’s supply chains, today™

At-a-glance
$16.2B
2025 Total Revenues
75,000
Active Customers Worldwide
11,855
Employees Worldwide[1]
450,000
Contract Carriers in our Network
$23B
Freight Under Management
37M
Annual Shipments Managed
(1)Figure aggregates total employees from network employees and shared services employees from North America, Europe, Asia, the Middle East, Oceania, and South America, as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

On behalf of our entire Board of Directors, I am pleased to present our annual Proxy Statement, and I invite you to participate in our 2026 annual shareholder meeting.
Over the past year, C.H. Robinson has continued to advance a differentiated strategy that combines the bold adoption of technology with the strength of our operating model and the deep logistics expertise of our people. As Chair, I am proud of the momentum the team has built, the leading returns delivered to shareholders, and the discipline with which our leadership continues to position the company for sustained, profitable growth. As we have seen throughout our transformation, building a strong foundation enables us to accelerate performance with consistency and confidence.
Amid an increasingly complex environment shaped by persistent market challenges, C.H. Robinson has demonstrated resilience: growing market share, improving productivity, and strengthening operating leverage. These outcomes reflect how we are executing through our operating model, our high-performance culture of continuous improvement, and our global team of unparalleled supply chain experts. This progress represents foundational work that supports stronger performance across market cycles, as well as our continued focus on delivering greater value to both customers and contract carriers through improved service, enhanced technology, and smarter solutions.
The leadership of our CEO, Dave Bozeman, supported by a strong and aligned management team, has been central to this progress. Their clear strategic direction, disciplined execution, and operational rigor continue to strengthen our competitive position and give the Board confidence in the company’s trajectory.
Embedding Lean AI to Drive Performance
Technology enablement remains central to our long-term value creation. We continue to lead the industry in applying advanced technology—including artificial intelligence (AI)—to drive better customer outcomes, greater efficiency, and profitable growth. A core element of our approach is Lean AI: applying AI with the same discipline, measurement, and focus on value creation that underpin the Robinson Operating Model. Lean AI is strengthening decision-making, improving the quality of volume, and reinforcing our ability to achieve both higher highs and higher lows across cycles.
From a governance perspective, the Board and Audit Committee, supported by the Technology & Innovation Subcommittee, have strengthened oversight to reflect both the opportunity and the accelerating pace of change in technology. This structure supports disciplined oversight of technology strategy, data governance, cybersecurity, and AI governance (including the responsible development, deployment, and use of AI) across the enterprise. It also enhances our ability to oversee technology’s contribution to productivity, operating leverage, and competitive differentiation.
Positioning Our Board for the Future
The Board and Governance Committee remain focused on maintaining the right mix of skills, experience, and perspectives to effectively oversee the company’s strategy. Our Board is intentionally balanced, bringing together leaders with experience across multiple industries, operating environments, and market cycles. We approach refreshment thoughtfully and deliberately to align Board composition with the company’s strategic direction.
In the past year, we welcomed Edward (Ed) Feitzinger to the Board, adding experience across technology and global logistics, as well as deep familiarity with complex operating models. With a strong and experienced management team in place, the Board is confident in its ability to govern effectively and support long-term shareholder value creation.

2026 Proxy Statement	1

Winning Through People and Culture
At C.H. Robinson, people remain our enduring competitive advantage. Our operating model—enabled by advanced technology and brought to life by the best team in the industry—continues to differentiate the company in the marketplace. Lean AI augments our expertise, enabling teams to focus on higher value work while improving speed, quality, and consistency. That combination of technology, operating discipline, and expertise is difficult to replicate and reinforces the company’s leadership position.
The Board views oversight of senior leadership talent and succession planning as essential to sustaining this advantage and delivering consistent results over the long term. Through regular engagement with management and direct visibility into leadership development, culture, and bench strength, directors maintain a strong understanding of the capabilities required to execute the company’s strategy. The addition of Dorothy Capers as Chief Legal Officer and Corporate Secretary further strengthens the senior leadership team and supports disciplined execution and effective risk management.
The pace of change continues to accelerate, and the company is meeting that reality with clarity, discipline, and confidence. The foundational progress made this past year, particularly in embedding Lean, technology-enabled execution across the organization, positions C.H. Robinson to continue driving productivity, market relevance, and long-term value.
On behalf of the Board, I want to thank Dave Bozeman and the entire C.H. Robinson team. Your adaptability, commitment to excellence, and the way you bring our operating model to life every day are earning recognition well beyond our walls. The progress we made this year, and the accelerating momentum we feel, is a direct result of your talent and your teamwork.
As always, we value your investment in this company, and we appreciate the trust you place in us to oversee your interests in our business.
Sincerely,

Jodee Kozlak
Chair of the Board

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2026 Proxy Statement	3

DATE AND TIME Thursday, May 7, 2026 at 1:00 p.m. (CT)	LOCATION www.virtualshareholder meeting.com/CHRW2026	WHO CAN VOTE Shareholders of record at the close of business on March 11, 2026
Voting Items

1	Page 13 »	2	Page 48 »	3	Page 85 »	4	Page 89 »

To elect 10 directors to serve for a term of one year		To approve, on an advisory basis, the compensation of named executive officers		To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2026		To approve the Amended and Restated 1997 Employee Stock Purchase Plan

FOR each director nominee		FOR		FOR		FOR

We will also conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We use the internet to distribute proxy materials to our shareholders. We believe it is an efficient and cost-effective way to provide the material and it reduces the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials for the Annual Meeting and the associated Proxy Statement and Annual Report are available at www.proxyvote.com.
Mailing of the Notice of Internet Availability of Proxy Materials to our shareholders is expected to commence on March 24, 2026, and be completed by March 27, 2026. The notice has instructions on how to access our 2026 Proxy Statement and Annual Report, attend our virtual-only meeting, and vote online. Shareholders who have requested hard copies of the proxy materials will receive the Proxy Statement and Annual Report by mail.
By Order of the Board of Directors:
Dorothy G. Capers
Chief Legal Officer and Corporate Secretary
March 24, 2026

How to Vote

ONLINE www.proxyvote.com	BY TELEPHONE 1-800-690-6903	BY MAIL Mark, date, and sign your proxy card and return it by mail in the postage-paid envelope provided to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 7, 2026. The Proxy Statement and the Annual Report are available at www.proxyvote.com.

4

Executing Our Strategy to Deliver Premium Shareholder Value
Strategic Focus

àBe the highest value provider of Lean AI supply chains to our customers and contract carriers by delivering market-leading outcomes with powerful AI, expert logisticians, and a precision-built Lean operating model
àDrive focus on profitable growth in our four core modes—North American truckload, less than truckload (LTL), and global ocean and air—as the engines to ignite growth, by gaining market share in targeted verticals and segments
àSolve our customers’ increasingly complex logistics needs with more robust capabilities to power value-added services and solutions that drive new volume and customer loyalty in the core modes and expand our addressable market
àDrive better synergies across our portfolio of services to accelerate profitable growth by improving how we go to market as one company with unified account management versus showing up as distinct business units
àOptimize our adjusted gross profit by monitoring key input metrics and responding faster to error states and dynamic market conditions with targeted countermeasures and innovative technology that improves our execution
àExpand gross margins through sophisticated, algorithmic dynamic pricing and costing capabilities that improve our price and cost discovery and enhance the quality of the pricing that we deliver and by increasing the use of our digital brokerage that delivers a lower cost of purchased transportation
àImprove our cost structure and operating leverage by embedding Lean practices; removing waste; driving higher productivity and scalability; and expanding our digital capabilities, including the use of traditional, generative and agentic AI, across the quote-to-cash lifecycle of an order

2026 Proxy Statement	5

About C.H. Robinson
2025 Performance Highlights

Following two years of strong demand and unprecedented supply chain disruption during the pandemic, a historically long freight recession that began in the middle of 2022 continued to suppress freight volumes and rates in 2025. Despite these market headwinds, the rigorous execution of our Lean operating model and the implementation of custom-built AI agents led to further productivity improvements and significant growth in income from operations and diluted earnings per share in 2025. Through our disciplined capital allocation strategy, we also increased the amount of capital returned to shareholders while maintaining a strong balance sheet and investment grade credit rating.

Total Revenues ($)
(in billions)
[–8.4% Y/Y]
Adjusted Gross Profits ($)(1)
(in billions)
[–1.3% Y/Y]

Income from Operations ($)
(in millions)
[+18.8% Y/Y]
Diluted Earnings Per Share ($)
[+25.1% Y/Y]

(1)Adjusted gross profit is a non-GAAP measure. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

6

About C.H. Robinson
Cash Flow from Operations ($)
(in millions)
Capital Distribution ($)
(in millions)

Cash Dividends	Share Repurchases
Return of Capital to Shareholders
The company has increased dividends per share annually for the past 27 years.
Dividends Per Share

Cumulative Capital Returned
(1)Including shares deemed repurchased upon surrender of shares to satisfy tax withholding.
Leading the Future of Our Industry
C.H. Robinson is the global leader in Lean AI supply chains. For more than a century, companies everywhere have looked to us to reimagine how goods move. Now, as we redefine what’s next for the industry, that same drive fuels our commitment to Building Tomorrow’s Supply Chains, Today™. Trusted by 75,000 customers and 450,000 carriers, we manage an unmatched 37 million shipments annually, representing $23 billion in freight. We deliver tailored solutions across the world via truckload, less-than-truckload, ocean, air, and more. With our unique combination of human insight and Lean AI working as one, supply chains move faster, smarter, and more sustainably. As a responsible global citizen, we proudly contribute millions to the causes that matter most to our employees. Find out more at chrobinson.com.

2026 Proxy Statement	7

About C.H. Robinson
Sustainability Highlights

Link to Strategy
Our sustainability work prioritizes topics that matter most to our stakeholders, aligns with our enterprise strategy, and creates long-term value by mitigating risks or capitalizing on opportunities to help drive growth with customers and contract carriers. As a non-asset owner, we focus our resources on areas that contribute to the success of our flexible business model. Our annual sustainability report, released each spring, can be found on the company’s ESG Hub at https://www.chrobinson.com/en-us/about-us/corporate-responsibility/esg/.

Climate Action
C.H. Robinson provides a robust suite of tools and services that drive growth by helping to meet our customers’ need for Scope 3 emissions data and sustainability solutions.
àCustomer emissions reporting aligned with the Smart Freight Centre’s (“SFC’s”) Global Logistics Emissions Council (“GLEC”) Framework, the leading globally recognized methodology for calculation and reporting of the logistics GHG footprint across a multimodal supply chain.
àThe Alternative Fuel Program provides customers with access to alternative fuels and electric vehicles (EVs) to help them achieve their sustainability goals.
àC.H. Robinson participates in cross-sector coalitions and supports industry groups, academic institutions, and nonprofit organizations working to advance sustainability in logistics and transportation.

People Empowerment
Our people drive our enterprise strategy forward with an operating model focused on speed and rigorous execution. They bring our culture to life through The Robinson Way, our comprehensive cultural framework encompassing our company purpose, customer promise, and behavioral advantages (Authentic, Persistent, Accountable, Curious, United). Our talent strategy builds on our existing strengths while addressing areas and capabilities we need to evolve to drive future success. The goal of our talent strategy is to drive the C.H. Robinson enterprise strategy by ensuring our people and culture are a core competitive advantage. We seek to attract and grow exceptional, talented people who provide industry-leading expertise, innovative solutions, and superior service to our customers and contract carriers.
àPeople development: Enabled people with a customer-centric focus who have the skills and expertise needed to compete in a more sophisticated supply chain market, including key solutions across industries, supply chains, engineering, and product.
àLeadership: High-performing leaders who drive business results and develop superior talent for the future.
àIncentives: Clear and compelling performance-based compensation plans that incentivize enterprise performance and commercial growth.
àCulture: Empowered employees with a dynamic and collaborative mindset who deliver exceptional service and high value through our unmatched expertise, unrivaled scale, and tailored solutions.
àEngagement: Highly engaged people who are motivated to outperform, with a clear understanding of the C.H. Robinson strategy, where they fit within it, and the growth opportunity it offers them. Through C.H. Robinson and the C.H. Robinson Foundation, we support programs and organizations that make our people, our communities, and our industry stronger.

8

About C.H. Robinson

Responsible Business Practices
Our Board is accountable for ensuring responsible governance and setting the strategic path forward for C.H. Robinson. See page 39 for information about Board oversight of our sustainability strategy and performance.
àEthics and compliance: All employees participate in our global Code of Ethics training and, on an annual basis, employees must complete a range of compliance trainings and tasks, as appropriate for their job responsibility. We are also expanding ISO9001 programs and certification in priority warehouses across our network, which is critical to maintaining high standards of ethics, safety, and sustainability.
àRisk and crisis management: Our internal audit team facilitates our enterprise risk management program and conducts an annual risk assessment process, culminating in a formal risk register, which includes topics such as cybersecurity, data privacy, and climate.
àBusiness suppliers: We expect all of our third-party suppliers to share our commitment to responsible business practices. Our procurement policy sets the expectation for human rights, strong ethical principles, and respectful business.

Recognition and Awards
àFortune: World's Most Admired Companies (#1 in 3 categories: our Industry, Innovation, and Quality of Management)
àFortune: Fortune 500 (23rd consecutive year on list)
àLogistics: 75 Green Supply Chain Partners
àInbound Logistics: Top 100 Third Party Logistic Providers
àFreight Waves: AI Excellence in Supply Chain (inaugural)
àFreight Waves: 2026 FreightTech25
àWomen in Trucking: 2025 Top Company for Women to Work in Transportation
àGartner: 2025 Magic Quadrant for Fourth Party Logistics - Leader

2026 Proxy Statement	9

About C.H. Robinson
Stakeholder Engagement
At C.H. Robinson, we regularly engage with our stakeholders to identify priorities, gauge risks and opportunities, and help ensure responsible business practices.

Who We Engage

EMPLOYEES	CUSTOMERS	INVESTORS
Our diverse network of logistics experts connects the world through technology, innovation, and collaboration to enact long-term, sustainable change for global supply chains.	As part of our mission to improve the world’s supply chains, we solve logistics challenges and create value for our customers across industries and geographies.	We have constructive conversations with investors on topics such as operating performance and strategy and to better understand other matters of importance to them.

CONTRACT CARRIERS & SUPPLIERS	GOVERNMENT & REGULATORS	COMMUNITY
Through stability, support, and technology, we keep operations moving for the contract carriers, suppliers, and growers integral to supply chains around the world.	Memberships and relationships with industry associations and government agencies keep us connected to existing and proposed rules and regulations.	We give back to organizations that make our people, communities, and industry stronger, with a focus on supporting the causes our people are most passionate about.

How We Engage with Our Investors
We continuously seek to strengthen investor relationships through proactive engagement focused on gaining insight into what matters most to those who choose to invest in our organization. We know their perspectives are critical to our continued success. The long-standing investor outreach program at C.H. Robinson centers around listening and responding to the positions and priorities of our investors through quarterly earnings calls, individual and group investor calls and meetings, and investor conferences, as well as our annual shareholders meeting. We also held an Investor Day in 2024 to share more about our long-term strategy and priorities.

TOPICS OF ENGAGEMENT
àBusiness overview and marketplace dynamics
àFinancial performance drivers
àStrategic initiatives, including ongoing implementation of our Lean operating model and artificial intelligence
àCapital allocation strategy
àTalent and culture, including workforce enablement through artificial intelligence
àSustainability priorities, reporting, and disclosures
àAdditional topics including technology, governance, and executive compensation

WHO IS INVOLVED IN ENGAGEMENT
àChair of the Board
àChief Executive Officer
àChief Financial Officer
àChief Strategy and Innovation Officer
àPresident of North American Surface Transportation
àPresident of Global Freight Forwarding
àChief Human Resources & ESG Officer
àSenior Director of Investor Relations

10

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Director Nominees

David P. Bozeman, 57 President and Chief Executive Officer Director Since: 2023 Committees: None	Mary J. Steele Guilfoile, 71 IND Former Executive Vice President, JP Morgan Chase Director Since: 2012 Committees: GC, TCC (Chair)

Kermit R. Crawford, 66 IND Retired President and Chief Operating Officer, Rite Aid Director Since: 2020 Committees: GC (Chair), TCC	Jodee A. Kozlak, 63 IND Chair of the Board; Former Executive Vice President and Chief Human Resources Officer, Target Director Since: 2013 Committees: GC, TCC

Edward Feitzinger, 58 IND Former VP of Global Logistics, Amazon Director Since: 2025 Committees: AC, TIS	Michael H. McGarry, 68 IND Retired Executive Chairman and Chief Executive Officer, PPG Industries Director Since: 2024 Committees: GC, TCC

Timothy C. Gokey, 64 IND Chief Executive Officer, Broadridge Financial Solutions Director Since: 2017 Committees: TCC, TIS	Paige K. Robbins, 57 IND Senior Vice President and President, Grainger Business Unit Director Since: 2024 Committees: AC, TIS

Mark A. Goodburn, 63 IND Retired Chairman and Global Head of Advisory, KPMG International Director Since: 2022 Committees: AC (Chair), TIS	Paula C. Tolliver, 61 IND Retired Corporate Vice President and Chief Information Officer, Intel Director Since: 2018 Committees: AC, TIS (Chair)

Board Profile

Independence

Tenure

Age

Demographics

AC - Audit Committee	GC - Governance Committee	TCC - Talent & Compensation Committee	TIS- Technology & Innovation Subcommittee

2026 Proxy Statement	11

Voting Roadmap
2025 Compensation Components
Our current Chief Executive Officer’s (“CEO”) target total compensation includes a mix of pay that is heavily weighted to long-term, equity-based incentives (73%). Our named executive officers (“NEOs”) other than our CEO have an average of 64% of total compensation targeted to be paid in long-term, equity-based incentives. This is consistent with our philosophy of strong linkage between pay and performance.
CEO 2025 Target Compensation
Average Other NEO 2025 Target Compensation(2)
(1)Equity compensation includes 60% Performance Stock Units (“PSUs”) and 40% Restricted Stock Units (“RSUs”).
(2)Chief Legal Officer (“CLO”) excluded from average calculation due to joining mid-year; however, the CLO’s 2025 equity grant was also delivered in 60% PSUs and 40% RSUs.
2025 Compensation Program Changes

Approximately 94% of votes cast at our 2025 Annual Meeting supported our executive compensation program.
Equity Mix	Increased our pay at risk from 50% to 60% PSUs for all NEOs

Annual Cash Incentive Plan	Moved to a relative volume metric Moved to a bonus structure 100% based on financial metrics

Clawback Policy	Adopted a supplemental compensation recovery (“clawback”) policy to reinforce commitment to our Code of Conduct

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2026.
We are asking our shareholders to approve an amendment and restatement of the C.H. Robinson Worldwide, Inc. 1997 Employee Stock Purchase Plan to increase the number of shares of our common stock reserved for issuance and make certain design changes.

12

2026 Proxy Statement	13

Proposal 1: Election of Directors
Background
There are 10 nominees for election to the C.H. Robinson Board of Directors (the “Board of Directors” or the “Board”) for a one-year term, all of whom are current directors. The Board of Directors has set the number of directors constituting the Board of Directors effective at the Annual Meeting at 10.
David P. Bozeman, Kermit R. Crawford, Edward G. Feitzinger, Timothy C. Gokey, Mark A. Goodburn, Mary J. Steele Guilfoile, Jodee A. Kozlak, Michael H. McGarry, Paige K. Robbins, and Paula C. Tolliver are directors whose terms expire at the Annual Meeting. Mr. Feitzinger is standing for election by shareholders for the first time. He was identified as a potential candidate for election to the Board by an external search firm retained by our Governance Committee.
The Board of Directors has determined that all the directors, except for Mr. Bozeman, are independent under the current standards for “independence” established by the Nasdaq Stock Market, on which C.H. Robinson stock is listed under the symbol “CHRW”. In connection with its evaluation of director independence, the Board considered all relevant relationships between the company and each director, including commercial, charitable, and advisory relationships, and determined that none of such relationships impaired the director’s independence. The Board also considered the following transactions, each of which were entered into in the ordinary course of business:
àFor Mr. Gokey, services provided on behalf of the company by Broadridge Financial Solutions, where Mr. Gokey is employed, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
àFor Mr. McGarry, services provided by the company on behalf of PPG Industries, Inc. and/or its subsidiaries, where Mr. McGarry was Executive Chairman until 2023, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
àFor Ms. Robbins, services provided by the company on behalf of W.W. Grainger, Inc. and/or its subsidiaries, where Ms. Robbins is employed, and for which payments were less than 1% of either companies’ revenues or operations in the last three fiscal years.
Information concerning each nominee is provided below.
The Board of Directors has nominated Mr. Bozeman, Mr. Crawford, Mr. Feitzinger, Mr. Gokey, Mr. Goodburn, Ms. Guilfoile, Ms. Kozlak, Mr. McGarry, Ms. Robbins, and Ms. Tolliver for election to the Board of Directors at the Annual Meeting for terms of one year each. Each has indicated a willingness to serve.
Mr. Bozeman and Dorothy G. Capers will vote the proxies received by them for the election of director nominees Bozeman, Crawford, Feitzinger, Gokey, Goodburn, Guilfoile, Kozlak, McGarry, Robbins, and Tolliver unless otherwise directed. If any nominee becomes unavailable for election at the Annual Meeting, Mr. Bozeman and Ms. Capers may vote for a substitute nominee at their discretion as recommended by the Board of Directors.

14

Proposal 1: Election of Directors
Board Composition
Our Board of Directors, under the guidance of the Governance Committee, is dedicated to maintaining a dynamic and effective leadership structure. To ensure the right balance of skills, experience, and perspectives, the Governance Committee conducts regular evaluations of the Board’s composition and structure. This ongoing process strengthens the Board’s qualifications and fosters the inclusion of diverse viewpoints that enhance strategic decision-making.

Continuous Board Evolution and Enhancement
•Balanced tenure merges experience and fresh perspectives on the Board.
•In 2025, Mr. Feitzinger joined and three directors left the Board. Mr. McGarry and Ms. Robbins joined the Board in 2024.
•Committee structure and membership continually adapts to evolving company needs.

Director Expertise Highlights
•Diverse experience across finance, technology, and operations management.
•Strong mix of seasoned veterans and newer executives.
•Significant expertise in logistics, transportation, and related sectors.

2026 Proxy Statement	15

Proposal 1: Election of Directors
Board Skills
Our Board of Directors is composed of accomplished professionals with diverse backgrounds, experiences, and areas of expertise, enabling effective oversight and strategic guidance for our organization. Each year, the Board reviews its collective skill set to ensure alignment with the company’s strategy and core values. The skills matrix and accompanying graphic below highlight key competencies represented among our director nominees, showcasing the breadth of qualifications that strengthen our governance. While the graphic above does not capture the full scope of each director’s experience, it reflects the core areas where individual directors bring distinct value to the company. These self-identified skills have been developed through formal education, extensive professional experience, and oversight responsibilities.

CEO/Executive Management Experience	Current or recent experience as a senior executive officer at a large public company to bring expertise in crafting strategy, evaluating risks, and motivating high performance.

Public Company Board	Experience on other public company boards that provides a solid grounding in corporate governance and oversight responsibilities.

Sales & Marketing	Capacity to provide insights to optimize communication of the company’s story; experience leading and executing sales and marketing strategies in a business-to-business environment.

Accounting/Finance	Expertise in financial accounting and reporting to stakeholders and/or in capital markets and complex financings.

Logistics/Supply Chain/Transportation	Deep knowledge of supply chain, transportation, and/or logistics industries to bring an understanding of the operations and capital needs of the company.

Strategic Initiatives/M&A	Ability to drive strategic direction and growth of a large, complex business, including expertise with mergers and acquisitions, capital markets transactions, and other business development activities.

Technology/Digital/AI/Cybersecurity	Experience with cybersecurity risks and/or digital strategy and transformation to drive internal operations and customer engagement.

Business/International Operations	Ability to provide practical insights into our global operations and the markets in which we operate.

Talent Strategy & Human Capital Management	Experience in strategic human capital management on a global scale, including talent development, succession planning, and/or executive compensation.

Optimization & Innovation	Experience with overseeing innovative processes, optimizing existing systems, and accelerating growth.

16

Proposal 1: Election of Directors
Board Diversity
The Governance Committee believes that Board diversity serves the best interests of the company and its shareholders. In line with our Corporate Governance Guidelines, the Board seeks directors who collectively reflect a broad range of talent, experience, accomplishments, and perspectives. The company is committed to considering qualified candidates without regard to gender, ethnicity, or national origin. Any search firm engaged to assist the Governance Committee is instructed to honor this commitment and present a diverse slate of candidates.
Board Refreshment
The Governance Committee, in collaboration with the Board of Directors, regularly reviews the Board’s structure and composition to strengthen its expertise and incorporate diverse perspectives. Rather than imposing fixed term limits, the Board seeks to maintain a balanced average tenure by combining the deep institutional knowledge of experienced directors with the fresh insights of newer members. This approach preserves valuable experience while fostering innovation and adaptability in oversight.
The Board also prioritizes succession planning to ensure strong, forward-looking leadership aligned with the company’s strategic objectives. In support of these efforts, the Governance Committee continually evaluates potential director candidates, complementing the shareholder nomination process outlined on page 28, “Board Nomination Process.” Under the company’s governing documents, the Board is limited to 12 directors and is set at 10 as of the Annual Meeting.
Additionally, the Board periodically reviews the composition and structure of its standing committees to align with the company’s evolving needs. Consistent with the company’s Corporate Governance Guidelines, the Board retains flexibility to adjust committee structures as necessary. For details on recent changes, see “Corporate Governance—Board Structure” on page 34.
During 2025, two independent directors, James J. Barber, Jr. and Henry J. Maier, did not stand for re-election at the end of their terms in May. In August 2025, Edward G. Feitzinger joined the Board and Henry “Jay” Winship resigned. Mr. Feitzinger was appointed to the Audit Committee in November 2025.

Board Changes Since 2022 7 new independent directors have been added to the Board 5 independent directors have left the Board	Skills of Newly Added Directors
Driving supply chain innovation and technology-enabled performance
Leading enterprise transformation and accelerating commercial impact
Enhancing oversight of complex, large scale businesses
Advancing digital and analytics-led decision making

Director Additions by Year:

2026 Proxy Statement	17

Proposal 1: Election of Directors
Director Nominee Biographies and Qualifications
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Chief Executive Officer (2023 – Present)
•Director (2023 – Present)
àFord Motor Company (NYSE: F), an automobile manufacturer
•Vice President Ford Customer Services Division and Enthusiast Brands (2022 – 2023)
àAmazon.com, Inc. (Nasdaq: AMZN), a global e-commerce and technology company providing retail, cloud computing, and logistics services
•Senior Vice President, Amazon Transportation Services (2017 – 2022)
àCaterpillar Inc. (NYSE: CAT), a manufacturer serving construction, mining, energy, and rail industries
•Senior Vice President, Enterprise Systems (2013 – 2017)
•Multiple roles of increasing responsibility (2008 – 2013)
àHarley-Davidson, Inc. (NYSE: HOG), a global manufacturer of motorcycles and related products
•Multiple roles of increasing responsibility (1992 – 2008), including as Vice President, Advanced Manufacturing
àOther Experience
•Member, Board of Governors, American Red Cross
•Member, Business Roundtable
•Trustee and member of the Governance Committee, The Brookings Institution
•Director and member of the Finance Committee, The Conservation Fund
Public Board Experience
à3M (NYSE: MMM)
•Director and member of the Compensation and Talent Committee and Science, Technology and Sustainability Committee (February 2025 – Present)
àWeyerhaeuser Co. (NYSE: WY)
•Former Director (2015 – 2017)
Education
àMaster of Science in Engineering/Industrial Management, Milwaukee School of Engineering
àBachelor of Science in Manufacturing Engineering Technology/Mechanical Design, Bradley University

Director Qualifications
Mr. Bozeman brings over 30 years of experience at industry-leading companies and iconic brands across supply chains, middle-mile transportation, manufacturing, digital, and customer service. Mr. Bozeman has a strong track record of reinventing complex operating models with industry-wide impact, proven expertise in global supply chain and logistics management through various economic cycles, and extensive experience leading high performing teams and cultures to drive results.

18

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2020 – Present)
àRite Aid Corporation (NYSE: RAD), a retail drugstore chain
•President and Chief Operating Officer (2017 – 2019)
àSycamore Partners, a private equity firm specializing in consumer, distribution, and retail-related investments
•Operating Partner and Advisor (2015 – 2017)
àWalgreen Company, a U.S. retail pharmacy company (“Walgreens”)
•Executive Vice President and President of Pharmacy, Health, and Wellness (2011 – 2014)
•Multiple roles of increasing responsibility (1983 – 2011), including as Executive Vice President and President of Pharmacy Services
àOther Experience
•Director, Vizient Inc.
•Director, Northwestern Health Network
•National Trustee, The Field Museum Chicago
•Director, Home Centered Care Institute
Public Board Experience
àThe Allstate Corporation (NYSE: ALL)
•Director and member of the Risk and Return Committee and Nominating, Governance and Social Responsibility Committee (2013 – Present)
àVisa Inc. (NYSE: V)
•Director and Chair of the Audit & Risk Committee (2022 – Present)
àTransUnion (NYSE: TRU)
•Former Director and member of the Audit and Compliance Committee and Technology, Privacy and Cybersecurity Committee (2019 – 2021)
àLifePoint Health (NYSE: LPNT; no longer publicly traded)
•Former Director and member of the Audit and Compliance Committee, Compensation Committee, Corporate Governance & Nominating Committee, and Quality Committee (2016 – 2018)
Education
àBachelor of Science, The College of Pharmacy and Health Sciences at Texas Southern University

Director Qualifications
Mr. Crawford is a seasoned executive with over 30 years of senior leadership and operational experience at national chain drugstores, Rite Aid and Walgreens. He has a deep understanding of consumer experiences and insights, with a strong track record of delivering results, and leading operational change through the use of technology. His experience encompasses assessing strategies and performance in highly competitive, geographically dispersed, and regulated industries. Additionally, Mr. Crawford has relevant public company board experience, serving on the boards of Visa and Allstate, and previously on the boards of TransUnion and LifePoint Health.

2026 Proxy Statement	19

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2025 – Present)
àPorts America, a U.S. port terminal operator and stevedoring company
•Director (2022 – Present)
àEmergent Cold Latin America, a provider of refrigerated storage and logistics in Latin America and the Caribbean
•Director (2021 – Present)
àRebar Advisors, an advisory firm of former executives focused on business growth and transformation
•Partner (2023 – Present)
àAmazon.com, Inc. (Nasdaq: AMZN), a global e-commerce and technology company providing retail, cloud computing, and logistics services
•Vice President, Global Logistics (2016 – 2020)
àUTi Worldwide Inc. (Nasdaq: UTIW; acquired by DSV (OTCMKTS: DSDVY)), a global supply chain services company specializing in freight forwarding, contract logistics, and distribution
•Chief Executive Officer and Director (2014 – 2016)
•Executive Vice President, Global Operations (2012 – 2014)
•President, Contract Logistics & Distribution (2010 – 2012)
àOther Experience
•Director, Jitsu (2022 – present); SEKO Logistics (2024 – 2025); STG Logistics (2024 – 2025); Transportation Insight, Inc. (2021 – 2025); LiftIt, Inc. (2020 – 2023); ClearMetal, Inc. (2020 – 2021)
•Senior leadership roles at Menlo Worldwide; Hewlett-Packard; and as co-founder of Golden Gate Logistics
Public Board Experience
àUTi Worldwide Inc. (Nasdaq: UTIW; acquired by DSV (OTCMKTS: DSDVY)
•Former Director (2014 – 2016)
Education
àMaster of Science in Industrial Engineering, Stanford University
àBachelor of Science in Industrial Engineering, Lehigh University

Director Qualifications
Mr. Feitzinger brings more than 30 years of global supply chain leadership experience, combining operational expertise with technology-driven innovation. As CEO of UTi Worldwide, a global freight forwarding and logistics company, he led strategic growth and efficiency initiatives across 59 countries. At Amazon, he was responsible for Amazon Consumer’s global logistics, emerging markets operations and FBA seller globalization. His engineering background and advisory work with emerging supply chain technology firms provide the Board with valuable insight into digital transformation, risk management, operational resilience, and helps to strengthen oversight of strategic initiatives and global operations.

20

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2017 – Present)
àBroadridge Financial Solutions (NYSE: BR), a public corporate services and financial technology company
•Chief Executive Officer (2019 – Present)
•Director (2019 – Present)
•President (2017 – 2020)
•Chief Operating Officer (2012 – 2019)
•Chief Corporate Development Officer (2010 – 2012)
àH&R Block, a tax preparation company
•President, Retail Tax (2004 – 2009)
àMcKinsey & Company, a business strategy consulting company
•Partner (1986 – 2004)
àOther Experience
•Member, Business Roundtable
•Director, Partnership for New York City
•Director, U.S. Rowing Foundation
•Northwell Cancer Advisory Board
Public Board Experience
àBroadridge Financial Solutions (NYSE: BR)
•Director (2019 – Present)
Education
àDoctorate in Finance; Bachelor of Arts/Master of Arts in Philosophy, Politics, and Economics, University of Oxford
àBachelor of Arts in Public Affairs and Management Engineering, Princeton University

Director Qualifications
Mr. Gokey's tenure as Broadridge's CEO, alongside his diverse leadership background, has yielded strong leadership and business execution capabilities, as well as extensive public company knowledge. His oversight of and involvement in Broadridge's technology organization has afforded him a deep understanding of leveraging technology for strategic advantage. With prior experience at Broadridge, H&R Block, and McKinsey, he has proven expertise in mergers and acquisitions, sales and marketing, and driving growth, consistently integrating technology into these initiatives.

2026 Proxy Statement	21

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2022 – Present)
àKPMG International, a multinational professional services firm
•Senior Advisor to KPMG LLP (2021 – 2023)
•Chairman and Global Head of Consulting and Deal Advisory (2011 – 2021)
•Global Head of Strategic Investments and Innovation (2018 – 2021)
•Vice Chairman of KPMG LLP and Americas Head of Advisory and Strategic Investments (2005 – 2011)
•Various roles of increasing responsibility, including as Managing Partner-Silicon Valley Office, Member of KPMG US and Americas Board of Directors, and Global Head of KPMG’s Technology, Media and Telecommunications (1984 – 2005)
àOther Experience
•Advisor to venture capital and private equity firms
•Advisor to high growth services and technology-based companies
•Presidents National Advisory Council member, Minnesota State University
•Executive Board member, Cox School of Business, Southern Methodist University
Public Board Experience
àPalo Alto Networks Inc. (Nasdaq: PANW)
•Director, Chair of the Audit Committee and member of the Security and Corporate Development committee (2025 – Present)
Education
àBachelor of Science in Business, Minnesota State University
àCertified Public Accountant

Director Qualifications
Mr. Goodburn brings significant executive leadership honed through senior roles at KPMG, complemented by his advisory experience with Fortune 500 boards and executive teams. Beyond his expertise in strategy, finance, mergers and acquisitions, and global operations, Mr. Goodburn has advised companies on implementing technology-driven strategies and understands the importance of innovation in maintaining competitive advantage. His board service with a leading global cybersecurity company deepens his insight into AI‑powered security and digital risk management, strengthening his ability to oversee complex global operations. Mr. Goodburn’s experience positions him to provide strategic insight into leveraging emerging technologies and fostering innovative cultures. Mr. Goodburn meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

22

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2012 – Present)
àMG Advisors, Inc., a privately-owned financial services merger and acquisition advisory and consulting services firm
•Chair (2002 – Present)
àThe Beacon Group, LP, a private equity investment partnership
•Partner (1998 – Present)
àJP Morgan Chase (and its predecessor companies, Chase Manhattan Corporation and Chemical Banking Corporation) (NYSE: JPM), a multinational bank
•Executive Vice President, Corporate Treasurer (2000 – 2002)
•Various leadership roles (1986 – 1996), including as Chief Administrative Officer and Strategic Planning Officer for its investment bank, as well as various merger integration, executive management, and strategic planning positions
àOther Experience
•Former Partner, CFO, and COO, The Beacon Group, LLC (Private Equity, M&A, and Wealth Management)
•Former Consultant, Booz Allen Hamilton
•Former Manager in Audit Services, Coopers & Lybrand (now part of PwC)
Public Board Experience
àAVOLTA AG (formerly known as Dufry AG; publicly traded on the SIX Swiss Exchange)
•Director, Chair of the Audit Committee and member of the Nomination Committee (2020 – Present)
àThe Interpublic Group of Companies (NYSE: IPG; acquired by Omnicom Group Inc. (NYSE: OMC))
•Director, Chair of the Audit Committee and member of the Corporate Governance and Social Responsibility Committee (2007 – 2025)
àPitney Bowes Inc. (NYSE: PBI)
•Former Chair of the Board and member of the Finance Committee and Audit Committee (2018 – 2024)
Education
àMaster of Business Administration, Columbia University Graduate School of Business
àBachelor of Science in Accounting, Boston College
àCertified Public Accountant

Director Qualifications
Ms. Guilfoile has significant experience and expertise in the areas of corporate mergers and acquisitions, business integration, and financing through her association with the investment banks of several large financial institutions. She also has public board experience through her membership on the board of AVOLTA AG (a Swiss-based company on the Swiss stock exchange), and her former service on the boards of Interpublic and Pitney Bowes, which deepened her knowledge of sales and marketing and e-commerce logistics.

2026 Proxy Statement	23

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Chair of the Board (2023 – Present)
•Director (2013 – Present)
àKozlak Capital Partners, LLC, a strategic advisory firm
•Founder and CEO (2017 – Present)
àAlibaba Group (NYSE: BABA), a multinational conglomerate specializing in e-commerce, retail, internet, and technology
•Global Senior Vice President of Human Resources (2016 – 2017)
àTarget Corporation (NYSE: TGT), a U.S. retail company
•Executive Vice President and Chief Human Resources Officer (2006 – 2016)
•Senior Vice President, Human Resources (2004 – 2006)
•General Counsel, Owned Brand Sourcing and Labor & Employment (2001 – 2004)
àOther Experience
•Chair of the Board of Trustees, University of St. Thomas
•Former Partner in the litigation practice, Greene Espel, PLLP
•Former Senior Auditor, Arthur Andersen & Co.
•Past fellow, Distinguished Careers Institute (DCI) at Stanford University
Public Board Experience
àK.B. Home (NYSE: KBH)
•Lead Independent Director and Chair of the Management Development Compensation Committee (2021 – Present; assumed Lead Independent Director and Chair roles in 2024)
àMGIC Investment Corp. (NYSE: MTG)
•Director, Chair of the Management Development, Nominating and Governance Committee and member of the Executive Committee and Securities Investment Committee (2018 – Present)
àLeslie’s, Inc. (Nasdaq: LESL)
•Former Director, Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee (2020 – 2023)
Education
àJuris Doctor, University of Minnesota
àBachelor of Arts in Accounting, College of St. Thomas

Director Qualifications
Ms. Kozlak's extensive human resources and business experience at Target and Alibaba Group, coupled with her public board experience, provides her with a deep understanding of human capital strategy, global operations, and digital transformation. Her experience on the boards of K.B. Home, MGIC Investment Corp., and Leslie’s, Inc. has further broadened her understanding of executive compensation and governance within a public company. At Target, a leading retailer with a complex global supply chain, and Alibaba Group, a global technology giant, she gained experience in managing human capital within organizations undergoing significant digital transformation and technological innovation.

24

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2024 – Present)
àPPG Industries, Inc. (NYSE: PPG), a global paints and coatings company
•Executive Chairman (January 1, 2023 – October 1, 2023)
•Chairman and Chief Executive Officer (2016 – 2022)
•President and Chief Executive Officer (2015 – 2016)
•President and Chief Operating Officer (2015)
•Executive Vice President (2012 – 2014)
•Senior Vice President of Commodity Chemicals (2008 – 2012)
•Other roles of increasing responsibility, including as managing director, PPG Europe; Vice President, coatings, Europe; and Vice President, chlor-alkali and derivatives
•Began career at PPG in 1981
àOther Experience
•Chairman, American Coatings Association (ACA)
Public Board Experience
àUnited States Steel Corporation (NYSE: X; acquired by Nippon Steel Corporation (OTCMKTS: NPSCY))
•Director and member of the Audit Committee and member of the Compensation & Organization Committee (2019 – 2025)
àHolcim Ltd (publicly traded on the SIX Swiss Exchange)
•Director and member of the Nomination, Compensation & Governance Committee (2024 – Present)
àShin-Etsu Chemical Co., Ltd. (publicly traded on the Tokyo Stock Exchange)
•Director and member of the Officers’ Remuneration Committee (2022 – Present)
àPPG Industries, Inc. (NYSE: PPG)
•Former Director (2015 – 2023)
àAxiall Corporation (NYSE: AXLL; no longer publicly traded)
•Former Director, (2013 – 2016)
Education
àAdvanced Management Program, Harvard Business School
àBachelor of Science in Mechanical Engineering, University of Texas

Director Qualifications
Mr. McGarry's 40+ year career at PPG Industries, Inc., provides him with extensive expertise in leading and managing the strategy, operations, and finances of a complex global enterprise. He has deep experience in global manufacturing, logistics, and supply chain management, demonstrating fluency with integrating new technologies and innovative practices. His proficiency in business transformation through acquisition and integration highlights a strategic approach to adapting to evolving market dynamics. Mr. McGarry brings further valuable insights from his past public company board service at PPG and Axiall, and current service on the boards of United States Steel, Holcim (a Swiss company traded on the SIX Swiss Exchange), and Shin-Etsu Chemical (a Japanese company traded on the Tokyo Stock Exchange).

2026 Proxy Statement	25

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2024 – Present)
àW.W. Grainger, Inc. (NYSE: GWW), a broad line distributor with operations primarily in North American, Japan, and the United Kingdom
•Senior Vice President and President, Grainger Business Unit (2021 – Present)
•Senior Vice President, Chief Technology, Merchandising, Marketing and Strategy Officer (2019 – 2021)
•Senior Vice President, Chief Digital Officer (2017 – 2019)
•Senior Vice President, Global Supply Chain, Branch Network, Contact Centers and Corporate Strategy (2015 – 2017)
•Other Vice President roles of increasing responsibility, in the areas of Global Supply Chain and Logistics (2010 – 2015)
àThe Boston Consulting Group, a business strategy and management consulting firm
•Partner and Managing Director (2004 – 2010)
•Roles of increasing responsibility from Associate Consultant to Vice President and Director (1992 – 2004)
Public Board Experience
àNone
Education
àMaster of Business Administration, Harvard University
àMaster of Science in Industrial Engineering, Stanford University
àBachelor of Science in Industrial Engineering, Stanford University

Director Qualifications
Ms. Robbins' career is distinguished by extensive senior management experience. Her leadership roles at Grainger have fostered expertise in areas critical to driving operational excellence and innovation, including sales and marketing, operations, technology, and crucially, global supply chain and logistics. This hands-on experience is complemented by her prior role as partner and managing director at the Boston Consulting Group, where she focused on Industrial Goods companies, giving her deep insights into business growth, profit improvement, supply chain optimization, merger and acquisition strategies, and business transformation within public companies. This combination of leadership and consulting experience gives her a unique perspective on leveraging technology and innovation to optimize supply chains and drive strategic growth. Ms. Robbins meets the definition of “Audit Committee Financial Expert” as established by the Securities and Exchange Committee.

26

Proposal 1: Election of Directors
Background
àC.H. Robinson Worldwide, Inc. (Nasdaq: CHRW)
•Director (2018 – Present)
àTech Edge, LLC, a technology consulting firm
•Founder and Principal (2020 – Present)
àSyniti, a data software and services company
•Director and member of the Technology Committee (2020 – 2024)
àIntel Corporation (Nasdaq: INTC), a multinational technology company
•Corporate Vice President and Chief Information Officer (2016 – 2019)
àThe Dow Chemical Company (a wholly owned subsidiary of Dow, Inc.) (NYSE: DOW), a global materials science company focused on packaging, infrastructure, and consumer care
•Corporate Vice President of Business Services and Chief Information Officer (2012 – 2016)
•Vice President, Procurement (2006 – 2011)
•Chief Information Officer and Chief Digital Officer of Dow AgroScience (2000 – 2006)
•Various other roles of increasing responsibility in Information Technology including as Europe Information Services Director (1996 – 2000)
Public Board Experience
àInvesco (NYSE: IVZ)
•Director and member of the Nomination and Corporate Governance Committee, Compensation Committee, and Audit Committee (2021 – Present)
Education
àBachelor of Business Administration in Business Information Systems and Computer Science, Ohio University

Director Qualifications
Ms. Tolliver's extensive leadership experience at Dow and Intel, two multinational corporations renowned for their technological innovation, has equipped her with a deep understanding of how technology can drive operational excellence and transform business models. Her expertise in information technology, digital transformation, advanced analytics/artificial intelligence, and cybersecurity, coupled with her demonstrated experience in driving innovation and growth, provides the company with key perspectives to successfully navigate the increasingly digital business environment. At Dow, a materials science company with complex global operations, and Intel, a leader in semiconductor manufacturing and technology, she has gained invaluable experience in managing complex processes and leveraging technology for strategic advantage. Ms. Tolliver has relevant public company board experience and meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

2026 Proxy Statement	27

Proposal 1: Election of Directors
Board Nomination Process
The Governance Committee continues to establish and periodically refine the selection criteria and qualifications for director nominees to reflect the company’s evolving strategic priorities and governance needs. Nominees are expected to uphold the highest standards of ethics and integrity and demonstrate a strong commitment to advancing the long-term interests of company shareholders.
Ideal candidates typically bring current or recent experience as a chief executive officer or senior leader, complemented by specialized expertise in areas critical to the company’s success. The Board also places significant emphasis on diversity of skills, experience, perspectives, and backgrounds to ensure robust decision-making and effective oversight.
To promote continuous improvement, the Board and each of its committees conducts annual self-evaluations that inform updates to selection criteria and help ensure alignment with strategic objectives. When considering renomination of incumbent directors, the Governance Committee evaluates individual performance, engagement, and contributions to Board effectiveness. For additional details on the evaluation process, see page 44, “Other Corporate Governance Policies, Practices, and Processes: Annual Board Evaluations.”
Director Nominee Recommendations
The Governance Committee considers director nominee recommendations from a wide range of sources, including current Board members, senior management, business leaders, and community stakeholders. Shareholder recommendations are welcomed and evaluated under the same criteria applied to all candidates. To enhance the recruitment process, the Governance Committee may engage independent search firms to identify and vet potential nominees, ensuring a broad and diverse pool of qualified candidates. The table below outlines the typical steps in the nomination process when the Board seeks to appoint a new member.

28

Proposal 1: Election of Directors

Director Nomination Process

Assessment & Identification: Review Board composition and skills matrix to align with strategic priorities. Source candidates through internal networks and external search firms.
Evaluation:
Assess resume, qualifications, independence, diversity, and fit against the Board’s composition and skills matrix, and conduct interviews with all directors to evaluate the candidate’s background, leadership qualities, and alignment with the Board’s needs.
Recommendation & Nomination: Governance Committee recommends selected candidates to the full Board for approval. Shareholders elect directors at the annual meeting.

The Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination.
Any shareholder interested in presenting a nomination for consideration by the Governance Committee prior to the 2027 Annual Meeting should do so as early as possible to provide adequate time to consider the nominee and comply with our Bylaws. See “Shareholder Nominations,” below, for more details.
Shareholder Nominations
Shareholders who would like to directly nominate a director candidate must give written notice to the company’s corporate secretary, either by personal delivery or by United States mail, at the following address: 14701 Charlson Road, Eden Prairie, MN 55347. The shareholder’s notice must be received by the corporate secretary no later than (a) 90 days before the anniversary date of the previous year’s Annual Meeting or (b) the close of business on the tenth day following the date on which notice of a special meeting of shareholders for election of directors is first given to shareholders. Accordingly, nominations for the 2027 Annual Meeting must be received by February 6, 2027, unless the alternative deadline is triggered. For each proposed nominee, the shareholder’s notice must comply with and include all information that is required to be disclosed under our Bylaws, any applicable Securities and Exchange Commission (“SEC”) rules and regulations, and any applicable laws. The shareholder’s notice must include:
1.The name and address of the shareholder making the nomination;
2.The nominee’s written consent to stand for election and to serve if elected;
3.The number of C.H. Robinson shares entitled to vote at the meeting held by the shareholder;
4.A representation that the shareholder is a holder of record of C.H. Robinson common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice; and
5.A description of all arrangements or understandings between the shareholder and each nominee.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 8, 2027.

2026 Proxy Statement	29

Proposal 1: Election of Directors
Proxy Access
We also provide shareholders with a “proxy access” right that entitles shareholders meeting certain eligibility requirements to include nominees for director in our proxy statement. The proxy access right entitles a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy statement director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The shareholder’s notice must be delivered to the company’s corporate secretary as set forth above and must be received by the corporate secretary no earlier than 150 days, and no later than 120 days, before the anniversary date of the mailing of the previous year’s proxy statement, unless an alternative deadline under our Bylaws is triggered. Accordingly, nominations for inclusion in our proxy statement for the 2027 Annual Meeting must be received no earlier than October 25, 2026, and no later than November 24, 2026, unless an alternative deadline is triggered. In addition, the shareholder’s notice must comply with the information requirements described above for other direct nominations of director candidates, as well as the additional notice and information requirements described in our Bylaws.
Director Time Commitments
Directors are expected to dedicate sufficient time and effort to effectively fulfill their responsibilities. To ensure this, the Board maintains limits on the number of public company boards a director may serve on, unless an exception is expressly approved by the Board. Directors who serve as executive officers of public companies are limited to two public company boards: their employer’s board and one additional board. All other directors are restricted to a maximum of four public company boards, including our Board. Directors must notify the Chair of the Governance Committee before accepting a position on the board of any for-profit company, whether public or private, to evaluate potential conflicts of interest. Compliance with this policy is monitored through the advance notification requirement and an annual questionnaire process.
Director Independence
Our Board of Directors is currently comprised of nine independent directors and one non-independent director, who is not independent solely by virtue of serving as our Chief Executive Officer. This composition satisfies the Nasdaq listing standards requirement that a majority of Board members be independent. Independence determinations are made in accordance with Nasdaq standards and our Corporate Governance Guidelines. For additional information on how we made this independence determination for our directors, see "Proposal 1: Election of Directors” on page 13.
Our Board of Directors is elected annually using a majority voting standard for any uncontested director election. Under this standard, a director is elected if the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director, provided that a quorum is present. If any incumbent director fails to receive a majority vote in an uncontested election, the director is required to tender their resignation, subject to acceptance by the Board. The Governance Committee will review the resignation and make a recommendation to the Board, which will act within 90 days of certification of the election results and publicly disclose its determination. The director who tenders a resignation will not participate in the recommendation or decision regarding their resignation.
In the event of a contested election in which the number of nominees exceeds the number of directors to be elected, directors would be elected using a plurality voting standard. The plurality voting standard means that the nominees receiving the most affirmative votes would be elected to our Board.

30

Introduction
Comprehensive Governance Practices
Our Board’s oversight of the continued development and implementation of our corporate strategy is supported by the company’s robust governance practices, policies, and procedures. Ensuring that our governance practices are aligned with our stakeholders’ concerns and objectives remains a high priority for C.H. Robinson and to that end, we regularly engage with our stakeholders. See “Stakeholder Engagement” on page 10 for more information on how we seek feedback from our stakeholders.
In 2025 the Board added a fifth meeting to its annual calendar dedicated to overseeing the company’s strategy and reinforcing its commitment to robust oversight of longer-term priorities. The Board remains committed to sustaining a membership with the requisite skill sets and a well‑rounded mix of tenure and experience to support ongoing enhancement and effectiveness. The highlights below demonstrate our commitment to a strong corporate governance structure, comprehensive policies and procedures that support that structure, and a clear tone at the top.
Corporate Governance Highlights

Active, Independent Board
•9 of 10 director nominees are independent
•Regular executive sessions of independent directors
•Independent Board chair
•Independent committees and subcommittee
•High rate of attendance at Board and committee meetings
•Complete access to management
•Access to outside advisors and director education programs at the company’s expense
•Declassified board structure (annual elections)
•Director overboarding limits

Robust Corporate Governance
•Oversight of key issues, including strategy, financial reporting, sustainability matters, talent strategy, cybersecurity, and political activities
•Active involvement in management succession planning
•Commitment to Board refreshment with seven new independent directors since 2022
•Comprehensive and strategic approach to enterprise risk management
•Addition of subcommittee to oversee technology
•Fifth board meeting added to annual calendar to specifically oversee strategy
•Majority vote standard in uncontested elections

Shareholder Rights
•Proxy access right
•No poison pill
•Proactive investor outreach program and regular reports to the Board
•Annual election of all directors
•Plurality vote standard in contested elections
•Annual “say-on-pay” vote

Board and Management Checks and Balances
•Prohibition on pledging and hedging
•Stock ownership guidelines for directors and management
•Annual in-depth Board and Committee self-evaluation
•Clawback policy compliant with SEC and Nasdaq rules plus new supplemental clawback policy in 2025

2026 Proxy Statement	31

Corporate Governance
Board Meetings and Attendance
During 2025, the Board of Directors held five meetings. Each director holding office during the year attended at least 75% of the aggregate meetings of the Board (held during the period for which he or she was a director) and the meetings of the committees of the Board on which he or she served (held during the period for which he or she served on a committee).
While the company encourages all directors to attend the annual meeting of shareholders, there are occasions when scheduling conflicts or other commitments prevent full attendance. In 2025, all of the then-current directors were present.

Engaged and Active Board of Directors

5
Board of Director meetings in 2025	All directors attended at least 75% of 2025 Board and committee meetings	100% of then-current Director nominees attended the 2025 Annual Meeting	Each 2025 regularly scheduled Board meeting also included a non-management director executive session

More than Meetings
Our Board members are deeply committed to robust oversight, both within and outside of formal meetings.
Pre-Meeting Collaboration: Prior to each committee or Board meeting, Chairs engage in thorough pre-meeting discussions with key management and subject matter experts. This collaborative approach ensures critical topics are identified, agendas are well-defined, and that both the full Board and individual committees effectively fulfill their core responsibilities.
Ongoing Engagement: Directors maintain open and frequent communication with management through individual and group meetings. These discussions cover a wide range of topics, including strategic direction, operational performance, risk management, and talent development.
Enhanced Learning & Development: To continuously enhance their knowledge and expertise, directors engage in a comprehensive learning program that blends structured development, real‑world exposure, and ongoing education aligned with the company’s strategic priorities.
àQuarterly board & committee meetings: At each quarterly meeting, directors receive briefings from internal experts and external advisors on company performance, leadership, market dynamics, and long‑term strategic priorities. Quarterly Board materials also include a curated list of recommended director‑training opportunities to support continued development.
àProfessional development: We maintain a subscription to the National Association of Corporate Directors (NACD) and encourage directors to participate in NACD programs as well as other continuing‑education offerings hosted by universities, stock exchanges, governance organizations, and reputable third‑party providers. These programs help ensure directors remain current on emerging governance practices, regulatory developments, and board‑level expectations.
àReal-world, hands-on experience: Directors actively engage in experiential learning designed to deepen their understanding of our operations and strengthen their ability to provide effective oversight.
àOperational immersion: The full Board participated in a Robinson Fresh® immersion experience that walked directors through the full lifecycle of one of our businesses, from grower to shipper to customer. Directors engaged directly with a representative grower and customer and heard from Robinson Fresh teams in planning, sourcing, shipment orchestration, distribution, and item-level inventory solutions. The experience provided firsthand visibility into how integrated cross-functional execution converts perishable supply-chain expertise into network freight, deepens strategic customer relationships, and moves customers up the value stack, shifting from transactional transportation to integrated, higher-level solutions for stronger retention, share of wallet, and more durable revenue growth.

32

Corporate Governance
àLean-aligned Gemba walks: Directors also participate in Gemba walks—an integral Lean practice involving visits to “the real place” where work is performed. These onsite observations allow directors to see processes as they occur, engage directly with frontline employees, and observe how continuous‑improvement principles and the Robinson Operating Model are applied in daily operations.
àCybersecurity and risk simulation: To strengthen oversight of technology and enterprise‑level cyber risk, the Audit Committee Chair engaged in a cybersecurity ransomware tabletop exercise alongside senior leadership and external experts, providing direct exposure to the company’s incident‑response and risk‑management framework.
àMaster classes and emerging-issue deep dives: Directors also participate in management‑led “master classes” on critical enterprise topics, including the deployment of AI across the business, to stay ahead of emerging trends and evolving oversight responsibilities. These sessions enhance directors’ ability to exercise informed judgment in areas experiencing rapid technological and regulatory change.
Director Onboarding Program
Our comprehensive director onboarding program is designed to ensure new Board members are equipped with the knowledge, tools, and relationships necessary for effective oversight and meaningful contributions from the outset. The onboarding process includes an introduction to the company’s enterprise strategy, divisional and functional operations, and governance practices. New directors are provided with a robust set of pre-read materials, including the strategic plan, financial reports, an overview of the topics covered in each committee on which they will serve, and investor presentations, to facilitate a thorough understanding of the company’s business and culture.
Additionally, new directors attend an "Immersion Day," which includes briefings on strategy, operations, governance tools, and finance, as well as opportunities to engage with senior leadership and employees. Directors also participate in site visits and follow-up meetings on key areas such as talent strategy, sustainability initiatives, and cybersecurity. To foster integration, new directors are paired with experienced Board members for mentorship and encouraged to attend ongoing education programs at the company’s expense. This structured onboarding program reflects the company’s commitment to strong governance and effective Board leadership.
Committee Charters and Governance Documents
The charters for each of the required committees of the Board of Directors, our Corporate Governance Guidelines, and our company’s Code of Ethics, which are all part of our Corporate Compliance Program, are posted under the Governance section of the Investors page of our website at investor.chrobinson.com. Each of our committees reviews its charter on an annual basis to assess its adequacy and effectiveness and then recommends any proposed changes to the Board for approval. Our Corporate Governance Guidelines are reviewed by our Board and the Governance Committee on a regular basis to determine whether any revisions are advisable based on stakeholder feedback, changes in rules or regulations, or updated best governance practices.
Certain sections of this Proxy Statement reference or refer you to materials on our website at www.chrobinson.com. These materials are not incorporated by reference in, and are not a part of, this Proxy Statement.

2026 Proxy Statement	33

Corporate Governance
Board Structure
Board Leadership Structure

Jodee A. Kozlak Independent Chair of the Board	INDEPENDENT COMMITTEE CHAIRS
	Mark A. Goodburn Audit Committee	Kermit R. Crawford Governance Committee	Mary J. Steele Guilfoile Talent & Compensation Committee

Dave P. Bozeman President and CEO

INDEPENDENT SUBCOMMITTEE CHAIR
Paula C. Tolliver Technology & Innovation Subcommittee*

*    Technology & Innovation Subcommittee is a subcommittee of the Audit Committee
The positions of Chief Executive Officer (“CEO”) and Chair of the Board of Directors (“Board chair”) are held by two different individuals. Mr. Bozeman serves as our CEO and Ms. Kozlak, an independent director who has served on the Board since 2013, serves as the independent Board chair. This leadership structure enables the CEO to focus on providing day‑to‑day leadership and overseeing the company’s performance, while the independent Board chair guides the Board in its essential role of providing strategic advice to and independent oversight of management. Our Board believes it is important to retain the flexibility to allocate the responsibilities of the Board chair and CEO positions in the manner it determines to be in the best interests of the company and our shareholders, based on the circumstances at any given time.
The Board selected Ms. Kozlak as independent Board chair for her exceptional leadership and deep expertise in talent strategy, organizational transformation, and workforce development. Her well‑documented ability to guide teams through complex challenges—emphasizing professionalism, constructive dialogue, and effective governance—continues to strengthen her capacity to lead with independent judgment and strategic clarity. The Board believes her disciplined approach to decision‑making, commitment to fostering productive board environments, and longstanding experience overseeing organizational change enable her to provide robust and forward‑looking leadership.
Our Corporate Governance Guidelines provide that the Board chair, in consultation with other Board members, sets the agenda for regular meetings of the Board of Directors, and the chair of each committee is responsible for the agendas for the meetings of the applicable committee. Directors and committee members are encouraged to suggest agenda items and may raise other matters at meetings.
We believe our leadership structure effectively supports the Board’s risk oversight responsibilities. With strong independent directors leading our Audit Committee (the committee most directly engaged in overseeing risk) and open communication between management and the Board, all directors play an active role in the oversight of risk management.
Board Committees
The Board has three standing committees: the Audit Committee, the Governance Committee, and the Talent & Compensation Committee. As described below, the board also has a Technology & Innovation Subcommittee that reports to the Audit Committee.

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Audit Committee
Function: The Audit Committee assists the Board in its oversight of the integrity of the company’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the company’s independent registered public accounting firm, and the performance of the company’s internal audit function. The Audit Committee has primary responsibility for Board-level oversight of the company’s enterprise risk management, including financial, operational, compliance, and technology-related risk, while forward‑looking technology strategy and innovation initiatives are overseen by the Technology & Innovation Subcommittee.
Key Responsibilities:
Among other responsibilities in the Audit Committee Charter, the Audit Committee is responsible for:
àReviewing and approving the scope, timing, and costs of the annual audit, and reviewing the results with management and the independent registered public accounting firm;
àAppointing, retaining, compensating, overseeing, and, when appropriate, replacing the company’s independent registered public accounting firm, and assessing the auditors’ independence and objectivity at least annually, including reviewing a written independence report consistent with applicable Public Company Accounting Oversight Board requirements;
àReviewing and pre‑approving all audit and permitted non‑audit services to be performed by the independent auditors;
àOverseeing the internal audit function, including approving the internal audit charter, budget, and risk‑based audit plans, reviewing audit findings, and overseeing the appointment and performance of the head of internal audit;
àReviewing the company’s significant accounting policies, critical accounting estimates, and financial results, including periodic financial statements, earnings releases, and related disclosures, and assessing the adequacy and effectiveness of the company’s internal control over financial reporting and disclosure controls and procedures;
àReviewing the company’s risk management status, including oversight of financial, operational, and compliance risks and cybersecurity and information technology risks, except to the extent such risks are overseen by another Board committee; and
àReviewing and approving related-party transactions and overseeing the administration of related‑party transaction policies.
Independence and Financial Expertise:
All of our Audit Committee members are “independent” under applicable Nasdaq listing standards and SEC rules and regulations.
The Board has determined that all members of the Audit Committee, Messrs. Feitzinger and Goodburn, and Mses. Robbins and Tolliver, meet the definition of an “Audit Committee Financial Expert” as established by the SEC.
Committee Membership Changes:
Mr. Barber ceased Audit Committee service at the end of his term on May 8, 2025. Mr. Feitzinger joined on November 6, 2025. Mr. Gokey stepped off on February 5, 2026 to provide balance with his other committee assignments, including his continued service on the Technology & Innovation Subcommittee.

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Technology & Innovation Subcommittee
In February 2025, as part of its ongoing efforts to align Board oversight with the company’s evolving priorities, the Board established a Technology & Innovation Subcommittee of the Audit Committee, chaired by director Paula Tolliver. The subcommittee’s mandate is to enhance Board governance of enterprise technology and innovation, with particular focus on the strategic deployment of artificial intelligence across C.H. Robinson platforms and operations. Consistent with the Board’s standing committees, the Technology & Innovation Subcommittee operates on a quarterly meeting cadence and met three times during 2025 following its establishment.
The Technology & Innovation Subcommittee focuses on the company’s forward‑looking technology and innovation strategy, including artificial intelligence initiatives and significant digital and technology‑related investments. Its responsibilities include monitoring emerging technology trends, evaluating enterprise AI use cases, and assessing whether major technology initiatives align with the company’s multi-horizon business strategy. The subcommittee also reviews technology‑related risks and opportunities in connection with these initiatives and reports regularly to the Audit Committee and the Board.
While the Technology & Innovation Subcommittee concentrates on the company’s broader, forward‑looking technology agenda in the context of its multi-horizon business strategy, the Audit Committee has primary responsibility for Board-level oversight of the company’s enterprise risk management, including enterprise‑wide matters such as cybersecurity, data privacy, legal and regulatory compliance, and technology‑related risks tied to financial reporting, internal controls, and disclosures. Any material technology-related or cybersecurity risks identified through the work of the Technology & Innovation Subcommittee are escalated to the Audit Committee for oversight and, as appropriate, to the full Board. Through this governance structure, the Board enhances its visibility into technology‑enabled transformation and gains deeper insight into the scalability and performance of key platforms supporting the company’s operations and its multi-horizon business strategy.
Technology & Innovation Subcommittee Members
Paula C. Tolliver, Chair
Edward G. Feitzinger
Timothy C. Gokey
Mark A. Goodburn
Paige K. Robbins

Continuous Improvement
Lean
Operating
Model
Human expertise
& AI, integrated

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Governance Committee
Function: The Governance Committee identifies for the Board individuals qualified to become Board members, considers nominees recommended by shareholders, and recommends nominees to the Board for election as directors. The Governance Committee also adopts and revises corporate governance guidelines applicable to the company and serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities.
Key Responsibilities:
Among other responsibilities in the Governance Committee Charter, the Governance Committee is responsible for:
àPeriodically reviewing and making recommendations to the Board regarding the size, composition, diversity, and skills of the Board, and establishing criteria for the selection of director nominees;
àIdentifying, evaluating, and recommending individuals qualified to serve as directors;
àReviewing and periodically reassessing the company’s Corporate Governance Guidelines, and recommending any proposed changes to the Board for approval;
àLeading the Board in an annual performance evaluation of the Board and its committees, and overseeing the review of the results of such evaluations;
àReviewing and recommending to the Board the membership and chair assignments of Board committees;
àReviewing and making recommendations to the Board regarding the independence of directors and director nominees under all applicable requirements;
àPeriodically reviewing with the company’s Chief Legal Officer developments that may have a material impact on the company’s corporate governance programs, including related compliance policies and practices; and
àReviewing, at least annually, the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant sustainability matters, including the alignment of such efforts with the company’s overall strategy.
Independence:
All members of our Governance Committee are “independent” under applicable Nasdaq listing standards.
Committee Membership Changes:
Mr. Maier ceased serving on the Governance Committee when his board service concluded, effective May 8, 2025.

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Corporate Governance
Talent & Compensation Committee
Function: The Talent & Compensation Committee has oversight responsibilities relating to overall talent strategy, executive compensation, employee compensation and benefits programs and plans, succession and leadership development, and culture. It also oversees compensation matters for non‑employee directors, ensuring they align with the company’s broader human capital and compensation framework.
Key Responsibilities:
Among other responsibilities in the Talent & Compensation Committee Charter, the Talent & Compensation Committee is responsible for:
àReviewing and evaluating the performance of the CEO;
àDetermining and approving all elements of the compensation and benefits for the CEO and other executive officers;
àReviewing and approving the company’s compensation philosophy and programs, including equity-based incentive plans, to ensure alignment with the company’s strategy, performance objectives, and risk profile;
àReviewing and approving the peer group and compensation data sources used to assess the competitiveness and appropriate positioning of executive compensation;
àOverseeing the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant human capital management issues, including alignment with the company’s overall strategy;
àReviewing and approving the Compensation Discussion and Analysis and related disclosures for inclusion in the annual proxy statement.
àOverseeing the company’s advisory shareholder votes on executive compensation, including reviewing results and recommending responsive actions, as appropriate;
àReviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits;
àReviewing compensation-related risk matters, including incentive design and compensation policies as they relate to risk-taking, and overseeing the administration of compensation recovery policies; and
àReviewing and making recommendations to the Board with respect to the compensation of non-employee directors.
Independence:
All of our Talent & Compensation Committee members are “independent” under applicable Nasdaq listing standards and Internal Revenue Service and SEC rules and regulations.
Committee Membership Changes:
Mr. Winship ceased serving on the Talent & Compensation Committee upon his resignation from the Board, effective August 25, 2025.

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Role of the Board of Directors
Strategic Oversight
The Board of Directors provides active, forward‑looking oversight of the company’s long‑term strategic direction, ensuring disciplined execution in a dynamic global freight environment. Meeting multiple times each year—including a dedicated strategy session added in 2025—the Board evaluates and refines the company’s strategic priorities across core operating, financial, risk management, and corporate initiatives. Through regular engagement and robust dialogue with management, the Board monitors the effectiveness of key decisions, the progress of major initiatives, and the adequacy of related policies and controls.
As the foundation for strategy execution, the Board oversees the Robinson Operating Model, which is rooted in Lean principles and designed to drive continuous improvement, operational effectiveness, and accountability. This includes oversight of accelerated decision‑making and rigorous measurement, enabling faster identification of opportunities and timely course correction against clearly defined performance metrics.
A central component of this oversight is the company’s technology‑enabled transformation. The Board reviews the expansion of Lean AI (our unique and disciplined approach to applying artificial intelligence at scale) to advance productivity, reduce costs, and enhance scalability, while ensuring strong governance over AI deployment and long-term value creation. Reflecting the Board’s commitment to aligning governance practices with the evolving needs of the business, the Board established a Technology & Innovation Subcommittee of the Audit Committee to deepen visibility into enterprise technology strategy, innovation priorities, and emerging risks. This subcommittee meets quarterly, complementing the work of the Board’s standing committees and reinforcing oversight of the company’s digital and operational evolution.
The Board also evaluates business impacts from these efforts: improved customer service, faster speed to market, and cost savings; enhanced outcomes for contract carriers through hyper‑customized load recommendations and optimized appointment times; and higher‑value work for employees as automation reduces repetitive tasks.
Together, the Board’s comprehensive governance framework, expanded meeting cadence, and targeted subcommittee structure help position C.H. Robinson to respond effectively to market conditions while advancing innovation, productivity, and long‑term shareholder value.
See “Board Committees” on page 34 of this Proxy Statement for additional information.
The Board's reviews encompass a range of key topics, informed by significant input from the relevant committees, including the following:

àQuarterly and annual financial results
àLong-range financial planning and enterprise financial models
àLong-term strategic planning and M&A
àRisk management, mitigation, and insurance updates
àCapital allocation priorities and performance
àGrowth strategy, including sales and marketing
àGovernance policies, committee charters, and related governance enhancements
àOversight of material sustainability topics and stakeholder-focused initiatives

àTechnology strategy, major technology initiatives, and innovation priorities
àCybersecurity, data privacy, regulatory compliance, and internal controls
àHuman capital management, including leadership succession and talent planning
àExecutive compensation and incentive plan design
àDirector compensation and Board governance matters
àBoard composition, refreshment, director development, and self-assessment results

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Corporate Governance
Oversight of Risk

BOARD RESPONSIBILITIES The Board is actively involved in the oversight of risks that could affect the company.

AUDIT COMMITTEE	TALENT & COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE

REVIEW FREQUENCY

•At least four times annually	•At least once annually	•At least once annually

PRINCIPAL RISK OVERSIGHT RESPONSIBILITIES

•Enterprise Risk Management Program.
•Key strategic risks or exposures, including the steps management has taken to minimize such risk.
•Periodic updates to the Board on enterprise‑wide risk assessments and solicitation of Board input on the company’s risk management practices.
•Cybersecurity and data privacy.
•Oversight of Technology & Innovation Subcommittee, which oversees risks related to artificial intelligence and technology.
	•Executive compensation programs, including review to mitigate against excessive risk taking. •Human capital management, including retention and culture. •Executive succession planning.	•Corporate governance and related compliance policies. •Shareholder engagement and strategy. •Government relations and political contributions. •Sustainability initiatives, performance, and reporting.

REPORTS FROM

•Chief Financial Officer
•Chief Technology Officer
•Chief Information Security Officer
•Senior Director Internal Audit & Enterprise Risk Management
•Senior Director Finance Tax Department
•Senior Director Investor Relations
•Senior Director Financial Reporting
•Corporate Controller
•Deputy General Counsel, Litigation
•Treasurer
•Independent registered public accountant
•Chief Human Resources and ESG Officer •Chief Financial Officer •Vice President Human Resources •Deputy General Counsel and Assistant Corporate Secretary •Independent compensation consultant
•Chief Legal Officer and Corporate Secretary
•Senior Director Government Affairs
•Senior Director Investor Relations
•Vice President Environment, Social & Governance
•Deputy General Counsel and Assistant Corporate Secretary
•External subject matter experts

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ENTERPRISE RISK MANAGEMENT
Management is responsible for our Enterprise Risk Management (“ERM”) program, which includes key risk identification, mitigation efforts, day-to-day management, and communication to the Audit Committee.

EVALUATE

The ERM program, overseen by our Chief Financial Officer and the Audit Committee, allows us to evaluate risks and their potential impact to the company based on multiple factors, including business conditions, company capabilities, and risk tolerance. The ERM program is facilitated by our internal audit department, which is independent of our business functions, and consists of a framework that identifies and classifies risks, assigns risk owners, facilitates risk mitigation efforts, and communicates results to senior management and the Audit Committee.

REVIEW

Changes in the company’s risk profile may also be identified through routine internal audits and ongoing discussions with members of our operational staff and management. A significant component of the ERM program is the annual risk assessment, which includes interviews with various key personnel and risk owners within the company, as well as with members of the Audit Committee.

PRESENT

The internal audit department provides key risk information to the Audit Committee, including the annual risk assessment results, supplemental risk reports, and semiannual updates.
Enterprise risk reviews and reports are conducted by the Board and its committees as needed. Our internal audit department continues to improve the ERM program, including increasing the frequency of touchpoints with risk owners to ensure changes to the risk environment are captured and communicated promptly. To achieve this, internal audit engages numerous stakeholders across the company, including legal, human resources, government affairs, technology, privacy, the global cybersecurity team, and others, to ensure our risk universe and analysis are comprehensive and timely reported, as necessary. In addition, we engaged external consultants to assist in risk scenario analysis for both climate and trade disruption risks.

Climate Oversight
Climate-related risks are evaluated within our ERM register, including the physical and transitional risks of climate change, its consequences, and opportunities. The register is reviewed quarterly and aligned to the risk factors reported annually in our Annual Report on Form 10-K. In 2026, the company will conduct a quantitative and qualitative climate scenario analysis to identify risks and opportunities in our global operations and across the value chain. Results of this exercise, including a description of the risk and its likelihood and magnitude of the potential impact will be available in the annual climate risk report on the company’s ESG Hub at https://www.chrobinson.com/en-us/about-us/corporate-responsibility/esg/.
Our Chief Financial Officer works with our CEO, Chief Legal Officer, and Chief Human Resources and ESG Officer to review climate-related issues as they arise. This group provides feedback on recommended actions and gives final approval regarding which actions are brought to the Board.

Oversight of Cybersecurity
The company’s global reach and the ever-evolving threat landscape make data security and cybersecurity critical priorities for us, and as such, the Audit Committee receives regular reports on these topics. Our global cybersecurity team reports to our Chief Technology Officer and together, they are responsible for our network security, engineering processes, and business continuity. This team partners with leaders from all our global regions to align our strategic goals with our business priorities.
We have processes and programs in place to meet our global compliance obligations and work with our employees and teams across the globe supporting the integration of security and data protection principles into the way we do business every day. We utilize a set of controls that incorporates guidance from the EU’s General Data Protection Regulations and

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Corporate Governance
alignment with the U.S. National Institute of Standards and Technology’s framework. In addition, we submit to independent assessments by external parties, including System and Organizational Controls (“SOC”) 2 Type 2 audit, to help identify control effectiveness and any issues.
Our Technology Continuity program follows industry standards for disaster recovery practices, including and the Disaster Recovery Institute International’s Professional Practices. Our program includes multiple components that act as an additional line of defense: among them are regular functional recovery and tabletop exercises, cybersecurity exercises, program audit and maintenance, awareness and training, business impact analysis, and risk evaluation and controls. The Board’s oversight of cybersecurity risk is described in greater detail in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Oversight of Data Privacy
Our global data privacy program aligns closely with our global cybersecurity team regarding the management of a framework that represents a harmonized set of privacy and data protection controls, encompassing our global and regional obligations to personal information. The program is evaluated within our ERM register. The vice president of our global data privacy program reports to our Chief Legal Officer and aligns closely with regional counsel in North and South America, Asia, and Europe.
Our global data privacy program extends across our business and shared service organizations to embed privacy-by- design principles within our operations and in alignment and coordination with our information security program. This is done through both active data protection impact/privacy impact assessment (“DPIA/PIA”) engagements with business and technical partners, as well as through structured privacy-by-design checklists embedded into technical and business process development. Technical teams participate in regular and ongoing workshops that support security and privacy-by-design initiatives.
All C.H. Robinson employees who process personal information must comply with privacy policies and processes designed to achieve compliance. Employees complete annual information protection and privacy training that supports our Code of Ethics and guides employees on their roles and responsibilities to collect, protect, use, and manage the personal information entrusted to them. Ongoing privacy policy compliance audits and risks identified during DPIA/PIA activities inform ERM processes. The Audit Committee is updated on privacy risk management procedures through our regular enterprise risk updates as well as through internal audit projects involving privacy risks.

Oversight of AI
The company’s use of artificial intelligence (“AI”) falls under the Board’s broader responsibility for overseeing technology‑related risks and opportunities. Through the Audit Committee and its Technology & Innovation Subcommittee, the Board receives regular updates on enterprise AI initiatives and the controls used to ensure AI deployment aligns with our Lean operating model, strategic objectives, and risk‑management expectations. The company believes that pairing advanced AI with the Robinson Operating Model has driven measurable productivity gains and improved service reliability.
Management’s efforts to implement these capabilities responsibly are also subject to Board oversight, including through governance structures, monitoring mechanisms, and human‑in‑the‑loop safeguards designed to promote accuracy, transparency, and compliance with privacy and data‑protection obligations. The company further equips employees with training on responsible AI use to support high standards of compliance and security.
The company’s approach to artificial intelligence is supported by a comprehensive employee training framework designed to promote the responsible, secure, and compliant use of AI technologies. All employees are required to complete training on the responsible use of AI, including appropriate data handling, privacy, and security considerations. This training is reinforced through ongoing education and updates throughout the year as AI technologies, risks, and regulatory expectations continue to evolve.

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The Board additionally reviews management’s assessment of AI’s environmental impact within the company’s broader sustainability oversight. The company’s current environmental footprint remains modest, and management continues to monitor environmental implications as AI usage scales.

Oversight of Political Activities
C.H. Robinson is committed to transparent and responsible participation in the public policy process, recognizing the importance of government affairs to our business, our employees, and the communities we serve. The Board provides oversight of our political activities and reviews our public policy engagement to ensure alignment with our long‑term strategic priorities. We maintain clear governance policies for political spending and lobbying, grounded in compliance, ethical conduct, and risk minimization. Our government affairs activities focus on issues that directly impact our operations and customers, and we engage in a bipartisan manner when appropriate and possible. We regularly report to the Board on these activities, reflecting our commitment to accountability and transparency. These disclosures help ensure our political engagement supports shareholder value and adheres to the highest standards of corporate governance.

Oversight of Talent and Culture
The Board of Directors and the Talent & Compensation Committee actively oversee talent management strategies. The Chief Human Resources and ESG Officer provides them with regular updates on key initiatives, performance metrics, and other relevant HR topics, such as hiring and retention, culture, employee engagement, succession planning, compensation and benefits, and associated risks. Management also periodically reviews workforce‑related risks and opportunities and provides updates to the Board and the Talent & Compensation Committee as part of their oversight of human capital management.
Evaluation of CEO and Management. Our Board has delegated primary oversight responsibility for evaluating the performance of the CEO and other members of management to the Talent & Compensation Committee. In collaboration with the Chair of the Governance Committee, the Talent & Compensation Committee conducts these evaluations and reports its assessment of the CEO’s and management’s performance to the full Board at least annually.
Succession Planning. Effective succession planning for senior management is essential to our long-term success. The Board considers its review of the company’s succession plans as part of an ongoing process and works throughout the year on various succession matters. These include identifying potential successors for the CEO and senior leadership roles in ordinary-course succession planning, as well as developing an emergency CEO succession framework to ensure continuity in the event of an unforeseen circumstance. As part of this process, the CEO and each member of the senior leadership team provides recommendations and evaluations of potential successors and proposes development plans to prepare these individuals for future leadership. The Talent & Compensation Committee, along with the full Board, receives updates on these succession planning activities.

Evaluate and Approve
The Talent & Compensation Committee evaluates the performance of the CEO and senior leadership and sets performance goals and objectives.
The Board reviews the report evaluating the CEO and any other updates from the Talent & Compensation Committee in executive sessions of the Board.
The Talent & Compensation Committee reviews compensation programs, policies, and practices and makes compensation decisions.

Assess and Plan
The Talent & Compensation Committee reviews succession plans for the company’s senior leadership team, including the CEO, and presents such plans to the Board.
The Board provides input to the CEO, who conducts an annual assessment of the performance and development of other senior management.
The Talent & Compensation Committee reviews the results of the advisory stockholder vote on executive compensation and makes recommendations to the Board as appropriate.

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Corporate Governance
Other Corporate Governance Policies, Practices, and Processes
Annual Board Evaluations
The Board conducts an annual evaluation process that reflects its commitment to strong governance and continuous improvement. Each year, the Board and its committees complete written assessments that are reviewed by the Governance Committee and the full Board to identify opportunities to enhance effectiveness. As part of this review, the Governance Committee Chair engages each director in one‑on‑one discussions to explore assessment results and gather candid feedback. These conversations, together with written input and collective Board review, help translate insights into actionable improvements that strengthen overall Board effectiveness.
In addition to the annual evaluation, the Board follows a structured three‑year cadence that layers additional assessment tools on top of the yearly process. Each year, the Board and its committees complete written assessments that are reviewed with the Governance Committee and Board leadership. In the first year, these written assessments are augmented by director peer evaluations and self‑assessment interviews. In the second year, the annual written assessments and their review with the Governance Committee and Board leadership continue. In the third year, written assessments continue and, as needed, an independent external consultant facilitates interviews addressing Board, committee, self, and peer evaluations, providing additional objectivity through periodic third‑party involvement and enhanced feedback mechanisms. This cadence ensures the annual evaluation is consistently reinforced by complementary assessment tools over the three‑year cycle.

Each year, the Board conducts a comprehensive self-evaluation through a written questionnaire. Directors are asked to evaluate key areas, including:
•strategic and operational oversight
•board structure and governance
•board processes and culture
•the adequacy of information and resources provided at meetings
The Governance Committee collects and analyzes this feedback.

To complement the written questionnaire, the Chair of the Governance Committee or an outside consultant holds individual conversations with each director. These discussions focus on individual contributions, group dynamics, and overall performance, providing additional qualitative insights into the Board's effectiveness.

The Chair of the Governance Committee compiles the findings from the written questionnaire and individual discussions and summarizes the findings in a report-out to the full Board. The Governance Committee and the full Board review and discuss the report to assess performance and identify areas for improvement.

Based on the evaluation report and Board discussions, the Board determines specific actions to enhance its performance and that of its committees. This process ensures that feedback is translated into meaningful improvements in Board operations, governance, and effectiveness. In addition, the Governance Committee summarizes feedback for individual directors.

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Insider Trading Policy
The Board has adopted an insider trading policy that governs the purchase, sale, and other dispositions of its common shares and other securities by directors, officers, employees, and consultants. This policy prohibits trading (or tipping others) in company securities while aware of material, non-public information, and similarly prohibits trading in the securities of other public companies while aware of material, non-public information about those companies acquired through service with the company.
The insider trading policy includes additional restrictions for certain individuals with access to material financial information about the company, as well as for directors and officers subject to Section 16 reporting requirements. These individuals are subject to quarterly trading windows, and are also required to pre-clear all transactions involving company securities with the Chief Executive Officer, Chief Financial Officer, and the Chief Legal Officer. The policy extends to family members and entities controlled by covered persons. In addition, with regard to the company’s trading in its own securities, it is the company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. We believe the insider trading policy and our practices are reasonably designed to promote compliance with insider trading laws, rules, and regulations.
Our insider trading policy also prohibits covered persons from pledging their company stock and from engaging in transactions in puts, calls, or other derivative securities, and from hedging their investments in company stock.
The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Shareholder Communications with the Board
C.H. Robinson shareholders and other interested parties may send written communications to the Board of Directors or to any individual director by mailing it to C.H. Robinson Worldwide, Inc., Board of Directors, c/o C.H. Robinson Corporate Secretary, 14701 Charlson Road, Suite 1200, Eden Prairie, MN 55347. These communications will be compiled by the corporate secretary and periodically submitted to the Board of Directors or individual directors.

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Overview
The Talent & Compensation Committee’s independent compensation consultant is periodically engaged to ensure the Board’s compensation remains competitive and reflective of prevailing market practices. This review involves analyzing director compensation across relevant peer groups and providing recommendations for potential adjustments.
Based on the market‑based recommendations of Semler Brossy resulting from their independent review in 2024, the Board approved two principal changes to the director compensation program for 2025: (i) increasing the additional cash retainer premium for the Independent Chair of the Board from $100,000 to $150,000, and (ii) transitioning the timing of director equity awards from grants made quarterly, in‑arrears, to a single fully vested annual grant made at the time of the company’s annual meeting. To facilitate this transition, directors received (i) a quarterly RSU grant during the second quarter of 2025 for services performed during the first quarter of 2025 under the prior compensation structure, and (ii) a full annual RSU grant in May 2025 under the revised compensation program. No equity compensation was paid for the same service period more than once.
Committee service compensation for chairs and members remained consistent with prior years, as did the ability of directors to elect annually whether to receive their retainers in cash, taxable shares, or immediately vested RSUs payable after their Board service concludes. Cash retainers continued to be paid in quarterly installments. Together, these changes were intended to maintain competitiveness and flexibility while simplifying the overall compensation structure.
In 2025, the Board established a Technology & Innovation Subcommittee (as discussed above). Members of this subcommittee receive compensation on a per‑meeting basis, with chair and member compensation levels aligned to the company’s broader committee‑based compensation structure.
The table below outlines the 2025 annual compensation program for our non-employee directors:
Annual Non-Employee Director Compensation

¢	Annual Cash Retainer
¢	Annual Equity Award (RSUs)
Additional Director Compensation

Compensation Element	Compensation Amount
Independent Chair of the Board Additional Cash Retainer	$150,000
Committee Service Compensation	Chair	Member
Audit Committee	$30,000	$12,500
Technology & Innovation Subcommittee	$2,000/meeting	$1,500/meeting
Governance Committee	$20,000	$7,500
Talent & Compensation Committee	$20,000	$7,500
C.H. Robinson also reimburses non-employee directors for reasonable expenses incurred in attending Board of Directors meetings and for expenses incurred in obtaining continuing education related to service on our Board of Directors. Directors who are also employees of C.H. Robinson are not separately compensated for serving as a member of the Board of Directors.

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Compensation of Directors
Directors are subject to the company’s Stock Ownership Guidelines and as such are required to own a minimum of five times their annual cash retainer in company stock no later than five years after joining the Board of Directors. We base the stock ownership requirements on all shares of company stock deemed owned by a director, which includes vested RSUs and stock beneficially owned by the director, including stock owned in a trust, by a spouse, or by dependent children of our directors. All directors who have been on the Board for at least five years are in compliance with the company’s Stock Ownership Guidelines.
2025 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards(2) ($)	Total ($)	Aggregate Number of Shares Subject to Stock Awards Outstanding as of December 31, 2025(3)
James J. Barber, Jr. (4)	43,413		43,750	87,163	4,315
Kermit R. Crawford	137,500		218,750	356,250	9,910
Edward G. Feitzinger(5)	44,306		130,819	175,125	1,270
Timothy C. Gokey	129,224	(7)	218,750	347,974	25,624
Mark A. Goodburn	144,282	(7)	218,750	363,032	12,540
Mary J. Steele Guilfoile	137,500		218,750	356,250	21,560
Jodee A. Kozlak	275,000		218,750	493,750	28,014
Henry J. Maier (4)	41,641		43,750	85,391	5,733
Michael H. McGarry	125,000		218,750	343,750	3,475
Paige K. Robbins	126,125		218,750	344,875	3,475
Paula C. Tolliver	128,500		218,750	347,250	16,383
Henry W. “Jay” Winship(6)	77,028		218,750	295,778	7,673
(1)David P. Bozeman, as the company’s President and Chief Executive Officer, does not receive any additional compensation for services provided as a director.
(2)The dollar value reflected in this column was awarded as fully vested RSUs of the company. Shares equal to the number of RSUs will be distributed to the director at least one year following the termination of his or her service on the board. In connection with a change in the structure and timing of director equity compensation, directors received an RSU award granted in the second quarter of 2025 for services performed during the first quarter of 2025 and an annual RSU award granted in May 2025 pursuant to the Non‑Employee Director Compensation Policy, effective May 8, 2025. The fair value of all RSU awards was determined in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) and reflects discounts for post‑vesting holding restrictions. The fair value of the RSU award granted in the second quarter of 2025 was based on the closing market price of the company’s common stock on the applicable grant date. Beginning in May 2025, the number of RSUs granted is determined by dividing the annual equity award value of $175,000 (or a pro‑rated amount for partial service) by the average closing sale price of a share of the company’s common stock on the Nasdaq Stock Market during the 30‑day period ending on the trading date prior to the grant date and rounding down to the nearest whole number (the “30‑day Average”), and the fair value of the May 2025 RSU award was based on the 30‑day Average.
(3)Represents the aggregate number of stock awards outstanding as of December 31, 2025. Outstanding awards included vested RSUs for which settlement of the underlying shares has been deferred.
(4)Each of Mr. Barber’s and Mr. Maier’s respective terms on the Board of Directors ended following the company’s annual shareholder meeting on May 8, 2025.
(5)Mr. Feitzinger was elected to the Board of Directors on August 7, 2025 and was appointed to the Audit Committee effective November 6, 2025.
(6)Mr. Winship resigned from the Board effective August 25, 2025.
(7)The director has elected to receive the dollar value of these fees in RSUs of the company. Shares equal to the number of RSUs received will be distributed on the date elected by the director.

2026 Proxy Statement	47

PROPOSAL 2

✓ BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR the advisory approval of the compensation of named executive officers.

48

Proposal 2: Advisory Vote on the Compensation of Named Executive officers (“Say-on-Pay”)
C.H. Robinson is providing its shareholders the opportunity to cast a non-binding advisory vote on the compensation of its named executive officers (“NEOs”). At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of NEOs as described in this Proxy Statement:
“RESOLVED, that the shareholders of C.H. Robinson Worldwide, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the ‘Compensation Discussion and Analysis’ section, compensation tables, and related narrative discussion contained in the company’s 2026 Notice of Annual Meeting of Shareholders and Proxy Statement.”
C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, has adopted an executive compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
1.Align incentive compensation with company financial performance;
2.Encourage executives to make long-term career commitments to C.H. Robinson and align executives’ interests with those of our shareholders;
3.Balance incentive compensation to achieve both annual and long-term profitability and growth;
4.Emphasize supporting individual, company goals, business transformation, and company culture; and
5.Provide a level of total compensation necessary to attract, retain, and motivate high quality executives.
We believe our executive compensation program is aligned with the long-term interests of our shareholders. In considering this proposal, we encourage you to review the Compensation Discussion and Analysis section of this Proxy Statement and related compensation tables and narrative discussion beginning on page 50. These sections provide detailed information on our executive compensation, including our compensation philosophy and objectives and the 2025 compensation of our NEOs.
C.H. Robinson has requested shareholder approval of the compensation of our NEOs on an annual basis. Our compensation disclosures, including our Compensation Discussion and Analysis, compensation tables, and discussion in this Proxy Statement, are done in accordance with the SEC’s compensation disclosure rules.
àAs an advisory vote, this Proposal 2 is non-binding. However, the Board of Directors and the Talent & Compensation Committee value the opinions of our shareholders and will consider the results of the vote when making future compensation decisions for our NEOs.

2026 Proxy Statement	49

Named Executive Officers
The following Compensation Discussion and Analysis (“CD&A”) describes the background, objectives, and structure of our executive compensation programs. This CD&A is intended to be read in conjunction with the tables beginning on page 73, which provide further historical compensation information for the following named executive officers (“NEOs”):

David P. Bozeman	Damon J. Lee	Arun D. Rajan	Dorothy G. Capers(1)	Michael J. Short
President and Chief Executive Officer	Chief Financial Officer	Chief Strategy and Innovation Officer	Chief Legal Officer and Corporate Secretary	President of Global Forwarding

(1)Ms. Capers was appointed Chief Legal Officer and Corporate Secretary effective May 5, 2025.
At a Glance:

Executive Summary	Page 51

A True One Robinson	Page 52

2025 Elements of Compensation	Page 56

2025 Named Executive Officer Compensation	Page 61

Compensation Process	Page 66

Additional Compensation Policies and Practices	Page 70

Talent & Compensation Committee Report	Page 72

Executive Compensation Tables	Page 73

CEO Pay Ratio	Page 80

Pay Versus Performance	Page 81

50

This Compensation Discussion and Analysis describes how the Talent & Compensation Committee structured and administered executive compensation for fiscal year 2025 in the context of a historically challenging global freight environment and our continued multi‑year transformation. Despite sustained industry headwinds, including prolonged softness in freight demand and pricing pressure in global forwarding markets, we delivered meaningful outperformance relative to the broader transportation sector through disciplined execution, market share gains, and continued productivity improvements driven by our Lean AI operating model.
We designed the 2025 executive compensation program to reinforce a strong pay‑for‑performance philosophy with a substantial portion of total compensation tied to financial, operational, and shareholder value outcomes.
Consistent with the company’s transformation strategy and shareholder feedback, we emphasized metrics that reward sustainable margin improvement, productivity, market outperformance, and disciplined capital allocation rather than absolute revenue growth alone. The Talent & Compensation Committee also considered the company’s continued focus on cost optimization, organizational efficiency, and long‑term value creation as C.H. Robinson positions itself as a structurally stronger, more resilient logistics platform capable of delivering higher performance across market cycles.
Specific to 2025, below are the key highlights from changes to our compensation programs.

Equity Mix	Equity mix for all NEOs moved to 60% PSUs and 40% RSUs

Annual Cash Incentive Plan	Moved to a relative volume metric Moved to a bonus structure 100% based on financial metrics

Clawback Policy	Adopted a supplemental compensation recovery (“clawback”) policy to reinforce commitment to our Code of Conduct
Compensation Philosophy and Structure
Performance-based compensation and alignment of individual, company, and shareholder goals are integral components of our C.H. Robinson culture and management approach. Performance-based compensation makes up a significant portion of our executives’ total compensation package.
C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, and support from the Committee’s independent advisor, has adopted an executive officer compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:

Align incentive compensation with company financial performance	Encourage executives to make long-term career commitments to C.H. Robinson and align executives’ interests with those of our shareholders	Balance incentive compensation to achieve both annual and long-term profitability and growth	Emphasize supporting individual and company goals, business transformation, and company culture	Provide a level of total compensation necessary to attract, retain, and motivate highly qualified executives

Compensation decisions regarding individual executive officers are based on several factors, including competitive market practices, individual performance, level of responsibility, the unique skills of the executive, the tenure, demands and complexity of the position, and the critical nature of the role.

2026 Proxy Statement	51

Compensation Discussion and Analysis
The Talent & Compensation Committee considers the results of the shareholders’ advisory vote on the compensation of our NEOs. At our 2025 Annual Meeting, our say-on-pay proposal received “for” votes that represented approximately 94% of the shares voted on the proposals. The Talent & Compensation Committee considered the results of these say-on-pay votes and other shareholder feedback when evaluating our compensation practices and policies in 2025, and when setting the compensation of our NEOs for 2026. The Talent & Compensation Committee believes our say-on-pay proposal results demonstrate shareholders’ support of our compensation practices.
The C.H. Robinson talent strategy is built on our industry-leading ability to find and develop exceptional talent. Our people drive our enterprise strategy forward with an operating model focused on speed and rigorous execution. They bring our culture to life through The Robinson Way, our comprehensive cultural framework encompassing our company purpose, customer promise, and behavioral advantages (Authentic, Persistent, Accountable, Curious, United). Our culture inspires the day-to-day behaviors and decisions that result in the high value, exceptional service we deliver to our customers through expertise, scale, and tailored solutions. We empower our people and develop strong, skilled leaders who drive the company forward and enhance shareholder value. By maximizing the power of our people through innovative technology, a people-first culture of excellence, and a continuous improvement mindset, we cultivate a deep bench of leaders who are ready to drive the company forward. Our talent review process enables this by identifying, assessing, and developing strategic, results-driven, people-focused leaders and aligns incentives with our business strategy to deliver long-term, profitable growth. Our people drive our enterprise strategy forward with an operating model focused on speed, rigorous execution, and measured improvement, supported by best-in-class technology that gives them the tools they need to meet our customers’ ever changing needs.
A True One Robinson
The Robinson Way + Our Operating Model + Our Enterprise Strategy
The C.H. Robinson talent strategy is built on our industry-leading ability to find and develop exceptional talent.

52

Compensation Discussion and Analysis
2025 Performance Highlights and Incentive Payouts
Carrier capacity in the North America surface transportation (NAST) market continued to contract in 2025 as carriers exited the market. This gradual tightening, coupled with disruptive weather events and incremental pressures from the enforcement of commercial driver regulations, contributed to upward pressure on transportation rates. Despite these emerging pressures, the market has not fully transitioned into a sustained upcycle. Throughout the year, we continued to advance our dynamic pricing and costing capabilities, navigating both the prolonged softness in demand and the rising cost environment that emerged toward year‑end. These enhanced capabilities allowed us to better react to changing market conditions, grow our truckload and less than truckload (LTL) volumes, and drive an improvement in adjusted gross profit per transaction in 2025 compared to 2024.
The global forwarding market continued to face a persistent imbalance in 2025, marked by excess vessel capacity and weak global demand. Despite carriers’ ongoing avoidance of the Suez Canal, which has resulted in longer transit times and strain on global networks, vessel capacity has remained elevated. While short periods of rate volatility have occurred due to shifting trade policies, front‑loading, seasonal factors, and carriers’ use of blank sailings, international freight rates have largely remained depressed as weak demand outweighed these pressures and negatively impacted our ocean and air freight volumes.
Despite the prolonged freight recession in the North America surface transportation market and volatile conditions in the global forwarding market, C.H. Robinson has remained focused on providing best-in-class service to our customers and contract carriers, gaining profitable share in targeted segments, streamlining our processes, applying Lean principles, and leveraging evolving AI technology to drive out waste and optimize our cost structure. These efforts, and the disciplined execution enabled by our operating model, led to further productivity improvements and significant improvements in income from operations.
Performance Overview
The following summarizes C.H. Robinson financial, operational, and strategic performance in 2025, including year-over-year operating comparisons to 2024:

Total revenues decreased 8.4% to $16.2 billion, driven by the divestiture of our Europe Surface Transportation business, in addition to lower pricing and volume in our ocean services and lower fuel surcharges in our truckload services.

Adjusted gross profits(1) (“AGP”) decreased 1.3% to $2.7 billion, driven by lower adjusted gross profit per transaction in our ocean services and the divestiture of our Europe Surface Transportation business, which were partially offset by higher adjusted gross profit per transaction in our LTL, truckload, and customs services.
Continued productivity growth in both NAST and Global Forwarding, which has lowered our cost to serve and increased our operating leverage.

Income from operations totaled $0.8 billion, up 18.8% from last year primarily due to cost optimization efforts and productivity improvements, which have reduced our operating expenses and improved operating leverage.
Diluted EPS increased 25.1% to $4.83.	Cash returned to shareholders increased 124.1% driven by $0.4 billion of share repurchases and a 1.2% increase in dividends per share to $2.49 per share

(1)AGP is a non-GAAP measure calculated as gross profits excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. We believe AGP is a useful measure of our ability to source, add value, and sell services and products that are provided by third parties. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
As a result of our disciplined execution, volume growth within NAST, and ongoing productivity improvements, we delivered year‑over‑year expansion in our enterprise adjusted operating margin and increased our truckload and LTL volumes ahead of market growth. These gains were partially offset by ocean and air freight volumes, which trailed market indices. Enterprise adjusted operating margin and relative enterprise volume outgrowth are key performance measures under our 2025 annual cash incentive plan for all NEOs.

2026 Proxy Statement	53

Compensation Discussion and Analysis
Incentive Payouts

Element	Key Features	Result

2025 Annual Incentive Cash Plan	Based on enterprise relative market outgrowth and enterprise adjusted operating margin(2)	Above Target

2023 Average Adjusted Operating Margin PSUs(1)	Aligned to 3-year average adjusted operating margin	Below Threshold

2023 Earnings Per Share PSUs(1)	Aligned to 3-year cumulative EPS	Below Target

2023 Adjusted Gross Profit PSUs(1)	Aligned to 3-year cumulative AGP	Below Target

(1)Granted in 2023 for 2023–2025 performance period.
(2)Discussed more fully on page 60.
Enterprise adjusted operating margin, defined on page 60, finished at maximum at 30.5% in 2025. NAST truckload and LTL volume significantly outpaced market indices and finished at maximum at 7.0% in 2025. GF ocean and air volumes underperformed market indices and finished below threshold at (8.5%) and (5.6%), respectively, in 2025. Despite improved results in 2025 compared to 2024, our 3-year cumulative diluted earnings per share and 3-year cumulative AGP for the 2023 through 2025 performance period fell below between threshold and target for our EPS and AGP-based PSUs. Our 3-year average adjusted operating margin fell below threshold level for our average adjusted operating margin-based PSUs.

54

Compensation Discussion and Analysis
Key Compensation Practices
Our compensation framework and pay-for-performance practices appropriately incentivize our executive officers to achieve our financial goals and align our executives with our shareholders’ interests.

WHAT WE DO
àWe Do require approval of our executive compensation and incentive payouts by our independent Talent & Compensation Committee
àWe Do have the majority of pay at risk and performance-based
àWe Do have annual incentive compensation performance metrics directly tied to key metrics of profitability of the company
àWe Do have appropriate caps on incentive plan payouts of two times target opportunity
àWe Do have double trigger change of control provisions in time-based equity awards
àWe Do have long-term incentives that are performance-based to create alignment with shareholders
àWe Do have robust Stock Ownership Guidelines
àWe Do have a mandatory clawback policy for restatements and a supplemental clawback policy for misconduct
àWe Do have our equity compensation subject to forfeiture and clawback if executive violates restrictive covenants
àWe Do have a market-aligned Executive Separation and Change in Control Plan
àWe Do have our Talent & Compensation Committee engage an independent compensation consultant
àWe Do have our Talent & Compensation Committee regularly meet in executive session without management present

WHAT WE DON’T DO
àWe Don’t guarantee bonuses
àWe Don’t have supplemental pension or executive retirement plan benefits
àWe Don’t allow repricing of underwater options or stock appreciation rights without shareholder approval
àWe Don’t allow hedging or pledging of company shares by our officers or directors
àWe Don’t allow transactions in company stock by our officers or directors without pre-clearance
àWe Don’t pay dividends on unvested PSUs and RSUs

2026 Proxy Statement	55

Compensation Discussion and Analysis
2025 Elements of Compensation
Performance Evaluation and Compensation
All of our NEOs are paid the same compensation elements. The determination of the NEOs’ 2025 base salary, annual cash incentive compensation, and equity compensation (both PSUs and RSUs) followed the practices explained above in “Compensation Philosophy and Structure” for executive compensation. Each member of this group, other than the CEO, is evaluated by the CEO and the Talent & Compensation Committee; all of the NEOs’ compensation is based on several different factors, including, but not limited to, the following:

Title, role, scope of responsibility, relative experience, and individual performance	Tenure in the position
Financial performance of the company	Benchmarking of market practices

The Talent & Compensation Committee annually conducts an evaluation of the CEO’s performance. Based on this evaluation, the Talent & Compensation Committee determines the base salary, annual cash incentive compensation, and equity compensation of the CEO.

56

Compensation Discussion and Analysis
Evolution of our Compensation Program
Over the past several years, C.H. Robinson has been on a journey to modernize our compensation programs to support profitable growth across the transportation cycle, align more closely with external market and governance best practices, and reinforce alignment with our business strategy. The chart below highlights key program design changes implemented from 2022 through 2025 as part of this evolution.

2022 Changes
•Adopted formal peer group
•Stopped paying dividends on unvested shares for grants in 2022 and forward
•Adopted double trigger vesting for time-based equity awards
•Changed PSU performance measures to EPS and budgeted % AGP Growth
•Instituted formal Executive Severance and Change in Control Plan

2023 Changes
•Disclosed peer group in proxy statement and used peer group for executive compensation pay decisions
•Adopted double trigger vesting for performance-based equity awards
•Removed counting of vested stock options and unvested performance shares for stock ownership guidelines
•Changed PSU performance measures to 3-year cumulative EPS, 3-year cumulative AGP, and 3-year average adjusted operating margin
•Changed annual incentive plan measures to blended volume growth, adjusted operating margin %, and management business objectives (MBOs)

2025 Changes
•Increased our pay at risk from 50% to 60% PSUs for all NEOs
•Moved to a relative volume metric in our annual incentive plan
•Moved to a bonus structure based solely on financial metrics (removing MBOs) in our annual incentive plan
•Adopted a supplemental compensation recovery (“clawback”) policy to reinforce commitment to our Code of Conduct
•Refined peer group composition to reflect market evolution and ensure continued relevance for pay benchmarking

2024 Changes
•Expanded peer group to include three additional companies based on market evolution
•Removed continued vesting of equity awards after voluntary resignations and involuntary terminations not for cause and removed the associated post-vesting hold period
•Adopted market-aligned retirement vesting for grants on a go-forward basis
•Simplified PSU design to be based solely on three-year cumulative EPS
•Adopted use of 30-day average price for the period prior to grant date to determine numbers of shares for issuance

In 2025, we continued to evolve by refining our compensation program to better reflect best practices and the incentive objectives of our cyclical business. Within our short‑term incentive plan, we introduced a relative volume metric to ensure performance is measured in comparison to the broader market. The design changes to our annual incentive plan and performance stock units were intended to drive our key business objectives while thoughtfully addressing plan design and goal‑setting considerations. As we look ahead to 2026, we are staying the course with our short‑term and long‑term incentive plan design.

2026 Proxy Statement	57

Compensation Discussion and Analysis
Mix of Executive Compensation
Our CEO’s target total compensation includes a mix of pay that is heavily weighted to long-term, equity-based incentives (73%). Our NEOs, other than our CEO, have an average of 64% of total compensation targeted to be paid in long-term, equity-based incentives. These figures are based on annual equity compensation awards only. This is consistent with our philosophy of a strong linkage between pay and performance.
CEO 2025 Target Compensation
Average Other NEO 2025 Target Compensation(2)
(1)Equity compensation includes 60% PSUs and 40% RSUs.
(2)Ms. Capers was excluded from average calculation due to joining mid-year; however, Ms. Capers’ 2025 equity grant was also delivered 60% in PSUs and 40% in RSUs.

58

Compensation Discussion and Analysis
Components of Total Compensation
The elements of compensation are shown as a percentage of total compensation. Our annual compensation components are as follows:

Element		Objective	Performance Measured/Rewarded

Base Salary
CEO	NEO(1)	Attracts, retains, and rewards top talent and reflects each NEO’s responsibilities, performance, leadership potential, succession planning, and relevant market data.	Provides NEOs with base compensation that serves as a vehicle to attract and retain. Rewards executives for key performance and contributions. Generally, we target the 50th percentile of our defined market for talent; however, based on performance, base salary may be higher in the range.

Annual Cash Incentive
CEO	NEO(1)	Motivates and rewards our executives for the achievement of financial performance metrics and certain strategic goals for the company.
In 2025, the annual cash incentive had the following parameters:
àMeasures aligned to: Enterprise Relative Market Outgrowth and Enterprise Adjusted Operating Margin.
àEstablishment of payout range for financial measures with threshold payout at 25% and maximum payout at 200%.

Performance Stock Units (PSUs)
CEO	NEO(1)	Aligns the interests of management and shareholders.
àAccounts for 60% of NEOs equity grant value.
àPSUs are tied to three-year cumulative EPS, which aligns to business strategy for long-term performance, across varying market cycles and longer-term secular changes.
àPSU awards distribute immediately upon vesting.
àTo reward our NEOs for driving high levels of performance, each NEO may earn up to two times the number of shares granted.

Restricted Stock Units (RSUs)
CEO	NEO(1)	Aligns the interests of management and shareholders. Supports our desire to retain our critical talent to drive our long-term business transformation.	àAccounts for 40% of NEOs’ total equity grant value. àRSUs have a vesting period of three years and distribute immediately upon vesting.

(1)Ms. Capers was excluded from average calculation due to joining mid-year; however, Ms. Capers’ equity grant was also delivered 60% in PSUs and 40% in RSUs.

2026 Proxy Statement	59

Compensation Discussion and Analysis
Performance Metrics and Goal Rigor

Annual Cash Incentive Compensation

NEO annual incentive compensation amounts are set as a percentage of base salary to reflect the executive’s responsibilities, performance, and contribution to overall company goals. Below is a summary of the goals of the short-term incentive plan:
Enterprise Adjusted Operating Margin, Excluding Restructuring and Loss on Divestiture
One of the measures used to determine the financial component of annual incentive compensation is adjusted operating margin, excluding restructuring and losses on divestitures. This metric is established at the outset of compensation planning for the subsequent year. Adjusted operating margin, excluding restructuring and losses on divestitures, is a non-GAAP financial measure calculated as adjusted operating income divided by AGP. AGP is also a non-GAAP financial measure calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. See the reconciliation of AGP and adjusted operating margin, excluding restructuring and losses on divestitures, to gross profit and operating margin, respectively, in our Current Report on Form 8-K filed on January 28, 2026. We believe adjusted operating margin, excluding restructuring and losses on divestitures, is an appropriate measure for our annual cash incentive compensation because it rewards profit expansion through disciplined execution, which is aligned with the interests of our shareholders.
Enterprise Relative Market Outgrowth
One of the measures used to determine the financial component of annual incentive compensation is enterprise relative market outgrowth. We believe enterprise relative market outgrowth is an appropriate measure for our annual cash incentive compensation because it rewards growth of the business relative to the market, which is aligned with the interests of our shareholders and supports our business and talent objectives. This measure is a blended volume measure across our four key modes: NAST truckload, NAST LTL, GF ocean, and GF air. We measure our growth compared to the Cass Freight Shipment Index for NAST truckload and LTL and an internally built index for our GF business.

PSUs

Adjusted Diluted Earnings Per Share (EPS)
Equity compensation is a critical part of how we incentivize and reward our leadership for enterprise performance. As our strategy in the organization evolves to meet the changing needs of our marketplace, we continue to align our equity compensation goals to that strategy. In designing the changes to our equity compensation, our key objectives are to support our strong, performance-oriented culture, to ensure we are market competitive in order to attract and retain top talent, to simplify the performance goal to create greater clarity, and, of course, to be aligned with our shareholders’ interests.
Our equity compensation philosophy is to pay for performance and reward profitable long-term growth. The metric we use in our plan rewards management for scaling the business and creating profitable market share growth. More specifically, adjusted diluted EPS aligns to our business strategy for long-term performance, across varying market cycles and longer-term secular changes. Adjusted diluted earnings per share is a non-GAAP financial measure calculated as diluted earnings per share excluding the impact of divestitures and restructuring as discussed above.

60

Compensation Discussion and Analysis
2025 Named Executive Officer Compensation
Base Salary
Annual base salary is designed to compensate our executive officers as part of a total compensation package that attracts, retains, and motivates high-quality executives. The Talent & Compensation Committee reviews and adjusts base salaries annually to reflect an NEO’s responsibilities, performance, leadership potential, succession planning, and relevant market data. Effective March 1, 2025, we adjusted all NEO base salaries, with the exception of Ms. Capers, who was appointed to the role of Chief Legal Officer and Corporate Secretary after the adjustment date.

NEO	Title	2024 Annualized Base Salary ($)	2025 Annualized Base Salary ($)	% Change
David P. Bozeman(1)	President and Chief Executive Officer	1,000,000	1,125,000	12.5%
Damon J. Lee	Chief Financial Officer	700,000	721,000	3%
Arun D. Rajan	Chief Strategy and Innovation Officer	910,000	937,300	3%
Dorothy G. Capers(2)	Chief Legal Officer and Corporate Secretary	N/A	575,000	N/A
Michael J. Short	President of Global Forwarding	625,000	643,750	3%
(1)Mr. Bozeman’s base salary was adjusted by 12.5% to improve his competitive position among our peer group and align with the Committee’s intent to recognize his strong performance.
(2)Ms. Capers was appointed Chief Legal Officer and Corporate Secretary effective May 5, 2025 and therefore received a pro-rated portion of the salary noted in the chart.

2026 Proxy Statement	61

Compensation Discussion and Analysis
Annual Cash Incentive Compensation
Introduction
The Talent & Compensation Committee approves the incentive compensation plan for each NEO in the first quarter of the calendar year. The primary objectives of our annual cash incentive compensation are to link key performance metrics to enterprise strategy and foster our pay for performance culture. The plan also provides the ability for the Committee to make a discretionary adjustment of up to +/- 20% of the earned incentive payouts based on its evaluation of management execution, taking into consideration actual EPS against plan, volume and rate volatility, and material geopolitical impact. The Committee did not make an adjustment to the 2025 payouts.
2025 Target Opportunities
The table below describes the structure of the 2025 annual cash incentive compensation plan.
Plan Targets for NEO 2025 Annual Cash Incentive Compensation:

NEO	Target Incentive as % of Base Salary	$ Target Incentive ($)	% Tied to Enterprise Relative Market Outgrowth(1)	% Tied to Enterprise Operating Margin
David P. Bozeman	150%	1,687,500	50%	50%
Damon J. Lee	100%	721,000	50%	50%
Arun D. Rajan	120%	1,124,760	50%	50%
Dorothy G. Capers	75%	431,250	50%	50%
Michael J. Short	85%	547,188	50%	50%
(1)The Target percentages aligned to Enterprise Relative Market Outgrowth were: Combined TL/LTL: 71%, Ocean: 22%, and Air: 7%.
2025 Performance Levels and Achievement
Financial Metrics
The threshold, target, and maximum levels of blended relative market outgrowth and adjusted operating income margin percentage were set with the following objectives:
•The target level is challenging;
•The relative difficulty of achieving each level is consistent from year to year; and
•A threshold payment is made to reward partial achievement of the target, and a maximum payment rewards attainment of an aggressive level of performance that remains aligned with the company’s risk strategy.
For performance between threshold and target or target and maximum, the achievement percentage is determined by linear interpolation. The payout levels range from 25% to 200% of target at threshold and maximum respectively.
The Talent & Compensation Committee established target adjusted operating margin and relative market volume outgrowth levels that were intended to be consistent with the company’s long-term expected results and reflective of the Committee’s assessment of forecast uncertainty and the inherent difficulty embedded in the incentive plan.
In 2025, based on actual performance against our stated goals in operating margin and blended relative market outgrowth, we achieved an enterprise financial payout of 171% of target. Strong performance in 2025 resulted in 200% performance attainment against our operating margin target goal and 141% performance attainment against our blended relative market outgrowth target.

62

Compensation Discussion and Analysis
Outperforming the Market
Throughout fiscal year 2025, we continued to deliver strong performance driven by market share gains, disciplined revenue management, and cost of hire advantage versus the market, as well as evergreen productivity improvements fueled by our Lean AI strategy. Our leadership team remains focused on executing our strategic initiatives with disciplined operational execution and a commitment to innovation, enabling us to optimize our financial performance amid a persistently challenging macroeconomic environment.
The Talent & Compensation Committee certified the following actual performance levels of the financial metrics as shown in the chart below:
2025 NEO Annual Incentive Compensation Financial Metrics

	Threshold	Target	Maximum

NAST TL + LTL Loads Market Outgrowth

GF Ocean TEUs Market Outgrowth

GF Air Tonnage Market Outgrowth

Enterprise Adjusted Operating Margin %

2025 NEO Annual Cash Incentive Compensation
The table below sets forth the weighted impact of performance against the financial metrics in the calculation of each NEO’s percentage of target incentive achieved and the resulting payout.
Performance Against Plan for NEO 2025 Annual Cash Incentive Compensation:

NEO	Achievement Tied to Enterprise Adjusted Operating Margin	Enterprise Relative Market Outgrowth	Total Incentive Achievement % of Target	Total Payout Amount ($)
David P. Bozeman	200.0%	141.3%	171%	2,879,618
Damon J. Lee	200.0%	141.3%	171%	1,230,343
Arun D. Rajan	200.0%	141.3%	171%	1,919,335
Dorothy G. Capers	200.0%	141.3%	171%	485,897	(1)
Michael J. Short	200.0%	141.3%	171%	933,743
(1)Payout prorated based on time in role for 2025.

2026 Proxy Statement	63

Compensation Discussion and Analysis
Equity Compensation
Introduction
We use equity compensation as our primary tool for aligning our executives with long-term shareholder interests, rewarding them for the achievement of long-term, overall company performance, and retaining them at C.H. Robinson. Equity compensation represents approximately 73% of our CEO’s total target compensation and approximately 64% of target compensation for other NEOs. Our equity compensation philosophy is to pay for performance and reward profitable long-term growth. We believe equity compensation is an integral component of meeting our compensation goals as outlined in our compensation philosophy. Our shareholder-approved equity incentive plan is designed to give us flexibility to achieve these objectives.
Equity Mix and Vesting Terms

% of Target Compensation

CEO	Other NEOs

40%	60%

RESTRICTED STOCK UNITS (RSUs) àTime-based àThree-year ratable	PERFORMANCE STOCK UNITS (PSUs) àPerformance-based àPSUs tied to three-year cumulative EPS growth

In 2025, equity awards made to our NEOs consisted of PSUs and RSUs that vest over a three-year period. As outlined in the chart above, PSUs vest based on the cumulative three-year diluted EPS growth. As part of the evolution of our incentive programs, we are no longer deferring settlement of vested awards for all of our NEOs beginning with awards granted in 2025.
Given the large percentage of their total compensation that is awarded in the form of equity and the long-term nature of the vesting and settlement, we believe these awards are an effective tool for creating long-term ownership, aligning our executives’ interests with those of our shareholders, and linking executive officer compensation to our long-term company growth strategy. As part of this philosophy, we require our executive officers to own a significant amount of C.H. Robinson stock, as described on page 70 in “Additional Compensation Policies and Practices: Stock Ownership Guidelines.” We continue to monitor market trends and plan enhancements related to our equity award design and to modernize our compensation plans accordingly.

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PSUs
Overview
2023 PSU Grants: PSUs granted in 2023 were eligible to vest based on the following performance measures, each with a payout ranging from 0% to 200% of target based on achievement against the performance measure:
•33.33% of the PSUs vest based on a three-year cumulative dilutive EPS achievement target.
•33.33% of the PSUs vest based on a three-year cumulative AGP achievement target.
•33.34% of the PSUs vest based on a three-year average adjusted operating margin percentage achievement target.
2024 and 2025 PSU Grants: PSUs granted in 2024 and 2025 were 100% eligible to vest based on three-year cumulative dilutive EPS achievement, ranging from 0% to 200% of target based on achievement against the performance measure.
Dividend equivalents are accrued on the PSUs but are not paid until, and to the extent, the PSUs vest.
The performance vesting of PSU awards from 0% to 200% is based on threshold, target, and maximum levels of achievement. Our PSUs vest based on company performance over a three-year period of time. Any PSUs that are unvested at the end of the applicable vesting period are forfeited.
PSU Achievement for the 2023 – 2025 Performance Period
The cumulative dilutive EPS growth awards issued in 2023 measuring performance from 2023 through 2025 resulted in a 45% payout based on achievement below target as set forth in the below chart.
2023 – 2025 Cumulative Dilutive EPS Growth Performance Levels and Achievement

	Threshold	Target	Maximum
EPS Growth
The cumulative AGP awards issued in 2023 measuring performance from 2023 through 2025 resulted in a 67% payout based on achievement below target as set forth in the below chart.
2023 – 2025 Cumulative Adjusted Gross Profit PSUs Performance Levels and Achievement

	Threshold	Target	Maximum
Gross Profit
The cumulative adjusted Operating Margin awards issued in 2023 measuring performance from 2023 through 2025 resulted in a 0% payout based on achievement below threshold as set forth in the below chart.
2023 – 2025 Cumulative Adjusted Operating Margin Performance Levels and Achievement

	Threshold	Target	Maximum
Operating Margin

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Compensation Discussion and Analysis
RSUs
RSUs granted in 2025 vest over a three-year period.
Other Compensation
Broad-Based Employee Benefits
Our NEOs are eligible to participate in all the same benefit programs as other C.H. Robinson employees. These include:
Employee 401(k) Retirement Plan
We believe saving for retirement is important for our employees. C.H. Robinson maintains a 401(k) retirement plan that is subject to the requirements of ERISA and intended to be a qualified plan under the Internal Revenue Code. Our U.S. employees are eligible to contribute up to 75% of their cash compensation to the 401(k) plan, subject to Internal Revenue Service limitations. To support our compensation objectives, in 2025, the company matched 100% of the first 6% of eligible compensation that employees contributed to the plan during the year.
Employee Stock Purchase Plan
Because we believe in aligning employee interests with our shareholders and our long-term company performance, C.H. Robinson maintains an employee stock purchase plan with a 15% discount that is intended to meet the requirements of the Internal Revenue Code for preferential tax treatment.
Employee Health and Welfare Benefits
To support our goal to provide competitive compensation and benefits, the company sponsors many health and welfare benefit plans for our employees such as healthcare; an employee assistance program, which provides additional no-cost access to behavioral health benefits and counseling; and various voluntary benefits such as critical illness and accident insurance, short-term and long-term disability, life insurance, paid holidays, and other paid time off.
Perquisites (Executive Officer Benefits)
C.H. Robinson places a high value on all roles throughout our company and on consistency of culture and management approach. We currently do not provide our executives and managers, other than the CEO, with any unique perquisites or compensation plans except in certain circumstances such as relocation benefits. We continue to evaluate this on an ongoing basis in order to ensure we are able to attract talent in the future. The Talent & Compensation Committee has adopted a corporate aircraft perquisite policy that permits the CEO to use company aircraft for personal travel up to an aggregate value of $150,000 per year. The CEO is also eligible to receive an annual executive physical paid for by the company.
The All Other Compensation table found on page 73 contains information about the benefits and perquisites for each of the NEOs, including the aggregate incremental cost of the perquisites.
Compensation Process
Role of Talent & Compensation Committee
The Talent & Compensation Committee assists the Board of Directors in overseeing executive performance, compensation, and human capital matters. The Committee evaluates the performance of the CEO; determines compensation for the CEO and other executive officers; approves the company’s compensation programs, including equity‑based plans; oversees human capital management and related disclosures; reviews executive employment and change‑in‑control arrangements; oversees advisory shareholder votes on executive compensation; and recommends compensation for non‑employee directors. See page 38 for a description of the Committee’s responsibilities.
The Talent & Compensation Committee Report on executive compensation is found on page 72.

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Compensation Discussion and Analysis
Annual Executive Compensation Oversight Process
The Talent & Compensation Committee oversees executive compensation through an ongoing, year‑round approach that supports informed decision‑making and effective governance. Over the course of the year, the Committee considers a range of matters related to compensation design, benchmarking, performance outcomes, and related governance topics, as appropriate. As part of its broader oversight, the Committee also receives periodic updates on Key Talent Metrics and a Talent Scorecard. The chart below summarizes the types of executive compensation‑related activities the Committee typically addresses by quarter.

Executive Compensation Decisions and Annual Pay Setting
•Review executive compensation governance trends, pay-for-performance alignment, and human capital management disclosure
•Approve prior year incentive compensation outcomes and payments
•Approve base salary, incentive plan structure, and equity award design for upcoming year
•Approve short and long-term incentive performance goals and targets

Market Calibration, Peer Review, and Talent Context
•Evaluate and approve executive compensation peer group alignment
•Review compensation design benchmarking and prevailing market practices
•Consider feedback from shareholders and all relevant parties on compensation and governance matters
•Discuss human capital and talent strategy, including key
workforce priorities

Compensation Program Oversight and Governance Review
•Consider executive compensation and governance trends with independent compensation consultant
•Evaluate considerations for short and long-term incentive design for next performance cycle
•Review and approve updates to compensation-related plans and programs
•Review and approve updates to charter and related governance matters

Incentive Planning, Risk Oversight, and Benchmarking
•Consider short-and long-term incentive plan design recommendations for upcoming year
•Review executive officer and CEO benchmarking
•Review and approve stock ownership or clawback-related governance policies
•Review compensation-related risk assessments
•Evaluate non-employee director compensation

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Compensation Discussion and Analysis
Role of Management
Our management team partners closely with the Talent & Compensation Committee and our independent compensation consultant to execute our pay-for-performance strategy. The CEO assists the Talent & Compensation Committee in setting the strategic direction of our executive compensation programs, evaluates the performance of the NEOs (excluding himself), and makes recommendations to the Talent & Compensation Committee regarding NEO compensation in consultation with the Chief Human Resources and ESG Officer. Although it gives significant weight to the CEO’s recommendations, the Talent & Compensation Committee retains full discretion in making compensation decisions. The CEO is not present during the discussions regarding, or decisions made, on his pay. The CEO, the Chief Human Resources and ESG Officer, and the Chief Financial Officer also participate in developing and recommending performance criteria and measures for our NEOs under our annual and equity incentive plans for consideration by the Talent & Compensation Committee. No other executive officers participated in the compensation process for 2025. Our Human Resources team, under the management of the Chief Human Resources and ESG Officer, also supports the Talent & Compensation Committee in its work and implements executive compensation programs.
Role of Independent Compensation Consultant
Starting in 2022, the Talent & Compensation Committee retained Semler Brossy to serve as its independent compensation consultant in order to provide information, analysis, and objective advice regarding our executive compensation programs. Semler Brossy attends and participates in all meetings of the Talent & Compensation Committee at the Committee’s request to review our executive compensation programs and discuss compensation matters. For 2025, the Talent & Compensation Committee engaged Semler Brossy to perform the following functions:
•Assist the Talent & Compensation Committee in its review and selection of the peer group;
•Compare each element of the NEOs' target total direct compensation opportunity with the corresponding compensation elements for the comparator groups to assess competitiveness;
•Prepare presentations for the Talent & Compensation Committee on general market trends and practices in executive compensation;
•Prepare analyses of pay‑for‑performance alignment relative to comparator groups, including those referenced by proxy advisory firms to support the Talent & Compensation Committee's goal of aligning our executive compensation program with shareholders' interests;
•Advise the Talent & Compensation Committee on the design of executive incentive programs and arrangements;
•Assist in the design of the supplemental clawback policy;
•Assist with the review of the company’s stock ownership guidelines;
•Assist with the Talent & Compensation Committee’s review of non-employee director compensation, including benchmarking and market assessments; and
•Support the Talent & Compensation Committee in its review of the CD&A.
The Talent & Compensation Committee reviews its relationship with its advisors annually. The process includes a review of the quality of services provided, the fee structure for the services, and the factors impacting its advisor’s independence under the rules of the SEC and the listing standards of Nasdaq. In February 2025, the Talent & Compensation Committee concluded that no conflict of interest existed that would prevent its advisor from independently advising the Talent & Compensation Committee.
Compensation Risk Assessment
As part of our annual review of compensation practices, we conduct an analysis of whether the compensation policies and practices for employees create material risks for C.H. Robinson. First, we evaluate whether our compensation programs and policies intensify enterprise-wide risks. Next, we assess the following compensation risk areas: performance measures, pay mix, goal-setting process and performance curves, leverage, magnitude of pay, and governance policies.
The Talent & Compensation Committee assessed the company’s compensation program, and based upon the facts and circumstances available to the company at the time of assessment, has determined that there are no risks arising from the company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the company. This assessment was overseen by the Talent & Compensation Committee in consultation with its independent compensation consultant.

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Compensation Discussion and Analysis
Peer Group and Benchmarking
The Talent & Compensation Committee considers a variety of factors when setting compensation plans and awards, including company performance, the responsibilities and performance of the NEOs, tenure and experience, and survey data provided by independent compensation experts.
With the assistance of its independent compensation consultant, the Committee approved the development of a compensation peer group in 2022, which was first used in determining executive compensation for 2023. The peer group serves as one input in evaluating executive pay levels and practices, supplemented by third‑party survey data when peer information is not available. The Committee reviews the peer group annually.
In selecting peer companies, the Committee considers organizations that are reasonably comparable in size based on revenue and market capitalization, compete with the company for executive talent, require similar executive skill sets, and operate in the transportation, logistics, distribution industries, or in tangential industries.
No changes were made to the peer group in 2024, which was used without modification in determining 2025 compensation. The 2025 Peer Group used to determine compensation is reflected below. In 2025, following its annual review, the Committee determined that Uber Technologies, Inc. did not align with the peer group due to differences in business model and compensation practices, and that Fastenal Company did not align with the quantitative and qualitative criteria used for distribution companies. Following the removal of these companies, the current peer group consists of 18 companies that the Committee believes continues to provide an appropriate and robust basis for executive compensation benchmarking for determining 2026 executive compensation.

2025 Peer Group

CSX Corporation (CSX)
Expeditors International of Washington, Inc. (EXPD)
Fastenal Company (FAST)
FedEx Corporation (FDX)
GXO Logistics, Inc. (GXO)
Hub Group, Inc. (HUBG)
J.B. Hunt Transport Services, Inc. (JBHT)
Knight-Swift Transportation Holdings, Inc. (KNX)
Landstar System, Inc. (LSTR)
Norfolk Southern Corporation (NSC)

Old Dominion Freight Line, Inc. (ODFL)
Performance Food Group Company (PFGC)
RXO, Inc. (RXO)
Ryder System, Inc. (R)
Schneider National, Inc. (SNDR)
Uber Technologies, Inc. (UBER)
United Natural Foods, Inc. (UNFI)
United Parcel Service, Inc. (UPS)
US Foods Holding Corp. (USFD)
W.W. Grainger, Inc. (GWW)

C.H. Robinson positioning relative to compensation peer group(1)

25th percentile	50th percentile	75th percentile

(1)Amounts as of December 31, 2025.

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Compensation Discussion and Analysis
Additional Compensation Policies and Practices
Stock Ownership Guidelines
To ensure the interests of our executive officers are in alignment with those of our shareholders, the Talent & Compensation Committee has established stock ownership guidelines. The Talent & Compensation Committee believes that requiring executive officers and directors to hold a meaningful equity interest in the company promotes a focus on long‑term value creation and aligns their interests with those of shareholders. Therefore, executive officers are expected to own a significant amount of C.H. Robinson stock. The Talent & Compensation Committee has established stock ownership guidelines for our executive officers based on all shares of company stock deemed owned by an executive officer, which includes stock held in the company 401(k) plan, vested PSUs, and RSUs (whether vested or unvested). It also includes stock beneficially owned by the officer, including owned in a trust, by a spouse, or by dependent children.
Equity ownership guidelines for executive officers are as follows:
àCEO: Six times base salary
àOther NEOs: Three times base salary
àOther direct reports to the CEO: Three times base salary
New or recently promoted members of the executive team are expected to achieve the applicable ownership level within five years of appointment. All NEOs are in compliance with the company’s stock ownership requirements or are within the applicable compliance period.
Clawback Policy
We revised our incentive compensation recovery policy in 2023 to comply with the final clawback rules adopted by the SEC and Nasdaq. Under our policy, if the company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, we are obligated to reasonably and promptly seek recovery of any excess incentive-based compensation paid to current and former executive officers. This recovery applies to compensation tied to misstated financial reporting measures and received during the three years preceding the restatement requirement.
Building on this framework, the Board adopted a supplemental compensation recovery policy in the beginning of 2025. This supplemental clawback policy gives the Talent & Compensation Committee discretion to recover compensation other than base salary, including equity awards subject to time-based vesting conditions, from members of our management team at a vice president level position or above under certain circumstances. This policy may be triggered by, among other things, detrimental conduct such as fraud or actions that harm the company’s reputation. The policy also expands the group of employees subject to recovery of any excess incentive-based compensation in connection with misstated financial reporting measures to executives at the vice president and above levels. Together, our clawback policies underscore the company’s commitment to accountability, integrity, and protection of shareholder interests.
Equity Grant Timing
The Talent & Compensation Committee determines the timing of equity awards as part of its overall compensation decision‑making process. Annual equity awards for executive officers are generally approved in connection with the Committee’s review of performance and target compensation levels for the applicable year and are granted at or shortly following a regularly scheduled Committee meeting. Equity awards may also be granted in connection with a new hire, promotion or other employment‑related event, or in other circumstances the Committee determines to be appropriate. The timing of equity awards is intended to align with the company’s compensation program objectives and is not designed to take advantage of short‑term fluctuations in the company’s stock price.
New CLO Offer Letter Agreement
In connection with her hiring as the company’s new Chief Legal Officer and Corporate Secretary, the Talent & Compensation Committee approved the following annual compensation for Ms. Capers: (i) annual base salary of $575,000, (ii) target annual cash incentive of 75% of base salary (with the payout prorated for the portion of the year

70

Compensation Discussion and Analysis
during which Ms. Capers was employed by the company), and (iii) long-term equity incentive awards valued at $1.525 million (which amount includes the full value of her annual long-term equity incentive award for 2025), 60% of which was issued in the form of performance stock units and 40% in the form of restricted stock units, each with the same performance measures and vesting dates as comparable awards made to the company’s other executive officers for fiscal year 2025. In addition, Ms. Capers received (i) a signing bonus of $600,000 that is repayable if her employment terminates prior to the second anniversary of the commencement of her employment for any reason other than involuntary termination without cause, and (ii) a make-whole restricted stock unit award to replace equity forfeited from her former employer valued at $1.0 million that vests as to 33% of the shares on the first and second annual anniversaries of the date of grant and as to 34% of the shares on the third annual anniversary of the date of grant and will provide for accelerated vesting in the event her employment is involuntarily terminated without cause. The equity awards described above were granted to Ms. Capers on her first day of employment and the number of units subject to each award was determined by dividing the value of the grant by the average closing price of a share of the company’s common stock during the 30-day period ending on the trading date before May 5, 2025, and rounding down to the nearest whole number.
Ms. Capers’s employment offer letter agreement also provided that she would participate in the company’s executive separation and change in control plan (“Severance Plan”), which provides that she is eligible for severance benefits in the event of an involuntary termination of her employment by the company without cause, in accordance with the terms and requirements of the plan. Ms. Capers was also entitled to certain relocation benefits in accordance with the company’s relocation policy.
Restrictive Covenants Agreements with NEOs
C.H. Robinson uses employment agreements to attempt to prevent former employees from soliciting our employees, customers, and service providers. Each employee signs an agreement acknowledging his or her understanding of company policies and committing to certain confidentiality obligations. Certain employees, including NEOs, sign an employment agreement that includes more restrictive confidentiality and non-solicitation covenants. These agreements do not provide for post-termination compensation.
Executive Separation and Change in Control Plan
The company adopted the Severance Plan in July 2022, and it was amended and restated effective July 30, 2024 to clarify eligibility, COBRA coverage, and non-compete requirements. Severance Plan benefits may be payable in connection with a termination without cause, which involves a layoff or position elimination, termination due to restructuring, or other circumstances determined by the Talent & Compensation Committee, or a resignation by an executive for good reason (as defined in the Severance Plan). Additional severance benefits may be provided in the case of a termination within 24 months after a change in control (as defined in our Equity Incentive Plan). Severance benefits (not in connection with a change in control) include 24 months of continued base pay and 24 months of COBRA premiums for the CEO and 18 months of continued base pay and 18 months of COBRA premiums for executive officers. Termination in connection with change in control benefits for the CEO include 30 months of base pay, 30 months of COBRA premiums and two and a half times the annual target bonus, paid in a lump sum, and full vesting of equity awards. Change in control severance benefits for other NEOs include 24 months of base pay, 24 months of COBRA premiums and two times the annual target bonus paid in a lump sum, and full vesting of equity awards.
Equity Award Acceleration and Post-Employment Vesting
Our equity award agreements with our NEOs for grants made in 2025 include provisions accelerating vesting in certain circumstances. RSUs are vested in full if a change in control occurs and awards are not assumed. RSUs will also fully vest if they are assumed and an NEO is terminated without cause within 12 months after the change in control. In the case of a change in control, PSU awards granted in 2025 will be considered earned at the level of either of the following, whichever is greater: (i) the number of PSUs that would be earned as if the date of the change in control were the end of the performance period, or (ii) target level, and converted to time-based vesting for the remainder of the original performance period. This treatment for equity awards has been adopted primarily because it effectively creates incentives for our executive team to obtain the highest value possible should we be acquired in the future. It also serves as a powerful retention device during the uncertain times preceding a change in control transaction, and provides employees the same opportunity as shareholders to participate in the change in control event.

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Compensation Discussion and Analysis
All types of awards will become fully vested if employment ends due to death or disability. Starting in 2024, we no longer offer post-employment vesting after voluntary resignations and involuntary terminations not for cause. If the NEO meets retirement criteria based on age and tenure upon termination in conjunction with a voluntary termination, the award allows for two years of continued vesting (such that if service is terminated in the first year, no more than two-thirds of the award may vest), provided that the NEO complies with any restrictive covenant agreements entered into with the company.
Section 162(m) Disclosure
Section 162(m) of the Internal Revenue Code precludes us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees.”
Despite the limits on the deductibility of compensation, the Talent & Compensation Committee believes a significant portion of our executives’ compensation should be tied to the company’s performance and shareholder interests are best served if the Talent & Compensation Committee’s discretion and flexibility in structuring and awarding compensation is not restricted even though compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to us.
Talent & Compensation Committee Report
The Talent & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with C.H. Robinson management and concurs that it accurately represents the compensation philosophy of the company. Based on its review and discussion with management, the Talent & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement. The Talent & Compensation Committee Charter is posted under the Governance section of the Investors page of our website at investor.chrobinson.com.
Mary J. Steele Guilfoile, Chair
Kermit R. Crawford
Timothy C. Gokey
Jodee A. Kozlak
Michael H. McGarry
The Members of the Talent & Compensation Committee of the Board of Directors

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Compensation Discussion and Analysis
Executive Compensation Tables
Summary Compensation Table

Name of Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)			Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

David P. Bozeman President and Chief Executive Officer	2025	1,100,962		—		6,984,383	2,879,618	80,986	11,045,949
	2024	1,000,000		—		5,610,682	1,625,731	540,795	8,777,208
	2023	500,000	(4)	5,000,000	(5)	21,512,222	13,741	940,690	27,966,653

Damon J. Lee Chief Financial Officer	2025	716,962		—		1,862,438	1,230,343	22,293	3,832,036
	2024	323,077	(6)	1,400,000	(7)	4,275,132	351,908	107,638	6,457,755

Arun D. Rajan Chief Strategy and Innovation Officer	2025	932,050		—		4,191,211	1,919,335	24,870	7,067,466
	2024	910,000		—		3,539,324	1,141,725	27,094	5,618,143
	2023	908,654		—		7,229,857	335,653	23,772	8,497,936

Dorothy G. Capers Chief Legal Officer and Corporate Secretary	2025	364,904	(8)	600,000	(9)	2,497,207	485,897	15,454	3,963,462

Michael J. Short President of Global Forwarding	2025	640,144		—		1,862,438	933,743	25,787	3,462,112
	2024	625,000		—		1,778,962	552,253	23,536	2,979,751
	2023	625,000		—		3,978,490	165,954	22,752	4,792,196

(1)Amounts shown in this column represent RSU and PSU awards made in 2023, 2024, and 2025 set forth below and described in the CD&A above. The amounts for 2025 include:

Stock Awards	Mr. Bozeman($)	Mr. Lee($)	Mr. Rajan($)	Ms. Capers($)	Mr. Short($)
Annual RSUs	2,794,140	744,975	1,676,678	603,274	744,975
Annual PSUs with respect to 2025 grants(a)	4,190,243	1,117,463	2,514,533	904,911	1,117,463
Make-Whole RSU	—	—	—	989,022	—
Total	6,984,383	1,862,438	4,191,211	2,497,207	1,862,438
(a)Assumptions used in the calculation of the amounts reported in this row are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The values of annual PSU awards are reported assuming they are earned at target; however, their values at maximum level are as follows: Mr. Bozeman: $8,380,486, Mr. Lee: $2,234,926, Mr. Rajan: $5,029,066, Ms. Capers: $1,809,822, and Mr. Short: $2,234,926.
(2)Amounts shown in this column represent amounts actually earned under our annual incentive program during each respective year and paid early in the following year.
(3)All Other Compensation for our NEOs in 2025 is summarized in the All Other Compensation table, below.
All Other Compensation Table

Name of Executive Officer	Perks and Personal Benefits ($)		Registrant Contributions to Defined Contribution Plans ($)(a)	Other ($)(b)	Total ($)
David P. Bozeman	56,116	(c)	21,000	3,870	80,986
Damon J. Lee	—		21,000	1,293	22,293
Arun D. Rajan	—		21,000	3,870	24,870
Dorothy G. Capers	—		11,500	3,954	15,454
Michael J. Short	—		21,000	4,787	25,787
(a)Represents matching contributions under the company’s qualified 401(k) plan.
(b)Represents life insurance premiums and miscellaneous other perquisites.

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Compensation Discussion and Analysis
(c)Represents the value of personal use of company aircraft. The value reported is the incremental cost of the variable costs attributable to personal use. Incremental cost for personal use of company provided aircraft was determined by including fuel cost, crew fees, landing fees, on-board catering, any variable maintenance costs attributable to personal flights, and related unoccupied positioning, or “deadhead,” flights.
(4)Mr. Bozeman’s salary reported for 2023 is for a partial year; Mr. Bozeman was appointed President and CEO of the company effective June 26, 2023.
(5)Mr. Bozeman received a make-whole cash sign-on bonus, primarily to address Mr. Bozeman’s requirement to repay certain amounts to his previous employer.
(6)Mr. Lee’s salary reported for 2024 is for a partial year; Mr. Lee joined the company on July 8, 2024, and was appointed CFO of the company effective August 3, 2024.
(7)Mr. Lee received a cash signing bonus. This cash bonus is repayable if employment is terminated prior to the second anniversary for any reason other than involuntary termination without cause or his resignation for good reason.
(8)Ms. Capers’ salary reported for 2025 is for a partial year; Ms. Capers joined the company and was appointed Chief Legal Officer and Corporate Secretary on May 5, 2025.
(9)Ms. Capers received a cash signing bonus. This cash bonus is repayable if employment is terminated prior to the second anniversary for any reason other than involuntary termination without cause or her resignation for good reason.

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Compensation Discussion and Analysis
Grants of Plan-Based Awards in 2025

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards ($)(1)
		Threshold ($)	Target ($)		Maximum ($)		Threshold	Target	Maximum

David P. Bozeman	2/05/2025	—	—		—		10,828	43,310	86,620	(3)	—		4,190,243
	2/05/2025	—	—		—		—	—	—		28,880	(4)	2,794,140
		—	1,687,500	(2)	3,375,000	(2)	—	—	—		—		—

Damon J. Lee	2/05/2025	—	—		—		2,888	11,550	23,100	(3)	—		1,117,463
	2/05/2025	—	—		—		—	—	—		7,700	(4)	744,975
		—	721,000	(2)	1,442,000	(2)	—	—	—		—		—

Arun D. Rajan	2/05/2025	—	—		—		6,498	25,990	51,980	(3)	—		2,514,533
	2/05/2025	—	—		—		—	—	—		17,330	(4)	1,676,678
		—	1,124,760	(2)	2,249,520	(2)	—	—	—		—		—

Dorothy G. Capers	5/05/2025	—	—		—		2,528	10,113	20,226	(3)	—		904,911
	5/05/2025	—	—		—		—	—	—		6,742	(4)	603,274
	5/05/2025	—	—		—		—	—	—		11,053	(5)	989,022
		—	431,250	(2)	862,500	(2)	—	—	—		—		—

Michael J. Short	2/05/2025	—	—		—		2,888	11,550	23,100	(3)	—		1,117,463
	2/05/2025	—	—		—		—	—	—		7,700	(4)	744,975
		—	547,188	(2)	1,094,375	(2)	—	—	—		—		—

(1)The amounts in this column represent the grant date fair value for the respective awards at target. The vested performance-based RSUs and time-based RSUs earn dividends at the same rate as common stock. Because these dividends are considered compensation under the Internal Revenue Code, the dividends are paid to each NEO through the company’s payroll system.
(2)Under the terms of the award and as further explained in the Annual Cash Incentive Compensation section of 2025 Named Executive Officer Compensation, beginning on page 61, the amount earned by each NEO was based on the enterprise blended volume growth and adjusted operating income margin percentage for 2025 and was paid to the NEO in early 2026.
(3)Represents the number of PSUs granted during the reported year to the NEO. These PSUs are available to vest over three calendar years beginning in 2025, based on the company’s cumulative diluted EPS growth. Any shares unvested after the vesting period are forfeited. The standard settlement of all vested PSUs occurs within 60 days after the vesting date.
(4)Represents the number of time-based RSUs granted during the reported year to the NEO. These RSUs vest ratably over three calendar years beginning in 2025. The standard settlement of all vested RSUs occurs within 60 days after the vesting date.
(5)Represents the number of RSUs granted to Ms. Capers upon her appointment as our Chief Legal Officer and Corporate Secretary. These RSUs replace equity forfeited by Ms. Capers from her former employer. The RSUs vest as to 33% of the shares on each of the first and second annual anniversaries of the date of grant, and 34% of the RSUs vest on the third annual anniversary of the date of grant, in each case subject to certain accelerated or continued vesting provisions. The number of units subject to the equity award was determined by dividing the value of the grant by the average closing price of a share of the company’s common stock during the 30-day period ending on the trading date before May 5, 2025 and rounding down to the nearest whole number.

2026 Proxy Statement	75

Compensation Discussion and Analysis
Outstanding Equity Awards at Fiscal Year-End 2025

	Stock Awards
Name of Executive Officer	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David P. Bozeman	25,641	(2)	4,122,047
	23,148	(3)	3,721,272
				45,700	(4)	7,346,732
				10,157	(5)	1,632,839
				43,310	(6)	6,962,516
				19,254	(7)	3,095,273
Damon J. Lee	19,325	(8)	3,106,687
				12,459	(4)	2,002,909
				2,769	(5)	445,144
				11,550	(6)	1,856,778
				5,134	(7)	825,342
Arun D. Rajan	19,114	(9)	3,072,767
				23,440	(4)	3,768,214
				7,814	(5)	1,256,179
				25,990	(6)	4,178,152
				11,554	(7)	1,857,421
Dorothy G. Capers	11,053	(10)	1,776,880
				10,113	(6)	1,625,766
				4,495	(7)	722,616
Michael J.Short	10,155	(11)	1,632,518
				11,720	(4)	1,884,107
				3,907	(5)	628,089
				11,550	(6)	1,856,778
				5,134	(7)	825,342

76

Compensation Discussion and Analysis
(1)All PSU value achievements are listed at target.
(2)Upon Mr. Bozeman’s appointment to Chief Executive Officer in June 2023, C.H. Robinson awarded him a make-whole RSU award valued at $12 million to replace equity forfeited from his previous employer. The stock award vests as to 25% of the shares on each of the six month and one year anniversaries of the date of grant, 30% of the shares on the second anniversary of the date of grant, and 20% of the shares on the third anniversary of the date of grant, in each case subject to certain accelerated or continued vesting provisions.
(3)Upon Mr. Bozeman’s appointment to Chief Executive Officer in June 2023, C.H. Robinson awarded him a one-time PSU award valued at $6.5 million, which vests based on achievement of 10% compound annual growth in adjusted diluted EPS over a three-year period.
(4)The 2024 PSUs are available to vest over three calendar years beginning in 2024, based on the company’s cumulative three-year diluted EPS growth. Any shares unvested after the performance period are forfeited.
(5)The 2024 RSUs vest ratably over three calendar years beginning in 2024.
(6)The 2025 PSUs are available to vest over three calendar years beginning in 2025, based on the company’s cumulative three-year diluted EPS growth. Any shares unvested after the performance period are forfeited.
(7)The 2025 RSUs vest ratably over three calendar years beginning in 2025.
(8)Upon the commencement of his employment in July 2024, the company awarded Mr. Lee a make-whole RSU award valued at $2.5 million to replace equity forfeited from his previous employer. The stock award vests as to 33% of the shares on each of first and second annual anniversaries of the date of grant, and 34% of the RSUs vest on the third annual anniversary of the date of grant, in each case subject to certain accelerated or continued vesting provisions.
(9)Mr. Rajan was awarded a special retention RSU award on January 1, 2023. This award vested with 50% of the shares on July 1, 2024, and the remaining 50% vested on January 1, 2026, and was contingent on Mr. Rajan’s continued service.
(10)Upon the commencement of her employment in May 2025, the company awarded Ms. Capers a make-whole RSU award valued at $1.0 million to replace equity forfeited from her previous employer. The make-whole award vests as to 33% of the shares on each of the first and second annual anniversaries of the date of grant, and 34% of the RSUs vest on the third annual anniversary of the date of grant, in each case subject to certain accelerated or continued vesting provisions.
(11)Mr. Short was awarded a special retention RSU award on February 8, 2023. This award vested over a three-year period at 18-month increments beginning on August 8, 2024, when 50% of the award vested and ended on February 8, 2026, when the remaining 50% of the award vested.

2026 Proxy Statement	77

Compensation Discussion and Analysis
Option Exercises and Stock Vested During 2025

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David P. Bozeman	0	0	94,239	11,128,659
Damon J. Lee	0	0	14,852	1,784,636
Arun D. Rajan	0	0	27,260	4,398,624	(1)
Dorothy G. Capers	0	0	2,247	363,924
Michael J. Short	6,364	283,208	13,315	2,148,287	(2)
(1)13,671 shares deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment. 13,589 shares were not deferred.
(2)6,842 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment. 6,473 shares were not deferred.
Nonqualified Deferred Compensation(1)

Name of Executive Officer	Executive Contributions in 2025 ($)	Registrant Contributions in 2025 ($)(2)	Aggregate Earnings (Loss) in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)(2)
David P. Bozeman	—	—	—	—	—
Damon J. Lee	—	—	—	—	—
Arun D. Rajan	—	2,197,750	1,803,373	(1,935,677)	7,453,477
Dorothy G. Capers	—	—	—	—	—
Michael J. Short	—	1,099,920	1,744,301	(1,529,360)	6,146,659
(1)All awards referred to in this table are in the form of vested performance-based restricted shares, vested PSUs, and vested RSUs.
(2)All values in this column are based on the closing market price of the company stock as of December 31, 2025.

78

Compensation Discussion and Analysis
Potential Payments Upon Termination or Change in Control
See the description of our Executive Separation and Change in Control Plan on page 71 for further information related to potential severance payments and equity acceleration described in the table below.
The following table lists the potential value of severance and bonus payments, and accelerated vesting of unvested PSU and RSU awards upon a change in control; a termination of employment without cause or good reason; or in the case of a change in control, death, or disability of our NEOs. For this purpose, change in control is defined as (i) the ownership by a person or entity of more than 50% of the common stock of the company, (ii) the completion of a merger or consolidation or sale of all or substantially all of the company’s assets where the company’s directors and shareholders prior to the transaction do not comprise at least 60% of the board of the surviving entity and 60% of its shareholder base, respectively, or (iii) a majority of the members of the Board of Directors are no longer “continuing directors.” The amounts listed are calculated based on the assumption that the NEOs’ employment was terminated or that a change in control occurred on December 31, 2025, the last day of our reporting year. C.H. Robinson does not “gross up” payments to executive officers which are subject to excise taxes due to a change in control.

Name of Executive Officer	Benefits and Payments Upon Termination	Death or Disability ($)(1)	Termination Without Cause or For Good Reason in Connection with CIC ($)(2)	Termination Without Cause or For Good Reason Not in Connection with CIC ($)(3)	Termination due to Retirement ($)(4)
David P. Bozeman	Vesting of restricted units	23,159,407	26,880,680	4,122,047	—
	Cash severance	—	2,812,500	2,250,000	—
	Annual target bonus	—	4,218,750	—	—
Damon J. Lee	Vesting of restricted units	8,236,860	8,236,860	3,106,687	—
	Cash severance	—	1,442,000	1,081,500	—
	Annual target bonus	—	1,442,000	—	—
Arun D. Rajan	Vesting of restricted units	14,132,733	14,132,733	3,072,767	—
	Cash severance	—	1,874,600	1,405,950	—
	Annual target bonus	—	2,249,520	—	—
Dorothy G. Capers	Vesting of restricted units	4,125,262	4,125,262	1,776,880	—
	Cash severance	—	1,150,000	862,500	—
	Annual target bonus	—	862,500	—	—
Michael J. Short (4)	Vesting of restricted units	6,826,834	6,826,834	1,632,518	5,194,316
	Cash severance	—	1,287,500	965,625	—
	Annual target bonus	—	1,094,375	—	—
(1)PSUs vest at target for death/disability.
(2)PSUs vest at greater of actual or target upon a change in control. In the event of a separation with a change in control, the NEO is also eligible for reimbursement of COBRA premiums, additional details of which can be found in “Executive Separation and Change in Control Plan” on page 71.
(3)In the event of severance/termination, the NEO is also eligible for reimbursement of COBRA premiums, additional details of which can be found in “Executive Separation and Change in Control Plan” on page 71.
(4)Mr. Short has met the eligibility for continued equity vesting upon retirement. If Mr. Short retires, PSUs and RSUs which are unvested at the time of retirement will continue to vest for an additional two years.

2026 Proxy Statement	79

Compensation Discussion and Analysis
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual compensation of David P. Bozeman, our President and CEO.
For 2025, our last completed fiscal year:
àthe annual total compensation of our median employee was $62,176; and
àthe annual total compensation of our CEO, as reported in the Summary Compensation Table, on page 73 of this Proxy Statement was $11,045,949.
Based on this information, for 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual compensation of our median employee was 178:1. Our pay ratio estimate has been calculated in a manner consistent with the Item 402(u) of Regulation S-K.
We do not believe there has been any change in either our employee population or our employee compensation arrangements or practices that would significantly impact our 2025 pay ratio disclosure and, therefore, intended to use the same median employee we identified for 2024. However, because that employee is no longer employed by the company, we identified a substitute median employee for 2025 whose amount for our consistently applied compensation measure is substantially similar to the original median employee’s compensation. We identified our original median employee on December 31, 2023, based on the base salary plus overtime actually paid during fiscal year 2023 to all members of our workforce, other than our CEO, who were employed on December 31, 2023.

80

Compensation Discussion and Analysis
Pay Versus Performance
As discussed in the CD&A above, our compensation framework and pay-for-performance practices provide appropriate incentives to our executive officers to achieve our financial goals and align our executives with our shareholders’ interests. A substantial portion of our NEOs’ realized compensation is linked to the achievement of our financial, operational, and strategic objectives, and aligns our executive pay with changes in the value of our total shareholder return. The following tables provide additional compensation information for our NEOs, calculated in accordance with SEC regulations, for the years ended December 31, 2025, 2024, 2023, 2022, and 2021:

Year	Summary Compensation Table Total for Current CEO ($)(1)	Compensation Actually Paid to Current CEO ($)(2)	Summary Compensation Table Total for Former CEO ($)(1)		Summary Compensation Actually Paid to Former CEO ($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment (4) based on:		Net Income ($ in 000’s)	Adjusted Operating Margin(6)
								Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2025	11,045,949	25,032,037	N/A		N/A	4,581,269	8,130,009	192.75	138.77	587,081	29.1%
2024	8,777,208	14,851,421	N/A		N/A	3,766,773	4,510,333	149.17	133.76	465,690	24.2%
2023	27,966,653	26,532,662	2,796,530	(7)	2,684,241	5,528,381	4,028,868	121.38	130.87	325,129	19.8%
2022	N/A	N/A	10,529,870	(8)	9,724,702	3,425,442	3,231,790	125.27	97.55	940,524	35.3%
2021	N/A	N/A	10,233,276		13,016,105	3,328,925	4,066,077	144.14	120.41	844,245	34.3%
(1)Amounts reported in the compensation columns above reflect the following individuals:

Year	CEO	Non-CEO NEOs
2025	David P. Bozeman	Damon J. Lee, Arun D. Rajan, Dorothy G. Capers, Michael J. Short
2024	David P. Bozeman	Damon J. Lee, Arun D. Rajan, Michael D. Castagnetto, Michael J. Short, Michael P. Zechmeister
2023	David P. Bozeman, Scott Anderson	Michael P. Zechmeister, Arun D. Rajan, Angela K. Freeman, Michael J. Short
2022	Robert C. Biesterfeld Jr.	Michael P. Zechmeister, Arun D. Rajan, Mac S. Pinkerton, Michael J. Short
2021	Robert C. Biesterfeld Jr.	Michael P. Zechmeister, Mac S. Pinkerton, Arun D. Rajan, Michael J. Short
(2)Amounts reported represent the amount of “Compensation Actually Paid,” as computed in accordance with SEC rules. Our NEOs did not participate in a pension plan; therefore, we did not report a change in pension value for any of the years reflected in this table, and a deduction from the Summary Compensation Table total related to pension value is not needed. Compensation Actually Paid to Current CEO reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

2025 ($)
Compensation Reported in Summary Compensation Table for Current CEO	11,045,949
Less: Value of stock and option awards reported in Summary Compensation Table	(6,984,383)
Plus: Year-end fair value of awards granted during the fiscal year that are unvested and outstanding	10,006,486
Plus: Year-end fair value of awards granted during the fiscal year that vested in the fiscal year	1,539,582
Plus/Less: The difference between fair value from the end of the prior fiscal year to the vesting date of equity awards that were granted during a prior fiscal year that vested in this fiscal year	4,834,787
Plus/Less: The difference between fair value of equity awards from the end of the prior fiscal year to the end of the fiscal year of equity awards that were granted during a prior fiscal year that remain unvested and outstanding during the fiscal year	5,979,472
Less: Prior fiscal year-end fair value of awards that were granted during a prior fiscal year that failed to vest during the fiscal year	(1,389,856)
Total Adjustments	13,986,088
Compensation Actually Paid to Current CEO	$25,032,037
(3)Refer above for the list of the Non-CEO NEOs included in the figures for 2021 through 2025. Average Compensation Actually Paid to Non-CEO NEOs reflects the following adjustments from Average Total Compensation reported in the Summary Compensation Table:

2026 Proxy Statement	81

Compensation Discussion and Analysis

2025 ($)
Average Compensation Reported in Summary Compensation Table	4,581,269
Less: Value of stock and option awards reported in Summary Compensation Table	(2,603,324)
Plus: Year-end value of awards granted during the fiscal year that are unvested and outstanding	3,861,471
Plus: Year-end value of awards granted during the fiscal year that vested in the fiscal year	526,003
Plus/Less: The difference between fair value from the end of the prior fiscal year to the vesting date of equity awards that were granted during a prior fiscal year that vested in this fiscal year	601,787
Plus/Less: The difference between fair value from the end of the prior fiscal year to the end of the fiscal year of equity awards that were granted during a prior fiscal year that remain unvested and outstanding during the fiscal year	1,581,561
Less: Prior year fair value of awards that were granted during a prior fiscal year that failed to vest in the fiscal year	(418,758)
Total Adjustments	3,548,740
Average Compensation Actually Paid	$8,130,009
(4)Total shareholder return (“TSR”) is calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of 2020) through and including the end of the fiscal year for each year reported in the table.
(5)Our peer group used for the TSR calculation is the Nasdaq Transportation Index, which is the industry index used to show our performance in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(6)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link Compensation Actually Paid to our NEOs for fiscal 2025 to our company’s performance, is adjusted operating margin.
(7)For 2023, our Former CEO was Scott Anderson.
(8)For 2021 and 2022, our Former CEO was Robert C. Biesterfeld Jr.
Tabular List of Important Financial Performance Measures
The following table lists the most important financial performance measures we used to link Compensation Actually Paid to the NEOs for fiscal 2025 to our performance:
Financial Performance Measures

Adjusted Operating Margin(1)
Diluted Earnings Per Share
Adjusted Gross Profit(1)
(1)Additional information about adjusted gross profit and adjusted operating margin, including a reconciliation to gross profit and operating margin, is available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

82

Compensation Discussion and Analysis
Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Talent & Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year over year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Cash Incentive Program and our Equity Compensation Program. Accordingly, with the exception of the elevated level of compensation resulting from attracting a new CEO in 2023, the charts below reflect that Compensation Actually Paid aligns to trends in ours and the Nasdaq Transportation Index TSR, net income, and adjusted operating margin results over the same periods. Transportation markets in 2025 continued to experience weak demand for freight combined with more than sufficient capacity, which resulted in an oversupplied and very competitive market.
Compensation Actually Paid versus TSR(1)(2)

Total Shareholder Return
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$—
Compensation Actually Paid
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$—
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
Current CEO
Non-CEO NEOs
Former CEO
CHRW TSR
NASDAQ Transportation Index TSR

(1)TSR in the above chart reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.
(2)Current CEO represents David P. Bozeman, Former CEO includes Scott Anderson and Robert C. Biesterfeld Jr.

2026 Proxy Statement	83

Compensation Discussion and Analysis
Compensation Actually Paid versus Total Net Income

$1,000,000,000
$900,000,000
$800,000,000
$700,000,000
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$—
Total Net Income
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$—
Compensation Actually Paid
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
Current CEO
Non-CEO NEOs
Former CEO
Net Income

Compensation Actually Paid versus Adjusted Operating Margin %

40.0%
35.0%
30.0%
25.0%
20.0%
Adjusted Operating Margin %
$27,000,000
$24,000,000
$21,000,000
$18,000,000
$15,000,000
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$—
Compensation Actually Paid
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
Current CEO
Non-CEO NEOs
Former CEO
Adjusted Operating Margin %

84

PROPOSAL 3

Ratification of the Selection of Independent Auditors

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2026. Representatives of Deloitte & Touche LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer shareholder questions. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.

✔ BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the company's independent auditor for the year ending December 31, 2026.

2026 Proxy Statement	85

Independent Auditors’ Fees
The following table summarizes the total fees for audit services provided by the independent auditor for the audit of our annual consolidated financial statements for the years ended December 31, 2025 and December 31, 2024. The table also includes fees billed for audit related, tax, and other services provided by the independent auditor during the same periods.

Fees	2025 ($)	2024 ($)
Audit Fees(1)	1,884,837	2,156,429
Audit-Related Fees(2)	300,975	384,553
Tax Fees(3)	488,734	185,346
All Other Fees(4)	1,895	—
Total	$2,676,441	$2,726,328
(1)Fees for audit services billed or expected to be billed relating to 2025 and 2024 consisted of:
•Audit of the company’s annual financial statements and internal controls over financial reporting;
•Reviews of the company’s quarterly financial statements; and
•Statutory and regulatory audits, consents, and other services related to SEC matters.
(2)Fees for audit-related services billed or expected to be billed consisted of:
•Employee benefit plan audit and attest services over system and organizational controls.
(3)Fees for tax services billed for tax planning and advice:
•Fees for tax planning and advice services totaled $488,734 and $185,346 in 2025 and 2024, respectively. Tax planning and advice services are services provided for proposed transactions or other general tax planning matters. We have not engaged our independent auditors for tax compliance services in 2025 or 2024.
(4)All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services provided by the independent auditor during 2025 and 2024 were pre-approved, following the policies and procedures of the Audit Committee.

86

Audit-Related Matters
Pre-approval Policy
All the professional services were approved or pre-approved in accordance with policies of the Audit Committee and the company. These policies describe the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that before work begins, a description of the services (the “Service List”) expected to be performed by the independent auditor, in each of the Disclosure Categories, be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax, and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot begin until approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the company to receive immediate assistance from the independent auditor when time is of the essence.
The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees.
The policy contains a de minimis provision that enables retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all the following criteria are met:
1.The service is not an audit, review, or other attest service;
2.The total amount of all such services provided under this provision does not exceed the lesser of $20,000 or 5% of total fees paid to the independent auditor in a given fiscal year;
3.The services were not recognized at the time of the engagement to be non-audit services;
4.The services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and
5.The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements of Regulation S-X of the Securities Exchange Act of 1934, as amended.

2026 Proxy Statement	87

Audit-Related Matters
Audit Committee Report
Management is responsible for the company’s internal controls and the financial reporting process. The independent registered public accounting firm for C.H. Robinson is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor, and oversee the independent auditors.
In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the company’s independent accountant for the fiscal year ended December 31, 2025. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountant. The Audit Committee discussed with the independent accountant matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
Our independent accountant also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountant the independent accountant’s independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s independent auditor.
Based upon the Audit Committee’s discussions with management and the independent accountant, the Audit Committee’s review of the representation of management, and the report of the independent accountant to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission.
Mark A Goodburn, Chair
Edward G. Feitzinger
Timothy C. Gokey
Paige K. Robbins
Paula C. Tolliver
The Members of the Audit Committee of the Board of Directors

88

PROPOSAL 4

✔ BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR the approval of the C.H. Robinson Worldwide, Inc. Amended and Restated 1997 Employee Stock Purchase Plan.

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Proposal 4: Approval of Amended and Restated 1997 Employee Stock Purchase Plan
We are asking our shareholders to approve an amendment and restatement of the C.H. Robinson Worldwide, Inc. 1997 Employee Stock Purchase Plan (the “1997 ESPP”) to increase the number of shares of our common stock reserved for issuance under the 1997 ESPP by an additional 3,500,000 shares and make certain design changes.
The 1997 ESPP originally became effective on January 1, 1998. On February 5, 2026, the Board, at the recommendation of the Talent & Compensation Committee (referred to as the “Committee” in this Proposal 4), approved the C.H. Robinson Worldwide, Inc. Amended and Restated 1997 Employee Stock Purchase Plan (the “Restated ESPP” or the “ESPP”), subject to approval by our shareholders at the Annual Meeting.
If our shareholders do not approve this proposal, the Restated ESPP described in this proposal will not take effect and the 1997 ESPP will continue to be administered in its current form. However, without the proposed share increase, the shares that remain available for issuance under the 1997 ESPP will not be sufficient for us to continue to be able to achieve our goals of enabling broad-based employee ownership and aligning employee and shareholder interests.
Shareholder Approval and Board of Directors Recommendation
Shareholder approval of the Restated ESPP is being sought in order to (i) satisfy the shareholder approval requirements of the Nasdaq listing standards for the increase in the number of shares available for issuance under the Restated ESPP by 3,500,000 shares and (ii) obtain shareholder approval of the number of shares that may be subject to an “employee stock purchase plan” under Internal Revenue Code (“Code”) Section 423.
We believe that the ESPP is an important tool to provide our employees with direct ownership of our common stock, which provides a strong incentive for our employees to remain with us and work toward its success. The company estimates that, with the shares added by this proposal, the total number of available shares under the Restated ESPP will be sufficient to cover purchases made under the ESPP for at least 10 years.
As of March 11, 2026, there were 117,850,413 shares of our common stock issued and outstanding. The total shares authorized under the Restated ESPP would constitute less than 9.8% of our total outstanding shares of common stock as of March 11, 2026.
The Board recommends that our shareholders vote FOR the Restated ESPP because your approval of this proposal would allow us to continue to offer discounted stock purchases to our employees in connection with our long-term goals and hiring and retention efforts, consistent with our past practices.
Summary of Changes to be Made
The major features of the Restated ESPP that differ from the 1997 ESPP are summarized below.
Number of Shares That May be Offered and Sold Under the ESPP
The aggregate number of shares of our company common stock that may be issued and sold under the Restated ESPP will increase by 3,500,000 shares.
Eligible Participants
Any eligible employee who has completed at least 30 days of employment with the company or a participating subsidiary will be eligible to participate in the Restated ESPP, whereas previously the 1997 ESPP required employees to complete at least 1 year of employment.
Maximum Contributions
Each participant will be able to elect to have up to 15% of compensation withheld for the purchase of shares under the Restated ESPP, subject to stock purchase limits, whereas the 1997 ESPP limited compensation withheld to 10% of compensation.

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Proposal 4: Approval of Amended and Restated 1997 Employee Stock Purchase Plan
Fractional Shares
Fractional shares of our common stock may be purchased under the Restated ESPP. The 1997 ESPP requires purchase of whole shares of our common stock.
Description of the Restated ESPP
The major features of the Restated ESPP are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated ESPP, which is attached as Appendix A to this Proxy Statement.
Eligible Participants
Any employee of the company or any participating subsidiary who is customarily employed for at least 20 hours a week and more than 5 months in a calendar year, is at least age 18, and who has completed at least 30 days of employment with the company or a participating subsidiary prior to the first day of a purchase period will be eligible to participate in the Restated ESPP. Employees who are located within the United States will be granted rights to purchase shares of our common stock as part of an “employee stock purchase plan” under Code Section 423. Employees who are located outside the United States will be granted rights to purchase shares of our common stock on the same terms as the employees who are located within the United States, but the rights to purchase shares of our common stock will not qualify as an “employee stock purchase plan” under Code Section 423. As of March 11, 2026, there were over 9,600 employees who would be eligible to participate in the Restated ESPP.
Administration
The Restated ESPP will be administered by the Committee. The Committee has the full authority to administer the ESPP, including authority to interpret and construe any provision of the ESPP, to establish deadlines by which the various administrative forms must be received in order to be effective, to adopt sub-plans to permit or facilitate participation in the Restated ESPP by non-U.S. employees, and to adopt such other rules and regulations for administering the Restated ESPP as it may deem appropriate. The Committee also has full and complete authority to determine whether all or any part of the common stock acquired pursuant to the ESPP shall be subject to restrictions on the transferability or any other restrictions. The Committee may delegate ministerial administrative duties to officers or employees of the company, or to outside agents such as stock plan administrators.
Available Shares
Currently, 8,000,000 shares of our common stock are subject to the 1997 ESPP. The proposed amendment and restatement would increase the number of shares available for issuance under the Restated ESPP by an additional 3,500,000 shares, to 11,500,000 shares. The shares of our common stock issuable under the Restated ESPP may come from authorized and unissued shares or treasury shares. The share limitations under the Restated ESPP are subject to adjustment for changes in our corporate structure or shares, as described below.
Purchase Periods
The ESPP offers participants the right to purchase common stock at the end of designated purchase periods, which will each last for one fiscal quarter beginning on the first business days of January, April, July, and October of each year; however, the Committee may provide for purchase periods of differing durations of up to 27 months long.
A participant who has elected to participate in the ESPP and is employed by the company or a participating subsidiary on the last business day of the purchase period will have the right to purchase a number of shares of our common stock, whole or fractional, through the participant’s stock purchase account. On the last business day of the purchase period, shares of our common stock will be purchased based on the credit balance in each participant’s stock purchase account. A participant’s election to participate in the ESPP will continue in effect for subsequent purchase periods until changed by the participant.

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Proposal 4: Approval of Amended and Restated 1997 Employee Stock Purchase Plan
Stock Purchases and Purchase Price
As of the last trading day of each purchase period, the participant’s entire credit balance in their stock purchase account will be used to purchase the maximum number of shares of our common stock purchasable with such amount, unless the participant has previously filed a request to withdraw from the ESPP and the distribution of their entire credit balance. Until the Committee determines otherwise, the purchase price for a purchase period will be 85% of the fair market value of the common stock on the last business day of a purchase period. However, the Committee may provide, for a given purchase period, that the purchase price may be equal to 85% of the fair market value of common stock on the first day of the relevant purchase period or 85% of the fair market value of common stock on the last trading day of the relevant purchase period, or the lower of both prices. The fair market value of a share of our common stock on any given date will be the closing price per share of the common stock as listed on Nasdaq (or the immediately preceding date on which sales were made if no sales were reported). The closing price per share of the common stock of the company on March 11, 2026 was $175.78.
Stock Purchase Account
Each participant may elect to have up to 15%, in increments of whole percents, of compensation withheld as payroll deductions, subject to stock purchase limits. Compensation includes salary, annual bonuses, overtime, holiday pay, paid time off, bereavement pay, jury duty pay, disability benefits, and commissions paid by the company. However, the Committee may exclude certain categories of compensation in its discretion. Payroll deductions will be credited to each participant’s stock purchase account on each payday, or, for certain jurisdictions, at the end of the quarter.
Stock Purchase Limits
No more than 5,000 shares may be purchased by any one participant during a purchase period, and the maximum dollar value of shares purchased by any one participant (based on the fair market value of shares of our common stock determined at the beginning of each purchase period) may not exceed $25,000 for a calendar year. However, in the event that the Internal Revenue Service (“IRS”) increases the maximum dollar value of shares that may be purchased by a participant under a Code Section 423 employee stock purchase plan above $25,000, the Committee may increase the Restated ESPP’s limit to the maximum value permitted by the IRS. No participant may purchase shares under the ESPP if, immediately after a right to purchase is granted, such participant would own shares possessing 5% or more of the total combined voting power or value of shares of the company or its affiliates.
Withdrawal from ESPP
A participant may withdraw from the ESPP by notifying the company’s stock plan administrator no later than the date specified by the Committee, which shall be prior to the last day of a purchase period. If a participant withdraws from a purchase period, the participant’s entire credit balance in their stock purchase account will be paid in cash within 30 days.
Termination
If a participant’s employment with us and our subsidiaries is terminated or the participant is no longer eligible to participate in the ESPP prior to the last day of the purchase period, the Restated ESPP provides that the participant’s right to purchase shares will be terminated, no shares will be purchased, and the participant’s entire credit balance will be paid in cash within 30 days of the termination or loss of eligibility.
Shareholder Rights
No participant will have any shareholder rights with respect to the shares covered by his or her right to purchase shares until the shares are actually purchased on the participant’s behalf through the ESPP.

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Proposal 4: Approval of Amended and Restated 1997 Employee Stock Purchase Plan
Transactions and Share Adjustment Provisions
If the outstanding shares of company common stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the company’s certificate of incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the ESPP with a corresponding adjustment in the purchase price. If the company is acquired by merger or consolidation and the company is not the surviving corporation, other than a merger of equals, or through the sale of all or substantially all its assets, or if the company liquidates or dissolves, the purchase period then in progress will end on the effective date of such merger, sale, liquidation, or dissolution.
Transferability
No right to purchase shares under the ESPP or amounts credited to a stock purchase account may be assigned or transferred by a participant. No shares purchased in accordance with Code Section 423 may be assigned or transferred by a participant for 21 months following the purchase, except that a participant may elect to hold shares as joint tenants with another individual.
Effective Date, Amendment, and Termination of the Restated ESPP
The Restated ESPP will become effective on January 1, 2027, provided that if it is not approved by the company’s shareholders by December 31, 2026, the Restated ESPP will not become effective and the terms of the 1997 ESPP will apply. The Board may amend or terminate the Restated ESPP at any time. Unless terminated earlier by the Board, the Restated ESPP will terminate when all shares provided for in the Restated ESPP have been sold.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the company and to participants subject to U.S. taxation with respect to participation in the Restated ESPP. As described above, a portion of the ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423, for our employees located within the United States, and a portion is not intended to qualify under Code Section 423, for employees located outside of the United States. This summary assumes that a participant is subject to U.S. taxation and that the Restated ESPP qualifies as an “employee stock purchase plan” within the meaning of Code Section 423. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.
Under a qualified Code Section 423 arrangement, no taxable income will be recognized by a participant, and no deductions will be allowed to the company, upon either the grant or the exercise of purchase rights under the Restated ESPP. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the Restated ESPP or in the event the participant should die while still owning the purchased shares.
If a participant sells or otherwise disposes of the purchased shares within two years after the first day of the purchase period in which such shares were acquired, or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing market price of the shares on the purchase date exceeded the purchase price paid for those shares, and the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.
If a participant sells or otherwise disposes of the purchased shares more than two years after the first day of the purchase period in which the shares were acquired and more than one year after the actual purchase date of those shares, or upon death, the participant or the participant’s estate will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the closing market price of the shares on the first day of the purchase period in which the shares were acquired (or such purchase price discount provided by the Committee for the purchase period, not to exceed 15%). Any additional gain upon the disposition will be taxed as a long-term capital gain. The company will not be entitled to an income tax deduction with respect to such disposition.

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Proposal 4: Approval of Amended and Restated 1997 Employee Stock Purchase Plan
Plan Benefits
The benefits to be received under the Restated ESPP are based on elective participant contributions set aside to purchase shares of our common stock (subject to the limitations discussed above), which are entirely within the discretion of each participant. As a result, the benefits to be received under the Restated ESPP are not determinable at this time.
Equity Compensation Plan Information Table
The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Option, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	4,714,660	(1)	$79.84	6,449,679	(2)
Equity compensation plans not approved by security holders	48,789	(3)	—	—
Total	4,763,449		$79.84	6,449,679
(1)Represents 1,687,918 shares issuable upon exercise of outstanding stock options, 1,600,399 vested but not yet settled, 625,642 unvested restricted stock units, and 221,836 vested but not yet settled and 578,865 unvested performance stock units that will vest if target levels are achieved under the Amended and Restated 2022 Equity Incentive Plan (“2022 Plan”), 2013 Equity Incentive Plan and 1997 Omnibus Stock Plan.
(2)Includes 1,473,425 shares available for issuance under our 1997 ESPP and 4,976,254 shares that may become subject to future awards under our 2022 Plan. No new awards may be granted under the 2013 Equity Incentive Plan or 1997 Omnibus Stock Plan.
(3)Upon the appointment of our President and CEO, we issued 142,584 time-based restricted units and 91,016 performance stock units pursuant to the Nasdaq inducement grant exemption. As of December 31, 2025, 25,641 restricted stock units remained unvested and outstanding and 23,148 unvested performance stock units will vest if target levels are achieved.

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Security Ownership of Certain Beneficial Owners and Management
The following table contains information regarding beneficial ownership of C.H. Robinson common stock as of Wednesday, March 11, 2026, by (i) each person who is known by the company to own beneficially more than 5% of the common stock; (ii) each director or nominee, and each NEO of the company named in the Summary Compensation Table; and (iii) all current company directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them. Percentage ownership of our management is based on 117,850,413 shares of our common stock issued and outstanding on Wednesday, March 11, 2026. Percentage ownership of our largest shareholders is based on the number of shares beneficially owned set forth in the Schedule 13G/As referenced below divided by the shares of our common stock issued and outstanding on Wednesday, March 11, 2026.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares	Number of Performance Shares Granted(2)
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	14,038,049	11.91%
First Eagle Investment Management, LLC(4) 1345 Avenue of the Americas New York, NY 10105	9,196,691	7.80%
BlackRock Inc.(5) 50 Hudson Yards New York, NY 10105	9,152,247	7.77%
State Street Corporation State(6) State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114	6,642,890	5.64%
David P. Bozeman	114,808	0.10%	143,268
Damon J. Lee	8,526	0.01%	32,419
Arun D. Rajan	93,478	0.08%	67,090
Dorothy G. Capers(7)	5,183	—%	15,333
Michael J. Short	30,547	0.03%	30,340
Kermit R. Crawford	10,910	0.01%
Edward G. Feitzinger	1,270	—%
Timothy C. Gokey	25,624	0.02%
Mark A. Goodburn	14,820	0.01%
Mary J. Steele Guilfoile	24,658	0.02%
Jodee A. Kozlak	28,014	0.02%
Michael H. McGarry	3,480	—%
Paige K. Robbins	3,475	—%
Paula C. Tolliver	16,383	0.01%
All current executive officers and directors as a group (16 people)	439,116	0.37%	338,670

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Security Ownership and Related Information
(1)Beneficial ownership is determined in accordance with rules of the SEC and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable within 60 days of March 11, 2026, are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)The figures in this column represent the performance-based restricted shares and units granted to the NEOs and the other executive officers of the company.
(3)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc. (“The Vanguard Group”), reflecting beneficial ownership as of December 31, 2023. The Vanguard Group has shared voting power over 153,135 shares, sole dispositive power over 13,513,714 shares, and shared dispositive power over 524,335 shares.
(4)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the SEC on February 4, 2026, by First Eagle Investment Management, LLC (“FEIM”), reflecting beneficial ownership as of December 31, 2025. FEIM has sole voting power over 8,444,629 shares and sole dispositive power over 9,196,691 shares. The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 6,432,341 shares, or 5.4% of the company’s common stock
(5)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the SEC on October 17, 2025, by BlackRock, Inc. (“Blackrock”), reflecting beneficial ownership as of September 30, 2025. Blackrock has sole voting power over 8,344,215 shares and sole dispositive power over 9,152,247 shares.
(6)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the SEC on October 16, 2024, by State Street Corporation, reflecting beneficial ownership as of September 30, 2024. State Street Corporation has shared voting power over 4,380,179 shares and shared dispositive power over 6,642,438 shares.
(7)Includes 3,647 restricted stock units scheduled to vest within 60 days.

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Security Ownership and Related Information
Related Party Transactions
Our Audit Committee, pursuant to the company’s written policy and procedures regarding transactions with related parties, is responsible for reviewing, approving, and/or ratifying any transaction involving the company with related persons. As defined in the policy, (i) a “related person” includes all directors and executive officers of the company, any nominee for director, and any immediate family members of any of the foregoing persons, as well as shareholders who beneficially own greater than 5% of the company’s common stock and their immediate family members; and (ii) a “transaction” includes but is not limited to any financial transaction, arrangement, or relationship. A transaction does not include any compensation arrangement with an executive officer or director of the company that has been approved or authorized by the Talent & Compensation Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other things, the business purpose and terms of the transaction, the process used to evaluate the transaction, and the significance of the interests and amounts involved in the transaction.
Delinquent Section 16(a) Filings
Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the company’s executive officers, directors, and persons who beneficially own more than 10% of C.H. Robinson common stock, or any other person subject to Section 16 of the Exchange Act, to file reports of securities ownership and changes in such ownership with the SEC. Based solely upon a review of copies of such reports, or written representations that all such reports were timely filed, the company believes each of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during 2025 except that one Form 4 reporting one transaction for Mr. Feitzinger, who was appointed to the Board on August 7, 2025, was filed late due to delays in obtaining EDGAR access codes.

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Proxy Statement for the 2026 Annual Meeting of Shareholders
This Proxy Statement is soliciting your proxy for use at the C.H. Robinson Worldwide, Inc. 2026 Annual Meeting of Shareholders (“Annual Meeting”). A proxy enables your shares of common stock to be represented and voted at the Annual Meeting. Our Annual Meeting will be virtual only and held at 1:00 p.m. Central Time on Thursday, May 7, 2026. You may attend the virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2026. This proxy can also be used at any adjournment or postponement of the Annual Meeting.
This proxy is requested by the Board of Directors of C.H. Robinson Worldwide, Inc., (“the company,” “we,” “us,” or “C.H. Robinson”) for the following purposes:
1.To elect 10 directors to serve for a term of one year;
2.To approve, on an advisory basis, the compensation of named executive officers;
3.To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.To approve the amendment and restatement of the company’s 1997 Employee Stock Purchase Plan; and
5.To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We provide our shareholders with the opportunity to access the Annual Meeting proxy materials online. A Notice of Internet Availability of Proxy Materials is being mailed to all our shareholders, except those who have previously provided instructions to receive paper copies of our proxy materials. The notice contains instructions on how to access and review our proxy materials online and how to vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge, if that is your preference. The notice contains your 16-digit control number that you will need to vote your shares at our virtual only Annual Meeting. Please keep the notice for your reference until after our Annual Meeting.
We will have completed mailing the Notice of Internet Availability of Proxy Materials to our shareholders by Friday, March 27, 2026.

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Additional Information
Questions and Answers about the Annual Meeting
General Information
Who is entitled to vote?
Holders of record of C.H. Robinson Worldwide, Inc., common stock, par value $0.10 per share, at the close of business on March 11, 2026, are entitled to vote at our Annual Meeting. March 11, 2026 is referred to as the record date. As of the record date, 117,850,413 shares of common stock were outstanding. Each share is entitled to one vote. There is no cumulative voting.
Shares are counted as present at the Annual Meeting if either the shareholder is present and votes during the Annual Meeting, or has properly submitted a proxy by mail, by telephone, or by internet. To achieve a quorum and conduct business at the Annual Meeting, a majority of our issued and outstanding common stock as of March 11, 2026 must be present and entitled to vote. If a quorum is not represented at the Annual Meeting, the shareholders and proxies entitled to vote will have the power to adjourn the Annual Meeting until a quorum is represented.
How can I vote?
If you submit your vote before the Annual Meeting using any of the following methods, your shares of common stock will be voted as you have instructed:
àOnline: You can vote your shares at www.proxyvote.com. You may access this website 24 hours a day, and voting is available through 11:59 p.m. Eastern Time on Wednesday, May 6, 2026. You will need your 16-digit control number that was included in the notice that was mailed to you. The voting website has easy-to-follow instructions and allows you to confirm the system has properly recorded your votes. If your shares are held beneficially, please follow the internet voting instructions in the notice you received from your bank, broker, trustee, or other record holder.
àBy Telephone: You can vote your shares by telephone. To vote your shares by telephone, please go to www.proxyvote.com and log in using your 16-digit control number provided on your notice. At that website, you will be provided with a telephone number for voting. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. Telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 6, 2026. When you vote by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. As with online voting, you will be able to confirm the system has properly recorded your votes.
àBy Mail: If you choose to receive paper copies of the proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you choose to receive paper copies of the proxy materials by mail, and you hold your shares beneficially, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.
Your vote is important, and we encourage you to vote promptly. Online and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 6, 2026 for all shares entitled to vote. The company will be hosting the Annual Meeting virtually, which we believe allows C.H. Robinson to be more inclusive and reach a greater number of our shareholders. To attend the virtual meeting please visit www.virtualshareholdermeeting.com/CHRW2026 and be sure to have the 16-digit control number provided to you on your Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial shareholder (you hold your shares through a nominee, such as a broker), your nominee can advise you on whether you will be able to submit voting instructions by telephone or via the internet. Submitting your proxy will not affect your right to vote electronically, if you decide to login with your 16-digit control number and attend the virtual only Annual Meeting. Shareholders logging into the Annual Meeting with their 16-digit control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the meeting was an in-person meeting. This includes having the ability to ask questions throughout the Annual Meeting and having those questions answered during the question-and-answer period at the end of the Annual Meeting, to the extent such questions are related to the business being conducted at the Annual Meeting. Shareholders logging in with their 16-digit control number will be able to ask questions at any time during the Annual Meeting. Relevant questions related to business being conducted at the Annual Meeting will be answered following the adjournment of the Annual Meeting, and the company will prioritize questions that relate to the proposals considered at the Annual Meeting. If a shareholder asks general questions about C.H. Robinson, a representative of the company will respond to the shareholder following the adjournment of the Annual Meeting. Shareholders can learn more information about how to access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHRW2026.

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Additional Information
What am I voting on, how many votes are required to approve each item, how are votes counted, and how does the Board recommend I vote?
The table below summarizes the proposal that will be voted on, the vote required to approve each item, how votes are counted, and how the Board recommends you vote:

Item	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting?(2)	Effect of Abstention	Effect of Broker Non-Vote

Proposal 1: Election of Directors	Majority of votes cast (votes FOR must exceed votes AGAINST)(3)	FOR AGAINST ABSTAIN	FOR each nominee	No	None	None

Proposal 2: Advisory Vote on the Compensation of Named Executive Officers	We will consider our shareholders to have approved this advisory proposal if the votes cast FOR exceed the votes cast AGAINST	FOR AGAINST ABSTAIN	FOR	No	None	None

Proposal 3: Ratification of the Selection of Independent Auditors	Majority of shares present in person or by proxy	FOR AGAINST ABSTAIN	FOR	Yes	Against	None

Proposal 4: Approval of the Amended and Restated 1997 Employee Stock Purchase Plan	Majority of shares present in person or by proxy	FOR AGAINST ABSTAIN	FOR	No	Against	None
(1)If you sign and return your proxy without any specific voting instructions, your proxy will be voted in accordance with the Board recommendation listed above.
(2)Brokers cannot vote shares on their customers’ behalf on “non-routine” proposals without receiving voting instructions from a customer, but may vote on “routine” proposals without such instructions. The table indicates that the only routine proposal is Proposal 3. If a broker does not receive voting instructions from its customer with respect to the other non-routine proposals and is precluded from voting on those proposals, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on the non-routine proposals.
(3)With respect to the election of directors, our Bylaws provide for a plurality voting standard in the event of a contested director election, as an exception to the majority voting standard described above, and contain a director resignation requirement. Under the director resignation requirement, any incumbent director who fails to receive a majority vote in an uncontested election is required to tender his or her resignation, subject to acceptance by the Board. Our Governance Committee will make a recommendation to the Board on whether to accept the resignation, and the Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation. Because the election of directors at the Annual Meeting is uncontested, the majority voting requirement described above applies to the election of directors at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy and change your vote at any time before the voting closes at the Annual Meeting. You may do this by submitting a properly executed proxy with a later date, or by delivering a written revocation to the corporate secretary’s attention at the company’s address listed above, or during the Annual Meeting.
Shareholder Proposals and Other Matters
C.H. Robinson did not receive written notice of any shareholder proposal and, as of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote on such matters and will vote according to their best judgment.

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Additional Information
Other Information
Solicitation of Proxies
C.H. Robinson is making this solicitation and is paying the costs of solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and this Proxy Statement. Proxies are being solicited primarily via the internet, but the solicitation may be followed by solicitation in person, by mail, by telephone, by facsimile, or by regular employees of C.H. Robinson without additional compensation. C.H. Robinson will reimburse brokers, banks, and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the company’s shareholders.
Proposals for the 2027 Annual Meeting
Consistent with our Bylaws and federal securities laws, any shareholder proposal to be presented at the 2027 Annual Meeting of Shareholders must be received at C.H. Robinson executive offices, 14701 Charlson Road, Eden Prairie, Minnesota 55347, not less than 90 days before the first anniversary of the prior year’s meeting. Assuming our 2026 Annual Meeting is held on schedule, we must receive notice pertaining to the 2027 Annual Meeting no later than February 6, 2027. Proposals should be sent to the attention of the corporate secretary and must include certain information about the shareholder and the business they want to be conducted. These requirements are provided in greater detail in our company Bylaws. C.H. Robinson will exercise its discretionary authority with respect to any matter not properly presented by February 6, 2027. Furthermore, with respect to any proposal a shareholder desires to be included in the company’s 2027 proxy materials, such notice must be received at the above address no later than November 24, 2026. Please see “Proposal 1: Election of Directors: Board Nomination Process” on page 28 for information regarding the shareholder nomination process, including the right of our shareholders to nominate directors using “proxy access” and the deadlines for doing so.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 8, 2027.
Householding
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at C.H. Robinson Worldwide, Inc., Attention: Chief Legal Officer and Corporate Secretary or Assistant Secretary, by telephone at (952) 937-8500, or by writing to the Chief Legal Officer and Corporate Secretary or the Assistant Secretary at 14701 Charlson Road, Eden Prairie, MN 55347. We will deliver promptly upon written or oral request a separate copy of our Annual Report and/or Proxy Statement to a shareholder at a shared address to which a single copy of either document was delivered.

2026 Proxy Statement	101

Additional Information
General
Our Annual Report and Form 10-K for the fiscal year ended December 31, 2025 are available on the internet at www.proxyvote.com. The Annual Report is not part of the soliciting materials. Please vote using the internet or by telephone or, if you elect to receive paper copies of the proxy materials, by mail. Please sign, date, and return your proxy or voting instruction form in the prepaid envelope you received. We encourage you to attend the May 7, 2026, Annual Meeting. You may attend the meeting and vote your shares electronically as part of our virtual meeting of shareholders by visiting www.virtualshareholdermeeting.com/CHRW2026. The meeting will be completely virtual. You will need the control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.
By Order of the Board of Directors:
Dorothy G. Capers
Chief Legal Officer and Corporate Secretary
March 24, 2026

102

C.H. ROBINSON WORLDWIDE, INC.
AMENDED AND RESTATED
1997 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.    INTRODUCTION
Section 1.01    Purpose. The purpose of the C.H. Robinson Worldwide, Inc. Amended and Restated 1997 Employee Stock Purchase Plan is to provide employees of C.H. Robinson Worldwide, Inc., a Delaware corporation (the Company), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Common Stock (as hereinafter defined) and, thus, to develop a stronger incentive to work for the continued success of the Company.
Section 1.02    Rules of Interpretation. The Plan includes two components: a 423 Component and a Non-423 Component. It is intended that the 423 Component of the Plan be an employee stock purchase plan as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the Code), and Treasury Regulations promulgated thereunder, for United States employees, and the purchase rights granted under the Non-423 Component be for employees in locations outside of the United States. Except as otherwise provided in the Plan or determined by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith. All Participants in the 423 Component will have the same rights and privileges with respect to each Purchase Period, consistent with the provisions of the Plan, to the extent required under Section 423 of the Code.
Section 1.03    Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:
(a)    423 Component means the part of the Plan, which excludes the Non-423 Component, pursuant to which rights are granted to purchase Common Stock during a Purchase Period that satisfy the requirements for an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(b)    Acceleration Date means the effective date of (i) any consolidation or merger of the Company (other than the merger of C.H. Robinson, Inc. into C.H. Robinson Worldwide, Inc.) in which the Company is not the surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders of the Company immediately prior to the merger have substantially the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.
(c)    Affiliate means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.
(d)    Committee means the committee described in Section 10.01.

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Appendix A
(e)    Common Stock means the Company’s Common Stock, $0.10 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI.
(f)    Company means C.H. Robinson Worldwide, Inc., a Delaware corporation, and its successors by merger or consolidation as contemplated by Section 11.02.
(g)    Compensation means all regular pay, including salary, annual bonuses, overtime, holiday pay, paid time off, bereavement pay, jury duty pay, disability benefits and commissions paid by the Company to a Participant in accordance with the terms of his or her service as an employee. The Committee, in its discretion, may exclude categories of compensation other than base compensation.
(h)    Fair Market Value as of a given date means (i) if Company Common Stock is then listed on a national securities exchange, the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date immediately preceding date on which a sale has been made), or (ii) if Company Common Stock is not then listed on a national securities exchange, the average of the closing representative bid and asked prices of the Common Stock on the most recent trading day during which sales have been made. If on a given date the shares of Common Stock are not publicly traded, the Committee shall determine the Fair Market Value in good faith, and such determination will be final and binding on all Participants.
(i)    Non-423 Component means the part of the Plan (which excludes the 423 Component), pursuant to which rights are granted to purchase Common Stock during a Purchase Period that are not intended to be issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(j)    Participant means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan pursuant to Section 2.02.
(k)    Participating Affiliate means any Affiliate which has been designated by the Committee from time to time in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.
(l)    Permanent Full-Time Employee means, as of the first day of a Purchase Period, an employee of the Company or a Participating Affiliate (including an officer or director who is also an employee) who has completed thirty (30) days of service as an employee of the Company or a Participating Affiliate prior to the beginning of a Purchase Period, and excluding any employee (i) who is under age eighteen (18), (ii) whose customary employment is less than twenty (20) hours per week, or (iii) whose customary employment is for not more than five (5) months in any calendar year. With respect to the Non-423 Component, the Committee may exclude certain employees of the Company or a Participating Affiliate located outside of the United States from being Permanent Part-Time Employees.
(m)    Plan means the C.H. Robinson Worldwide, Inc. Amended and Restated 1997 Employee Stock Purchase Plan, as it may be amended, the provisions of which are set forth herein.
(n)    Purchase Period means the approximate three-month period beginning on the first business day in January, April, July and October of each year and ending on the last business day in March, June, September and December of each year; provided, however, that the then current Purchase Period will end upon the occurrence of an Acceleration Date. The Committee shall have the authority to change the duration (but not to exceed a duration of 27 months), frequency, and start and end dates of Purchase Periods.
(o)    Stock Purchase Account means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.
ARTICLE II.    ELIGIBILITY AND PARTICIPATION
Section 2.01    Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the month following the date on which such Permanent Full-Time Employee has completed thirty (30) days of employment with the Company or a Participating Affiliate. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as such employee remains a Permanent Full-Time Employee.
Section 2.02    Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, using the method prescribed by the Company, which election shall authorize regular payroll deductions from Compensation beginning with the first payday in that Purchase

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Appendix A
Period, and shall remain in effect for each subsequent Purchase Period until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan.
Section 2.03    Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.
Section 2.04    Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.
ARTICLE III.    PAYROLL DEDUCTIONS, COMPANY
CONTRIBUTIONS AND STOCK PURCHASE ACCOUNT
Section 3.01    Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of any whole percent, which may be no less than 1% and no more than 15%, of such Participant’s Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time upon withdrawal from a Purchase Period or the Plan pursuant to Section 6.01, subject to such limitations as the Committee in its sole discretion may impose.
Section 3.02    Credit to Account. Payroll deductions will be credited to the Participant’s Stock Purchase Account on each payday for the 423 Component, and on the last day of the fiscal quarter for the Non-423 Component. In the event that any excess credits are inadvertently made, they shall be withdrawn and refunded to the Participant.
Section 3.03    Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant’s Stock Purchase Account.
Section 3.04    Nature of Account. The Stock Purchase Account is a bookkeeping account established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be). The Company shall have no obligation to hold such amounts in a trust or in any segregated account.
Section 3.05    No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan, except to permit contributions by Participants in order to adjust for mistakes in the Company’s processing of properly completed Participant election forms.
ARTICLE IV.    RIGHT TO PURCHASE SHARES
Section 4.01    Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period the maximum number of shares of Common Stock, whether whole or fractional, that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant’s Stock Purchase Account, subject to the limitations that:
(a)    No more than 5,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period; and
(b)    The maximum dollar value (based on the Fair Market Value determined at the beginning of each Purchase Period) of Common Stock and other stock that may be purchased under the Plan, and all other employee stock purchase plans (if any) of the Company and the Affiliates, by any one Participant for any calendar year may not exceed the amount set forth in Section 423(b)(8) of the Code; provided that (a) such maximum amount shall be $25,000 unless the Committee determines that the maximum shall be increased (subject to the limitations of Section 423(b)(8) of the Code), and (b) the Company shall have the option to reduce the foregoing dollar limitation as of the start of any Purchase Period.
If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.04, each Participant shall be allocated a pro rata portion of the Common Stock to be sold, and any amount remaining in a Participant’s Stock Purchase Account after the last business day of a Purchase Period due to an insufficient number of shares of Common Stock available for purchase will be refunded to the Participant in cash within thirty (30) days after the end of that Purchase Period.

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Appendix A
Section 4.02    Purchase Price. The purchase price for any Purchase Period shall be that price determined by the Committee prior to the first business day of that Purchase Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first business day of that Purchase Period; provided, however, that in no event shall the purchase price for any Purchase Period be less than (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, whichever is lower, in each case rounded up to the next higher full cent; provided further, however, that the purchase price for the first Purchase Period under the Plan, and all subsequent Purchase Periods until the Committee takes action to revise it in accordance with this Section 4.02, shall be 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, rounded up to the next higher full cent.
ARTICLE V.    EXERCISE OF RIGHT
Section 5.01    Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant’s Stock Purchase Account will be used to purchase the maximum number of whole or fractional shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed an election with the Company that requests withdrawal from the Plan and the distribution of the entire credit balance in cash pursuant to Section 6.01 of the Plan.
Section 5.02    Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.
ARTICLE VI.    WITHDRAWAL FROM PLAN; SALE OF STOCK
Section 6.01    Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions using the method prescribed by the Company no later than the date specified by the Committee, which must be prior to the last day of the Purchase Period. In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.
Section 6.02    Termination of Employment. In the event of a Participant’s termination of employment for any reason from the Company or a Participating Affiliate, or if the Participant ceases to be a Permanent Full-Time Employee, participation in the Plan will cease on the date the Participant terminates employment or ceases to be a Permanent
Full-Time Employee. In such event, no Common Stock will be purchased, and the entire credit balance in such Participant’s Stock Purchase Account will be paid to the Participant in cash within 30 days after the end of the Purchase Period during which such Participant’s employment terminated. For purposes of this Section 6.02, a Participant will continue to be considered a Permanent Full-Time Employee upon a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee.
ARTICLE VII.    NONTRANSFERABILITY
Section 7.01    Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.
Section 7.02    Nontransferable Account. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.
Section 7.03    Nontransferable Shares. Except as the Committee shall otherwise permit, during the 21-month period following the purchase of Common Stock by a Participant pursuant to Section 5.01 under the 423 Component of the Plan, the Common Stock so purchased may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such share or shares will be null and void and without effect.

A-4

Appendix A
ARTICLE VIII.    ISSUANCE OF COMMON STOCK
Section 8.01    Delivery. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased to be issued. All Common Stock issued under the Plan will be issued in uncertificated form. Any amount payable or Common Stock to be issued to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board of Directors, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
Section 8.02    Completion of Purchase. A Participant shall have no interest in the Common Stock subject to a purchase right pursuant to Section 4, and will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any purchase right until such Common Stock is issued pursuant to Section 8.01.
Section 8.03    Form of Ownership. The Common Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person as joint tenants with right of survivorship, as the Participant may elect using the method prescribed by the Company, and any joint tenancy may not be terminated until the holding period set forth in Section 7.03 is met.
ARTICLE IX.    EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN
Section 9.01    Effective Date. The Plan originally became effective on January 1, 1998. This Amended and Restated Plan will be effective on January 1, 2027, provided that if the Company’s shareholders do not approve the Amended and Restated Plan by December 31, 2026, the Amended and Restated Plan shall be of no effect and the prior terms of the Plan shall apply.
Section 9.02    Plan Commencement. The initial Purchase Period under the Plan commenced on the first business day in January 1998. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(n).
Section 9.03    Powers of Board. The Board of Directors may amend or discontinue the Plan at any time.
Section 9.04    Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.04 have been sold.
ARTICLE X.    ADMINISTRATION
Section 10.01    The Committee. The Plan shall be administered by a committee (the Committee) established by the Board of Directors. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board of Directors. The Committee shall be the Talent and Compensation Committee of the Board of Directors unless otherwise specified by the Board of Directors.
Section 10.02    Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, to adopt sub-plans as necessary or appropriate to permit or facilitate participation in the Plan by employees who are foreign nationals or employed or located outside the United States, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant’s rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.
Section 10.03    Delegation of Administration. Subject to the terms of the Plan and applicable law, the Committee may delegate ministerial duties associated with the administration of the Plan to such of the Company’s officers, employees or agents as the Committee may determine.
Section 10.04    Stock to be Sold. The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares. Subject to adjustment as provided in Section 11.01 or 11.02, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 11,500,000 shares, which includes 8,000,000 originally reserved under the Plan, and 3,500,000 shares added upon the amendment and restatement of the Plan. All 11,500,000 shares of Common Stock may be sold under the Section 423 Component (and for avoidance of

2026 Proxy Statement	A-5

Appendix A
doubt, may alternatively be sold under the Non-Section 423 Component). If any purchase right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased will again become available for issuance under the Plan.
Section 10.05    Notices. Notices to the Committee should be addressed as follows:
C.H. Robinson Worldwide, Inc.
Attn: Talent & Compensation Committee
14701 Charlson Road
Eden Prairie, MN 55347
ARTICLE XI.    ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY
Section 11.01    Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company’s Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.
Section 11.02    Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.
Section 11.03    Rule 16b-3. The terms and conditions of purchase rights granted under the Plan to, and the purchase of shares of Common Stock by persons subject to Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”) will comply with the applicable provisions of Exchange Act Rule 16b-3. In the cases of any such persons, this Plan and purchase rights issued to such persons will be deemed to contain, and the shares of Common Stock issued upon exercise of purchase rights, will be subject to such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.
ARTICLE XII.    APPLICABLE LAW
Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

A-6

Building tomorrow's supply chains, today.™

Defining what we uniquely do and where we are headed as a company, we align around a shared ambition and a clear direction: From strategy and capital allocation to day-to-day decision-making, C.H. Robinson is empowering disciplined execution in a dynamic environment to drive sustained performance and long-term value creation.

14701 Charlson Road | Eden Prairie, MN 55347-5076 | 952.937.8500
chrobinson.com

C.H. ROBINSON

C.H. ROBINSON WORLDWIDE, INC.
ATTN: CHIEF LEGAL OFFICER
14701 CHARLSON ROAD, SUITE 200
EDEN PRAIRIE, MN 55347

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CHRW2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85155-P45585

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C.H. ROBINSON WORLDWIDE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. David P. Bozeman	☐	☐	☐
1b. Kermit R. Crawford	☐	☐	☐
1c. Edward G. Feitzinger	☐	☐	☐
1d. Timothy C. Gokey	☐	☐	☐
1e. Mark A. Goodburn	☐	☐	☐
1f. Mary J. Steele Guilfoile	☐	☐	☐
1g. Jodee A. Kozlak	☐	☐	☐
1h. Michael H. McGarry	☐	☐	☐
1i. Paige K. Robbins	☐	☐	☐
1j. Paula C. Tolliver	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. Ratification of the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
4. To approve the Amended and Restated 1997 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: The Board of Directors shall consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V85156-P45585

C.H. ROBINSON WORLDWIDE, INC.
2026 Annual Meeting of Shareholders
Thursday, May 7, 2026 1:00 P.M. Central Time

This Proxy is solicited by the C.H. Robinson Worldwide, Inc. Board of Directors. Please vote your Proxy as soon as possible.

By signing this document, I appoint David P. Bozeman and Dorothy G. Capers, or either of them, with full power of substitution to each, as proxy to represent me at the C.H. Robinson Worldwide, Inc. 2026 Annual Meeting of Shareholders, and at any associated adjournment(s). I also appoint each of them to vote all shares of Common Stock I am entitled to vote at the meeting as I have directed on the reverse side for each of the proposals in the Proxy Statement, and in their discretion on any other matters that may properly come before the meeting. C.H. Robinson Worldwide, Inc.'s 2026 Annual Meeting of Shareholders will be completely virtual. You can attend the meeting and vote these shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2026, on May 7, 2026 at 1:00 P.M. Central Time. You will need the 16 digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or Proxy Card to enter the Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted as you directed. If you do not give any direction, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1, FOR the item in Proposal 2, FOR the item in Proposal 3, and FOR the item in Proposal 4. The tabulator cannot vote the shares unless you vote by telephone, Internet, or by mail. If you choose to mail your Proxy, you must sign and return this Proxy.

Continued and to be signed on reverse side